Exhibit 10.2
EXECUTION VERSION

MASTER REPURCHASE AGREEMENT

Dated as of May 8, 2025

by and between

BARCLAYS BANK PLC,
as Purchaser,

and

FBRED REIT BWH Seller, LLC,
as Seller

BUSINESS.32732337.7

TABLE OF CONTENTS

Page
ARTICLE 1 APPLICABILITY    1
ARTICLE 2 DEFINITIONS    1
ARTICLE 3 INITIATION; CONFIRMATION; TERMINATION; EXTENSION    28
ARTICLE 4 MARGIN MAINTENANCE    39
ARTICLE 5 PAYMENTS; COLLECTION ACCOUNT    41
ARTICLE 6 REQUIREMENTS OF LAW; BENCHMARK TRANSITION    45
ARTICLE 7 SECURITY INTEREST    48
ARTICLE 8 TRANSFER AND CUSTODY    49
ARTICLE 9 SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS    50
ARTICLE 10 REPRESENTATIONS AND WARRANTIES    51
ARTICLE 11 NEGATIVE COVENANTS OF SELLER    57
ARTICLE 12 AFFIRMATIVE COVENANTS OF SELLER    59
ARTICLE 13 SINGLE PURPOSE ENTITY COVENANTS    63
ARTICLE 14 EVENTS OF DEFAULT; REMEDIES    66
ARTICLE 15 SET-OFF    72
ARTICLE 16 SINGLE AGREEMENT    73
ARTICLE 17 RECORDING OF COMMUNICATIONS    73
ARTICLE 18 NOTICES AND OTHER COMMUNICATIONS    73
ARTICLE 19 ENTIRE AGREEMENT; SEVERABILITY    74
ARTICLE 20 NON-ASSIGNABILITY    74
ARTICLE 21 GOVERNING LAW    75
ARTICLE 22 WAIVERS AND AMENDMENTS    76
ARTICLE 23 INTENT    76
ARTICLE 24 DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS    77
ARTICLE 25 CONSENT TO JURISDICTION; WAIVERS    78
ARTICLE 26 NO RELIANCE    78
ARTICLE 27 INDEMNITY AND EXPENSES    79
ARTICLE 28 DUE DILIGENCE    81
ARTICLE 29 SERVICING    82

1

BUSINESS.32732337.7

2

BUSINESS.32732337.7

TABLE OF CONTENTS
(continued)
Page
ARTICLE 30 ACKNOWLEDGMENT AND CONSENT TO BAIL-IN    84
ARTICLE 31 MISCELLANEOUS    86
ARTICLE 32 TAXES    87
ARTICLE 33 CONFIDENTIALITY    90

3

BUSINESS.32732337.7

EXHIBITS
EXHIBIT I    Names and Addresses for Communications between Parties EXHIBIT II    Form of Confirmation Statement
EXHIBIT III    Authorized Representatives of the Seller Parties EXHIBIT IV    Form of Power of Attorney
EXHIBIT V    Representations and Warranties Regarding Individual Purchased Assets EXHIBIT VI    Asset Information
EXHIBIT VII    Advance Procedures EXHIBIT VIII    Form of Margin Call Notice EXHIBIT IX    Form of Release Letter
EXHIBIT X    Form of Covenant Compliance Certificate EXHIBIT XI    Form of Bailee Letter

BUSINESS.32732337.7

iii

BUSINESS.32732337.7

MASTER REPURCHASE AGREEMENT
MASTER REPURCHASE AGREEMENT, dated as of May 8, 2025 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and between BARCLAYS BANK PLC, a public limited company organized under the laws of England and Wales (including any successor thereto, “Purchaser”), and FBRED REIT BWH SELLER, LLC, a limited liability company organized under the laws of the State of Delaware (“Seller”).
ARTICLE 1 APPLICABILITY
Subject to the terms of the Transaction Documents, from time to time during the
Availability Period (as defined herein) the parties hereto may enter into transactions in which Seller will sell to Purchaser, all of Seller’s right, title and interest in and to certain Eligible Assets (as defined herein) and the other related Purchased Items (as defined herein) (collectively, the “Assets”) against the transfer of funds by Purchaser to Seller, with a simultaneous agreement by Purchaser to re-sell back to Seller, and by Seller to repurchase, such Assets at a date certain or on demand, against the transfer of funds by Seller to Purchaser. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing by Seller and Purchaser, shall be governed by this Agreement, including each Confirmation and any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder. Each individual transfer of an Eligible Asset shall constitute a distinct Transaction. Notwithstanding any provision or agreement herein, this Agreement is not a commitment by Purchaser to engage in Transactions, but sets forth the requirements under which Purchaser would consider entering into Transactions from time to time. At no time shall Purchaser be obligated to purchase or effect the transfer of any Eligible Asset from Seller to Purchaser.
ARTICLE 2 DEFINITIONS
The following capitalized terms shall have the respective meanings set forth below.
“Accelerated Repurchase Date” shall have the meaning specified in Article 14(b). “Accepted Servicing Practices” shall mean with respect to any Purchased Asset, those mortgage loan, mezzanine loan or participation interest servicing practices of prudent mortgage lending institutions that service mortgage loans, mezzanine loans and/or participation interests of the same type as such Purchased Asset in the jurisdiction where the related underlying real estate directly or indirectly securing or supporting such Purchased Asset is located.
“Account Bank” shall mean U.S. Bank National Association, a national banking association, or any successor selected by Seller and approved by Purchaser in its sole and absolute discretion.

BUSINESS.32732337.7

“Account Control Agreement” shall mean that certain Account Control Agreement, dated on or about the Closing Date, among Purchaser, Seller and Account Bank, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.
“Act of Insolvency” shall mean, with respect to any Person, (a) the filing of a petition, commencing, or authorizing the commencement by such Person as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, solicited by, colluded with or not timely contested or results in entry of an order or decree for relief which is not dismissed or stayed within sixty (60) days; (b) the seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for such Person or all or substantially all of the property of such Person; (c) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (d) the making by such Person of a general assignment for the benefit of creditors; (e) the admission by such Person in a legal proceeding of its inability to, or intention not to, pay its debts or discharge its obligations as they become due or mature; or
(f) that any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or substantially all of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person.
“Advisor” shall mean Benefit Street Partners L.L.C., a Delaware limited liability company. “Advisory Agreement” shall mean the Investment Advisory Agreement, dated as of July
13, 2023, by and between Opportunistic Debt Fund, and Advisor, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.
“Affiliate” shall mean, when used with respect to any specified Person, (a) any other Person directly or indirectly controlling, controlled by, or under common control with, such Person or (b) any “affiliate” of such Person, as such term is defined in the Bankruptcy Code. Control shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative thereto.
“Affiliated Transferor” shall mean, with respect to any Purchased Asset that is transferred to Seller from any Affiliate of Seller, such Affiliate transferor and any prior intervening transferor of such Purchased Asset that is an Affiliate of Seller.
“Affiliated Transferor Pledge Agreement” shall mean each Pledge and Security Agreement from the applicable Affiliated Transferor in favor of Purchaser, in form and

2

BUSINESS.32732337.7

substance acceptable to Purchaser, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.
“Affiliated Transferor Pledgor” shall mean, individually or collectively, any Affiliated Transferor that delivers an Affiliated Transferor Pledge Agreement and its successors-in-interest.

3

BUSINESS.32732337.7

“Affiliated Transferor Pledgor Financing Statement” shall mean, with respect to any Affiliated Transferor Pledgor, a UCC financing statement in appropriate form for filing in the jurisdiction of formation of such Affiliated Transferor Pledgor and naming such Affiliated Transferor Pledgor as “Debtor” and Purchaser as “Secured Party” and describing as “Collateral” all of the items set forth in the definition of Pledged Collateral in the applicable Affiliated Transferor Pledge Agreement.
“Agreement” shall have the meaning specified in the introductory paragraph hereof. “Amortization Period” shall mean, if an extension of the Termination Date is effected pursuant to Article 3(g), the period (i) beginning immediately upon the expiration of the Availability Period or the expiration of the initial Amortization Period, as applicable, and, in each case, the beginning of such extension period and (ii) ending on the Termination Date, as the same may be extended pursuant to Article 3(g).
“Amortization Period Extension Conditions” shall have the meaning specified in Article 3(g).
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction in which any Seller Party is located or doing business applicable to any Seller Party and any of their respective Affiliates from time to time concerning or relating to bribery, corruption or money laundering including, without limitation, the United Kingdom Bribery Act of 2010 and the United States Foreign Corrupt Practices Act of 1977, as amended.
“Anti-Money Laundering Laws” shall mean all anti-money laundering laws and regulations of any jurisdiction in which any Seller Party is located or doing business applicable to any Seller Party and any of their respective Affiliates.
“Approved Fund” shall mean any fund that is administered or managed by (a) Purchaser,
(b) an Affiliate of Purchaser or (c) an entity or an Affiliate of an entity that administers or manages Purchaser which, in the case of clauses (b) and (c), is not a Disqualified Institution.
“Asset Information” shall mean, with respect to each Purchased Asset, the information set forth in Exhibit VI attached hereto to the extent applicable to such Purchased Asset.
“Assets” shall have the meaning specified in Article 1.
“Availability Period” shall mean the period (i) beginning on the Closing Date and
(ii)ending May 8, 2028, or such later date as may be in effect pursuant to Article 3(f).
“Availability Period Extension” shall have the meaning specified in Article 3(f). “Availability Period Extension Conditions” shall have the meaning specified in
Article 3(f).

4

BUSINESS.32732337.7

“Bailee” shall mean (i) Nelson Mullins Riley & Scarborough LLP, (ii) any other law firm, or (iii) any title company or escrow company in accordance with local law and practice in the appropriate jurisdiction of the related Purchased Asset, in the case of the foregoing clauses (ii) and

5

BUSINESS.32732337.7

(iii)reasonably acceptable to Purchaser and in each case of the foregoing to the extent such entity has delivered at the applicable Seller’s request a Bailee Letter with respect to the applicable Purchased Asset.
“Bailee Letter” shall mean an agreement substantially in the form of Exhibit XI hereto or such other form as may be approved by Purchaser in its sole and absolute discretion, delivered by a Bailee to Purchaser and Custodian.
“Bailee Trust Receipt” shall mean a trust receipt issued by Bailee to Purchaser in accordance with and substantially in the form contained in Exhibit XI confirming Bailee’s possession of the Purchased Asset Documents listed thereon.
“Bankruptcy Code” shall mean The United States Bankruptcy Code of 1978, as amended from time to time.
“Benchmark” shall mean, with respect to any Transaction, initially, Term SOFR or such other Benchmark as is mutually agreed to by Seller and Purchaser as set forth in the related Confirmation; provided that, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to such Benchmark or any other then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to Article 6(c); provided further, that, during the Benchmark Unavailability Period is in effect, then “Benchmark” shall mean the Prime Rate.
“Benchmark Conforming Changes” shall mean with respect to any Benchmark or Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definitions of “Business Day,” “Pricing Rate,” “Pricing Rate Period,” “Prime Rate,” “Reference Time” and “Term SOFR” and any similar defined term in this Agreement, provisions with respect to timing and frequency of determining rates and making payments of price differential, length of lookback periods, the formula for calculating such Benchmark or Benchmark Replacement, the formula, methodology or convention for applying the Benchmark Floor to any Benchmark or Benchmark Replacement and other technical, administrative or operational matters) that Purchaser decides may be appropriate to reflect the adoption and implementation, and to permit the administration, of such Benchmark or Benchmark Replacement by Purchaser in a manner substantially consistent with market practice (or, if Purchaser decides that any portion of such market practice is not administratively feasible or if Purchaser determines that no market practice for the administration thereof exists, in such other manner of administration as Purchaser decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Floor” shall mean, at any time, with respect to any Transaction, the greater of
(a) zero and (b) the Benchmark Floor set forth in the related Confirmation with respect to the then- applicable Benchmark.
“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Purchaser as the

6

BUSINESS.32732337.7

replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation

7

BUSINESS.32732337.7

of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for U.S. dollar-denominated commercial mortgage loan repurchase facilities or other similar agreements at such time and (b) the Benchmark Replacement Adjustment. Notwithstanding the foregoing, if any setting of the Benchmark Replacement as provided above would result in such Benchmark Replacement setting being less than the applicable Benchmark Floor, such setting of the Benchmark Replacement shall instead be deemed to be such Benchmark Floor.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark for any Transaction, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Purchaser giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Benchmark Replacement for U.S. dollar-denominated commercial mortgage loan repurchase facilities at such time.
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark for any Transaction:
(i)in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark permanently or indefinitely ceases to provide such Benchmark; or
(ii)in the case of clause (iii) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark has been determined and announced by the regulatory supervisor for the administrator of such Benchmark to be no longer representative or to be non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, provided, that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (iii) even if such Benchmark continues to be provided on such date; or
(iii)in the case of any other clause of the definition of “Benchmark Transition Event,” the date set forth in a written notice from Purchaser to Seller.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

8

BUSINESS.32732337.7

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark for any Transaction:

9

BUSINESS.32732337.7

(i)a public statement or publication of information by or on behalf of the administrator of such Benchmark announcing that such administrator has ceased or will cease to provide such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark;
(ii)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, which states that the administrator of such Benchmark has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark;
(iii)a public statement or publication of information by or on behalf of the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark announcing that such Benchmark is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; or
(iv)Purchaser determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining such Benchmark; or
(v)Purchaser determines in its sole discretion that the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Purchaser to accrue Purchase Price Differential based on such Benchmark.
“Benchmark Unavailability Period” shall mean, unless and until a Benchmark Replacement is implemented with respect to the then-current Benchmark pursuant to Article 6(c), for each (if any) Pricing Rate Period for which Purchaser determines in its sole discretion that
(a) adequate and reasonable means do not exist for ascertaining the then-current Benchmark (including, if the Benchmark is the Term SOFR Reference Rate, that Term SOFR cannot be determined in accordance with the definition thereof) or (b) that it is unlawful to use the then- current Benchmark to determine the applicable Pricing Rate for any Pricing Rate Period.
“Board of Directors” shall mean the board of directors of Seller.
“Borrower” shall mean the obligor on a Promissory Note and (i) in the case of a Mortgage Loan related to the applicable Purchased Asset, the grantor of the related Mortgage or,

10

BUSINESS.32732337.7

(ii) in the case of a Mezzanine Loan related to the applicable Purchased Asset, the pledgor of equity interests in entities that own, directly or indirectly, the collateral for a related Mortgage Loan.
“Breakage Costs” shall mean all accrued and unpaid actual out-of-pocket cost, loss or expense of terminating or replacing any one-month hedging or term financing transactions.

11

BUSINESS.32732337.7

“Business Day” shall mean a day other than (a) a Saturday or Sunday, or (b) a day on which the New York Stock Exchange or banks in the State of New York are authorized or obligated by law or executive order to be closed.
“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, and any and all warrants or options to purchase any of the foregoing.
“Capitalized Lease Obligations” shall mean, with respect to any Person, the amount of all obligations of such Person, as a lessee to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.
“Change of Control” shall mean the occurrence of any of the following events: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 25% or more of the total voting power of all classes of Capital Stock (or general partnership or other voting or control rights, as applicable) of Opportunistic Debt Fund or of Advisor; (b) any Person shall become, or any Person and its Affiliates or affiliated funds shall collectively become, the owner of a legal or beneficial interest in 100% of the limited partnership interests in Opportunistic Debt Fund, or any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the legal or beneficial owner, directly or indirectly, of 100% of the limited partnership interests in Opportunistic Debt Fund; (c) Opportunistic Debt Fund shall cease to own, of record and beneficially and directly 100% of the outstanding Capital Stock of the Guarantor; (d) Guarantor, together with the limited partners of OF Operating Partnership II, shall cease to own, of record and beneficially collectively, directly 51% of the partnership interests in, and to Control, OF Operating Partnership II, (e) OF Operating Partnership II shall cease to own and Control, of record, beneficially and directly or indirectly, 100% of the outstanding Capital Stock of Member; (f) Member shall cease to own and Control, of record and beneficially and directly 100% of each class of outstanding Capital Stock of Seller; (g) the occurrence of any sale, merger, consolidation or reorganization of Member with or into any entity; (h) the Board of Directors cease to be 100% Controlled by Opportunistic Debt Fund; (i) the Board of Directors ceases for any reason to act as the manager of Seller or the Purchased Assets; (j) Benefit Street Partners Real Estate Opportunistic Debt Fund II GP L.P. ceases for any reason to act as the sole managing general partner of Opportunistic Debt Fund or ceases to have 100% of its partnership interests owned and Controlled by BSP Ultimate GP Ltd or (k) any transfer of all or substantially all of Guarantor’s assets (other than any securitization transaction or any repurchase or other similar transactions in the ordinary course of Seller’s or Guarantor’s business).

12

BUSINESS.32732337.7

“Client Money Distribution Rules” shall have the meaning specified in Article 30(c).

13

BUSINESS.32732337.7

“Client Money Rules” shall have the meaning specified in Article 30(c). “Closing Date” shall mean May 8, 2025.
“Collateral” shall have the meaning specified in Article 7(a). “Collection Account” shall have the meaning specified in Article 5(c).
“Companion Interest” shall mean, with respect to any Purchased Asset that is a Participation Interest or a Senior Note, any subordinate or pari passu Promissory Note or Participation Interest secured directly or indirectly by the same Mortgaged Property.
“Confirmation” shall have the meaning specified in Article 3(c).
“Controlled Affiliate” shall mean any Person that, directly or indirectly, is controlled by Guarantor. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ability to exercise voting power, by contract or otherwise; provided that the right to designate a member of a board or manager of a Person will not, by itself, be deemed to constitute “control”.
“Controlling Holder” shall mean, the holder of any Promissory Note or Participation Interest, to the extent that such holder has the full power, authority and discretion to service (or cause to be serviced) the related Mortgage Loan and/or Mezzanine Loan and to direct servicing actions with respect thereto (including, without limitation, to modify and amend the terms thereof and to pursue remedies and enforcement actions) without the consent of any other Person (including, without limitation, any holder of a companion Promissory Note or companion Participation Interest).
“Covenant Compliance Certificate” shall mean a properly completed and executed Covenant Compliance Certificate substantially in the form of Exhibit X hereto.
“Credit Event” shall have the meaning specified in the Fee Letter.
“Current Availability Period” shall have the meaning specified in Article 3(f). “Current Termination Date” shall have the meaning specified in Article 3(g).
“Custodial Agreement” shall mean the Custodial Agreement, dated as of the Closing Date, by and among Custodian, Seller and Purchaser, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.
“Custodial Delivery” shall have the meaning specified in the Custodial Agreement. “Custodian” shall mean Computershare Trust Company, N.A., or any successor custodian

14

BUSINESS.32732337.7

appointed by Purchaser in its sole and absolute discretion.

15

BUSINESS.32732337.7

“Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.
“Default Threshold” shall have the meaning specified in the Fee Letter.
“Defaulted Asset” shall mean any asset (i) that is forty-five (45) days or more delinquent, and beyond any applicable cure period, in the payment of scheduled principal or interest, fees or other amounts payable under the terms of the related Purchased Asset Documents, (ii) for which there is a material breach of the representations and warranties set forth in this Agreement (including the exhibits hereto) with respect to such Purchased Asset, except to the extent set forth in the Requested Exception Report attached to the related Confirmation or that has been cured;
(iii) as to which an Act of Insolvency shall have occurred with respect to the related Borrower, guarantor or, to the extent such holder is the Controlling Holder or Record Holder, the companion participation holder of a Companion Participation, which in the case of an involuntary proceeding, notwithstanding anything to the contrary in the definition (and without the compounding of any cure period provided therein) of “Act of Insolvency”, has not been dismissed or stayed beyond any applicable cure period set forth in the related Purchased Asset Documents but not exceeding ninety
(90) days, or (iv) as to which a material non-monetary event of default shall have occurred under the terms of the related Purchased Asset Documents.
“Defaulted Asset Repurchase Trigger Event” shall mean, for any Purchased Asset, the occurrence of any of the following: (i) such Purchased Asset has been a Defaulted Asset for a period of eighty-nine (89) days (without regard for any grace or cure periods set forth in such definition) (for the avoidance of doubt, counting from the date of delinquency and without regard to the 45-day period in clause (i) of the definition of Defaulted Asset), (ii) an Act of Insolvency shall have occurred with respect to the related borrower, guarantor, other obligor or holder of a companion participation (to the extent such holder of a companion participation is the Record Holder, the Controlling Holder or has any future funding obligations) (without regard to the sixty
(60) day cure period set forth in the definition of Act of Insolvency) or (iii) a mortgage foreclosure, UCC sale (under an accommodation pledge) and/or the appointment of a receiver has been initiated (provided that, for the avoidance of doubt, filing a pre-foreclosure notice shall not be deemed to be an initiation of a foreclosure) with respect to the related Borrower or other obligor, the related Mortgaged Property or any other collateral.
“Disqualified Institutions” shall have the meaning specified in Exhibit II to the Fee Letter. “Dollars” and “$” shall mean freely transferable lawful money of the United States of
America.
“Due Diligence Package” shall have the meaning specified in Exhibit VII to this Agreement.

16

BUSINESS.32732337.7

“Early Repurchase Date” shall have the meaning specified in Article 3(d).
“Effective Purchase Price Percentage” shall mean, with respect to any Purchased Asset as of any date of determination, the percentage obtained by dividing the outstanding Purchase Price of such Purchased Asset by the unpaid principal balance of such Purchased Asset.

17

BUSINESS.32732337.7

Loan:

“Eligibility Criteria” shall mean:
(a)with respect to any Mortgage Loan or Mezzanine Loan (each, a “Loan”), that such

(i)is, as of the related Purchase Date, newly-originated or was originated by an Affiliate of Seller and re-acquired in connection with the redemption of a securitization transaction;
(ii)is performing as of the related Purchase Date;
(iii)is fully disbursed, except for customary holdbacks, reserves, escrows and future advance commitments for tenant improvements, leasing commissions, debt service, capital improvements and other permitted uses specified in the Purchased Asset Documents;
(iv)accrues interest at (x) a floating rate based on Term SOFR (a “Floating Rate Asset”) or (y) a fixed rate (a “Fixed Rate Asset”);
(v)in the case of a Floating Rate Asset, has a rate cap in place that is acceptable to Purchaser in its sole and absolute discretion;
(vi)has a term to maturity (or in the case of a Fixed Rate Asset, a maturity date or an anticipated repayment date) of no greater than five (5) years after its origination date, inclusive of all extension options, with respect to a Floating Rate Asset, or ten (10) years after its origination date, inclusive of all extension options, with respect to a Fixed Rate Asset,

18

BUSINESS.32732337.7

(vii)has a minimum outstanding loan balance of $5,000,000;
(viii)has a Borrower that is a Special-Purpose Entity in accordance with the representation and warranty set forth in B.32. on Exhibit V hereto;
(ix)in the case of a Mortgage Loan, is secured by a first Lien mortgage or deed of trust on one or more properties that satisfy the criteria set forth in the definition of Eligible Property Type, and in the case of a Mezzanine Loan, is directly or indirectly secured by a first Lien pledge of the equity in the Borrower under the related Mortgage Loan;
(x)has a Senior Financing as-is loan-to-value ratio (taking into account such Mortgage Loan and any related Mezzanine Loan that is, or will be, included as a Purchased Asset, together with any pari passu loans but excluding any subordinate loans (other than any Mezzanine Loan that is, or will be, included as a Purchased Asset) secured directly or indirectly by the same collateral (the “Senior Financing”)) of up to 80.0%, as determined by Purchaser in its sole and absolute discretion on a case-by case basis;
(xi)has a Total Financing as-is loan-to-value ratio (taking into account the Mortgage Loan, any Mezzanine Loan that is, or will be, included as a Purchased Asset and

19

BUSINESS.32732337.7

any other related pari passu or subordinate (including mezzanine) loans secured directly or indirectly by the same collateral (the “Total Financing”)) of up to 85.0% as determined by Purchaser in its sole and absolute discretion on a case-by-case basis;
(xii)satisfies the requirements set forth on the Eligibility Matrix; and
(xiii)in the case of a Fixed Rate Asset, has a minimum net cash flow debt service coverage ratio based on the Total Financing of 1.25x, as determined by Purchaser in its sole and absolute discretion on a case-by-case basis; or
(b)with respect to any Senior Note or Senior Participation Interest, the related Mortgage Loan and/or Mezzanine Loan satisfies the criteria set forth in clause (a) above.
“Eligibility Matrix” shall have the meaning specified in the Fee Letter.
“Eligible Asset” shall mean any Mortgage Loan, Mezzanine Loan (provided such Mezzanine Loan is transferred together with the related Mortgage Loan), Senior Note or Senior Participation Interest (i) that is approved by Purchaser in its sole and absolute discretion as of the related Purchase Date, (ii) that, on each day, satisfies the Eligibility Criteria and (iii) with respect to which, on each day, the representations and warranties set forth in this Agreement (including the exhibits hereto) with respect to such Purchased Asset are true, correct, complete and accurate in all respects except to the extent set forth in the Requested Exception Report attached to the related Confirmation. Unless otherwise specified, any reference to an Eligible Asset shall include the Mortgage Loan and any related Mezzanine Loan that is, or is proposed to be, subject to the same Transaction.
Notwithstanding anything to the contrary contained in this Agreement, the following shall not be Eligible Assets for purposes of this Agreement: (i) loans that are non-performing, defaulted or delinquent as of their Purchase Date, (ii) construction loans, (iii) mortgage-backed securities,
(iv) loans secured by raw, vacant or unimproved land, (v) stand-alone Mezzanine Loans, (vi) any Purchased Asset for which a Defaulted Asset Repurchase Trigger Event has occurred and (vii) participation interests in any assets described in the preceding clauses (i) through (vi).
“Eligible Assignee” shall mean (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Corporation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial real estate mortgage loans in the ordinary course of its business and having (in its name or under management) total assets in excess of $250,000,000, (d) Purchaser, any Affiliate of Purchaser, or any Approved Fund, and (e) any other Person approved by Seller; provided that no Disqualified Institutions may be considered an Eligible Assignee.

20

BUSINESS.32732337.7

“Eligible Property Types” shall mean multi-family, office, retail, hospitality, industrial, self-storage and manufactured housing properties, or properties made up of any combination of the foregoing, in each case that: (i) in the case of a Fixed Rate Asset, are fully stabilized; (ii) are

21

BUSINESS.32732337.7

not undergoing and are not scheduled to undergo, any ground-up construction or major expansion and (iii) are free of material structural or environmental defects.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.
“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Internal Revenue Code of which Seller is a member and (b) solely for purposes of potential liability under Section 302 of ERISA and Section 412 of the Internal Revenue Code, described in Section 414(m) or (o) of the Internal Revenue Code of which Seller is a member.
“Event of Default” shall have the meaning specified in Article 14(a).
“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended. “Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to
Purchaser or required to be withheld or deducted from a payment to Purchaser: (a) Taxes imposed on or measured by net income or similar Taxes imposed in lieu of net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Purchaser being organized under the laws of, or having its principal office or the office from which it books a Transaction located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Purchaser pursuant to a law in effect as of the date on which such Person (i) acquires such interest in a Transaction or (ii) changes its principal office or the office from which it books a Transaction, except to the extent that, pursuant to Article 32, amounts with respect to such Taxes were payable to such party’s assignor immediately before such Person became a party hereto or to such Person immediately before it changed its applicable office,
(c) Taxes attributable to Purchaser’s failure to comply with Article 23(g) or Article 32 of this Agreement, and (d) any withholding Taxes imposed under FATCA.
“Exit Fee” shall have the meaning specified in the Fee Letter.
“Extension Date” shall mean the first day of (a) any Availability Period Extension or (b) any Amortization Period.
“FATCA” shall mean Internal Revenue Code sections 1471 through 1474, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to section 1471(b)(1) of the Internal Revenue Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any

22

BUSINESS.32732337.7

intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Internal Revenue Code.

23

BUSINESS.32732337.7

“Fee Letter” shall mean the letter agreement, dated as of the Closing Date, from Purchaser and accepted and agreed by Seller, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.
“Filings” shall have the meaning specified in Article 7(b).
“Fixed Rate Asset” shall have the meaning specified in the definition of Eligibility Criteria. “Floating Rate Asset” shall have the meaning specified in the definition of Eligibility
Criteria.
“Funding Date” shall mean any date on which any amount of Purchase Price is transferred from Purchaser to Seller with respect to any Purchased Asset.
“Funding Fee” shall have the meaning specified in the Fee Letter.
“Future Advance Failure” shall mean, with respect to any Purchased Asset, Seller’s receipt of notice or Seller’s Knowledge of any litigation or other proceeding commenced by the related Borrower or any Affiliate thereof alleging a failure to fund any future advance as and when required thereunder.
“Future Advance Purchased Asset” shall mean any Purchased Asset that is a Floating Rate Asset and is approved by Purchaser, in its sole and absolute discretion, with respect to which less than the full principal amount of such Purchased Asset is funded at origination and Seller is obligated, subject to the satisfaction of certain conditions precedent under the related Purchased Asset Documents, to make additional advances in the future to the related Borrower. For the avoidance of doubt, Purchaser shall have no obligation to make any additional advance with respect to any Future Advance Purchased Asset unless Purchaser agrees, in its sole absolute discretion, to make such additional advance in accordance with, and subject to, Article 3(h).
“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.
“Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” shall mean FBRED REIT Real Estate Debt Opco, LLC, a Delaware limited liability company, and its successors-in-interest.
“Guaranty” shall mean the Guaranty, dated as of the Closing Date, from Guarantor in favor of Purchaser, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.

24

BUSINESS.32732337.7

“Hedging Transaction” shall mean, with respect to any or all of the Purchased Assets, any short sale of U.S. Treasury Securities or mortgage-related securities, futures contract (including

25

BUSINESS.32732337.7

Eurodollar futures) or options contract or any swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates, credit spreads or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by any Seller Party.
“Income” shall mean, with respect to any Purchased Asset at any time, all monies collected from or in respect of such Purchased Asset, including without limitation, payments of interest, principal, repayment, rental or other income, insurance and liquidation proceeds applied to amounts outstanding under such Purchased Asset, payments in respect of any associated Hedging Transaction, and all net proceeds from sale or other disposition of such Purchased Asset. For the avoidance of doubt, Income shall not include origination fees and expense deposits paid by Borrowers in connection with the origination and closing of the Purchased Asset, fees and reimbursements permitted pursuant to the Servicing Agreement (as modified by the Servicer Letter) to be retained by any Servicer from amounts being remitted by such Servicer to the applicable Collection Account, any reimbursement for out-of-pocket costs and expenses or any amounts deposited into an escrow reserve pursuant to and in accordance with the related Purchased Asset Documents.
“Indebtedness” shall mean, for any Person, without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered;
(c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements or like arrangements; (f) Indebtedness of others guaranteed by such Person to the extent of such guaranty; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Capitalized Lease Obligations of such Person; (i) Indebtedness of general partnerships of which such Person is a general partner;
(j) all net liabilities or obligations under any interest rate, interest rate swap, interest rate cap, interest rate floor, interest rate collar, or other hedging instrument or agreement; and (k) any other indebtedness of such Person by a note, bond, debenture or similar instrument. Notwithstanding the foregoing, Non-Recourse Indebtedness (as defined in the Guaranty) owing pursuant to a securitization transaction such as a REMIC securitization, a collateralized loan obligation transaction or other similar securitization shall not be considered Indebtedness for any Person.

26

BUSINESS.32732337.7

“Indemnified Amounts” and “Indemnified Parties” shall each have the respective meanings specified in Article 27(a).
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

27

BUSINESS.32732337.7

“Independent Manager” shall mean a natural Person who (a) is not at the time of initial appointment and has never been, and will not while serving as Independent Manager be: (i) a stockholder, director, officer, employee, partner, member (other than a “special member” or “springing member”), manager (with the exception of serving as the Independent Manager of Seller or any Affiliate thereof), attorney or counsel of any Seller Party or any Affiliate or equity owner of any Seller Party; (ii) a creditor, supplier or service provider who derives any of its purchases or revenues (other than any revenue derived from serving as the Independent Manager of such party or as a nationally recognized company that routinely provides professional independent managers or directors and that also provides lien search and other similar services to Seller or any of its equity owners or Affiliates in the ordinary course of business) from its activities with any Seller Party, or any Affiliate or equity owner of any Seller Party; (iii) a Person controlling or under common control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, creditor, supplier or other Person of any Seller Party or any Affiliate or equity owner of any Seller Party; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, creditor, supplier or service provider of any Seller Party or any Affiliate or equity owner of any Seller Party and (b) has (i) prior experience as an independent director or independent manager for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company or LordSPV, a TMF Group Company or if none of these companies is then providing professional independent directors, another nationally recognized company reasonably acceptable to Purchaser, that is not an Affiliate of Seller and that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Manager”) and is an employee of such a company or companies at all times during his or her service as an Independent Manager. A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent manager of a “special purpose entity” Affiliated with any Seller Party (provided such Affiliate does not or did not own a direct or indirect equity interest in Seller) shall not be disqualified from serving as an Independent Manager, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of Affiliates of Seller or in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. A natural Person who satisfies the foregoing definition other than clause (a)(ii) shall not be disqualified from serving as an Independent Manager if such individual is a Professional Independent Manager and such individual complies with the requirements of the previous sentence.

28

BUSINESS.32732337.7

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

29

BUSINESS.32732337.7

“Knowledge” shall mean as of any date of determination, the then current actual (as distinguished from imputed or constructive and without duty of further inquiry or investigation) knowledge of (x) solely in the case of any Purchased Asset, any asset manager employed by Benefit Street Partners L.L.C. or any Affiliate thereof that is responsible for the origination, acquisition and/or management of such Purchased Asset and the Head of Commercial Real Estate, Head of Asset Management, chief financial officer or general counsel, in each case, or any successor title, and (y) in all other cases, the Head of Commercial Real Estate, Head of Asset Management, chief financial officer or general counsel, in each case, or any successor title, of Seller, any Affiliated Transferor Pledgor or Guarantor, as applicable. “Known” shall have a correlative meaning.
“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.
“Litigation Threshold” shall have the meaning specified in the Fee Letter. “Mandatory Early Repurchase Date” shall have the meaning specified in Article 3(i). “Margin Call” shall have the meaning specified in Article 4(a).
“Margin Deficit” shall exist, with respect to any Purchased Asset, if (a) the Maximum Purchase Price for such Purchased Asset is less than (b) the Repurchase Price for such Purchased Asset.
“Margin Excess” shall have the meaning specified in Article 4(c). “Market Value” shall have the meaning specified in the Fee Letter.
“Mark-to-Zero Margin Call” shall have the meaning specified in Article 4(b).
“Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, condition (financial or otherwise), assets or operations of the Seller Parties, taken as a whole, (b) the ability of the Seller Parties, taken as a whole to perform their obligations under any of the Transaction Documents, (c) the validity or enforceability of any of the Transaction Documents or (d) the rights and remedies of Purchaser under any of the Transaction Documents, in each case, other than for purposes of Articles 3(g), 10(q), 10(t), 12(a)(i), 12(a)(iv) and 14(a), as determined by Purchaser in its sole and absolute discretion exercised in good faith.
“Maximum Facility Purchase Price” shall have the meaning specified in the Fee Letter. “Material Principal Payment” shall mean (i) any unscheduled payment or prepayment of

30

BUSINESS.32732337.7

principal received or allocated as principal with respect to a Purchased Asset if the amount thereof is at least $500,000 and (ii) any payment at maturity in respect of a Purchased Asset.

31

BUSINESS.32732337.7

“Maximum Purchase Price” shall mean, with respect to any Purchased Asset on any date, an amount (expressed in Dollars) equal to the product obtained by multiplying the applicable Purchase Price Percentage set forth in the related Confirmation, by the lesser of (x) the unpaid principal balance of such Purchased Asset and (y) the Market Value of such Purchased Asset, provided that, for any Purchased Asset that is comprised of a Mortgage Loan and a related Mezzanine Loan, the Maximum Purchase Price shall not exceed the unpaid principal balance of the Mortgage Loan.
“Mezzanine Loan” shall mean a whole mezzanine loan that is secured by a pledge of all of the equity interests in the entity or entities that own, directly or indirectly, the Mortgaged Property securing the related Mortgage Loan.
“Monthly Margin Call Payment Limit” shall mean an amount equal to the greater of
(i) 2.5% of the Maximum Facility Purchase Price or (ii) 5% of aggregate outstanding Purchase Price of all Transactions.
“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first Lien on or a first priority ownership interest in an estate in
(i) fee simple in real property and the improvements thereon or (ii) a ground lease, securing a Promissory Note or similar evidence of indebtedness.
“Mortgage Loan” shall mean a whole mortgage loan that is secured by a first Lien on one or more commercial or multi-family properties.
“Mortgaged Property” shall mean, in the case of (a) a Mortgage Loan, the mortgaged property securing such Mortgage Loan; (b) a Mezzanine Loan, the mortgaged property indirectly securing such Mezzanine Loan and (c) a Participation Interest, the mortgaged property directly or indirectly securing the Mortgage Loan and/or the Mezzanine Loan in which such Participation Interest represents a participation, as applicable.
“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.
“OF Operating Partnership II” shall mean Benefit Street Partners OF Operating Partnership II, L.P., a Delaware limited partnership.
“Opportunistic Debt Fund” shall mean Benefit Street Partners Real Estate Opportunistic Debt Fund II L.P., a Delaware limited partnership.
“Other Connection Taxes” shall mean Taxes imposed as a result of a present or former connection between Purchaser and the jurisdiction imposing such Taxes (other than a connection arising solely as a result of Purchaser having executed, delivered, become a party to, performed its obligations under, received payments under, or received or perfected a security interest under any Transaction Document).

32

BUSINESS.32732337.7

“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that may arise from any payment made under any

33

BUSINESS.32732337.7

Transaction Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, transfer or sale of participation or other interest in or with respect to the Transaction Documents.
“Participant Register” shall have the meaning specified in Article 20(d).
“Participation Certificate” shall mean the original participation certificate, if any, that was executed and delivered in connection with a Participation Interest.
“Participation Interest” shall mean a participation interest in a Mortgage Loan or in a combination of a Mortgage Loan and a related Mezzanine Loan.
“Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, joint stock company, joint venture, unincorporated organization, or any other entity of whatever nature, or a Governmental Authority.
“Plan” shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Internal Revenue Code, other than a Multiemployer Plan.
“Pledged Collateral” shall have the meaning specified in the applicable Affiliated Transferor Pledge Agreement.
“PRA Contractual Stay Rules” shall have the meaning specified in Article 30(b). “Pre-Purchase Due Diligence” shall have the meaning specified in Article 3(c).
“Pre-Purchase Due Diligence Fee” shall have the meaning specified in the Fee Letter.
“Pricing Rate” shall mean, for any Transaction and Pricing Rate Period, an annual rate equal to the sum of (a) the greater of (x) the applicable Benchmark Floor for such Transaction and
(y) the applicable Benchmark for such Transaction and Pricing Rate Period plus (b) the applicable Spread for such Transaction, which shall be subject to adjustment and/or conversion as provided in Article 6.
“Pricing Rate Determination Date” shall mean, with respect to any Pricing Rate Period and
(i) any Transaction for which Term SOFR is the then-current Benchmark, the second (2nd) U.S. Government Securities Business Day preceding the first day of such Pricing Rate Period or (ii)

34

BUSINESS.32732337.7

any Transaction for which the then-current Benchmark is not Term SOFR, the second (2nd) Business Day preceding the first day of such Pricing Rate Period or such other day as may be determined by Purchaser in accordance with the Benchmark Conforming Changes.

35

BUSINESS.32732337.7

“Pricing Rate Period” shall mean, with respect to any Transaction and any Remittance Date
(a)in the case of the first Pricing Rate Period, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on and including the immediately preceding Remittance Date and ending on and excluding the following Remittance Date; provided, however, that in no event shall any Pricing Rate Period for a Purchased Asset end subsequent to the Repurchase Date for such Purchased Asset (or such later date on which the Purchased Asset is actually repurchased).
“Prime Rate” shall mean the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates). The Prime Rate shall be determined by Purchaser or its agent which determination shall be conclusive absent manifest error. Notwithstanding the foregoing, in no event shall the Prime Rate be less than zero.
“Principal Payment” shall mean, with respect to any Purchased Asset, any payment or prepayment of principal received or allocated as principal in respect thereof.
“Prohibited Person” shall mean any Person (i) whose name appears on the list of Specially Designated Nationals and Blocked Persons by the Office of Foreign Asset Control (OFAC); (ii) that is a foreign shell bank; (iii) that is resident in or whose subscription funds are transferred from or through an account in a jurisdiction that has been designated as a non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering (FATF), of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur; or (iv) that is, or is owned or controlled by, or acting on behalf of, any Person that is, the target of any Sanctions or is located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions.
“Promissory Note” shall mean a note or other evidence of indebtedness of a Borrower under a Mortgage Loan or a Mezzanine Loan.
“Purchase Date” shall mean, with respect to any Purchased Asset, the date on which Purchaser purchases such Purchased Asset from Seller hereunder.
“Purchase Price” shall mean, with respect to any Purchased Asset, the price at which such Purchased Asset is transferred by Seller to Purchaser on the applicable Purchase Date, increased by any Purchase Price increase paid by Purchaser to Seller with respect to such Purchased Asset and decreased by (a) the portion of any Principal Payments on such Purchased Asset that is applied pursuant to Article 5 to reduce the Purchase Price of such Purchased Asset, (b) any amounts applied to reduce the Purchase Price of the Purchased Asset on account of a Margin Call and (c) any other amounts applied by Purchaser to reduce the Purchase Price for the Purchased Asset. The Purchase Price for any Purchased Asset as of its Purchase Date shall be set

36

BUSINESS.32732337.7

forth in the Confirmation for the related Transaction and shall in no event exceed its Maximum Purchase Price as of such Purchase Date.
“Purchase Price Differential” shall mean, with respect to any Purchased Asset as of any date of determination, the amount equal to the product of (a) the applicable Pricing Rate for such

37

BUSINESS.32732337.7

Purchased Asset and (b) the daily outstanding Purchase Price of such Purchased Asset, calculated on the basis of a 360-day year and the actual number of days during the period commencing on (and including) the Purchase Date for such Purchased Asset and ending on (but excluding) the Repurchase Date (or such later date on which the Purchased Asset is actually repurchased) for such Purchased Asset (reduced by any amount of such Purchase Price Differential previously paid by Seller to Purchaser with respect to such Purchased Asset).
“Purchase Price Percentage” shall have the meaning specified in the Fee Letter. “Purchased Asset” shall mean (a) with respect to any Transaction, the Eligible Asset sold by Seller to Purchaser in such Transaction and (b) with respect to the Transactions in general, all Eligible Assets sold by Seller to Purchaser (other than Purchased Assets that have been repurchased by Seller). Any Purchased Asset that is repurchased by Seller in accordance with this Agreement shall cease to be a Purchased Asset upon its release pursuant to Article 7(d). Unless otherwise specified, any reference to a Purchased Asset which is a Mortgage Loan shall include the Mortgage Loan and any related Mezzanine Loan, if any, that is subject to the same Transaction.
“Purchased Asset Documents” shall mean, with respect to each Purchased Asset, the documents comprising the Purchased Asset File for such Purchased Asset.
“Purchased Asset File” shall mean, with respect to each Purchased Asset, the documents specified as the “Purchased Asset File” in the Custodial Agreement and/or any other Transaction Document, together with any additional documents and information required to be delivered to Purchaser or its designee (including Custodian or Bailee) pursuant to this Agreement, the Custodial Agreement; provided that to the extent that Purchaser waives in writing receipt of any document in connection with the purchase of an Eligible Asset (but not if Purchaser merely agrees to accept delivery of such document after the related Purchase Date), such document shall not be a required component of the Purchased Asset File until such time as Purchaser determines in good faith, upon notice to Seller, that such document is necessary or appropriate for the servicing of the applicable Purchased Asset in which case the Seller will deliver such document to Custodian in accordance with Section 2.02(b) of the Custodial Agreement, unless such waiver expressly states that it is a “permanent” waiver of such delivery requirement (in which case no such delivery shall be required).
“Purchased Asset Schedule” shall mean, with respect to any Purchased Asset, a schedule attached to the related Confirmation containing information substantially similar to the Asset Information.
“Purchased Items” shall mean all of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located:
(i)the Purchased Assets;

38

BUSINESS.32732337.7

(ii)the Purchased Asset Documents, the Servicing Rights, the Servicing Agreements, the Servicing Records, mortgage guaranties, mortgage insurance, insurance policies, insurance claims, collection and escrow accounts, and letters of credit, in each case, relating to the Purchased Assets;

39

BUSINESS.32732337.7

(iii)the Hedging Transactions entered into with respect to any Purchased Asset to the extent such Hedging Transactions are permitted to be transferred without consent of the applicable counterparty or such consent has been obtained;
(iv)all related forward trades and takeout commitments placed on the Purchased Assets to the extent such takeout commitments are permitted to be transferred without consent of the applicable counterparty or such consent has been obtained;
(v)all proceeds relating to the sale, securitization, liquidation, or other disposition of the Purchased Assets;
(vi)all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing; and
(vii)all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.
“Purchaser” shall have the meaning specified in the introductory paragraph hereof. “Record Holder” shall mean, the holder of any Promissory Note or Participation Interest, to the extent that such holder is the lender of record (including, without limitation, the mortgagee or pledgee, as applicable, of record) with respect to the related Mortgage Loan and/or Mezzanine Loan pursuant to the related co-lender agreement, participation agreement or intercreditor agreement.
“Reference Time” shall mean, with respect to any setting of the then-current Benchmark for each Pricing Rate Period, (a) if such Benchmark is Term SOFR, 3:00 p.m. (New York city) time on the applicable Pricing Rate Determination Date and (b) if such Benchmark is not Term SOFR, then the time determined by Purchaser in accordance with the Benchmark Conforming Changes.
“Register” shall have the meaning specified in Article 20(c).
“Release Letter” shall mean a letter substantially in the form of Exhibit IX hereto (or such other form as may be acceptable to Purchaser).
“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Remittance Date” shall mean the fifteenth (15th) calendar day of each month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to by Seller and Purchaser.

40

BUSINESS.32732337.7

“Repurchase Date” shall mean, with respect to any Purchased Asset, the earliest to occur of (i) the date set forth in the related Confirmation, or if such day is not a Business Day, the

41

BUSINESS.32732337.7

immediately following Business Day, as the same may be extended by Purchaser in its sole and absolute discretion, (ii) with respect to any Fixed Rate Asset, the earlier of (x) 364 days after its Purchase Date or (y) the last Business Day of the Availability Period, (iii) the maturity date of such Purchased Asset, as the same may be extended in accordance with the express terms of the related Purchased Asset Documents (provided that, Seller shall obtain the prior written consent of Purchaser for extension for which there is any lender discretion), (iv) thirty (30) days after the occurrence of a Future Advance Failure with respect to such Purchased Asset where the applicable litigation has not been dismissed or stayed, (v) the Early Repurchase Date with respect to such Purchased Asset, (vi) the Mandatory Early Repurchase Date with respect to such Purchased Asset,
(vii) the Accelerated Repurchase Date, (viii) the Termination Date, (ix) the occurrence of the event set forth in the second proviso of the definition of Senior Note or Senior Participation Interest, as applicable, with respect to such Purchased Asset, (x) the UK SRE Mandatory Early Repurchase Date, and (xi) the occurrence of any Defaulted Asset Repurchase Trigger Event. Notwithstanding anything to the contrary herein, any Mezzanine Loan that is a Purchased Asset shall be repurchased simultaneously with the repurchase of the related Mortgage Loan.
“Repurchase Obligations” shall have the meaning specified in Article 7(a).
“Repurchase Price” shall mean, with respect to any Purchased Asset as of any Repurchase Date or any date on which the Repurchase Price is required to be determined hereunder, the price at which such Purchased Asset is to be transferred from Purchaser to the Seller; such price will be determined in each case as the sum of (i) the outstanding Purchase Price of such Purchased Asset as of such date; (ii) the accrued and unpaid Purchase Price Differential with respect to such Purchased Asset as of such date (other than, with respect to calculations in connection with the determination of a Margin Deficit, accrued and unpaid Purchase Price Differential for the current Pricing Rate Period); (iii) all accrued and unpaid out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel and any applicable Breakage Costs required to be paid in accordance with the terms of the Transaction Documents) of Purchaser relating to such Purchased Assets to the extent payable by the Seller pursuant to the Transaction Documents; (iv) any amounts due and payable pursuant to Section 2(c) of the Fee Letter; and (v) any other amounts due and owing by Seller to Purchaser pursuant to the terms of the Transaction Documents as of such date.
“Requested Exception Report” shall have the meaning specified in Exhibit VII hereto. “Required Capital” shall have the meaning specified in Article 4(b).
“Requirement of Law” shall mean any applicable law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect.

42

BUSINESS.32732337.7

“Responsible Officer” shall mean any duly appointed officer of any Seller Party. “Retention Holder” shall have the meaning ascribed to it in the Risk Retention Letter. “Risk Retention Event” shall mean a breach by Retention Holder of any representation, warranty, undertaking or obligation contained in the Risk Retention Letter.

43

BUSINESS.32732337.7

“Risk Retention Letter” shall mean the risk retention letter, dated as of the date hereof, from Retention Holder to Purchaser, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.
“Sanctions” shall mean, collectively, any sanctions administered or enforced by the U.S. Treasury Department Office of Foreign Asset Control (OFAC), the U.S. Department of State, the
U.S. Department of Commerce, the United Nations Security Council, the European Union, the United Kingdom or any other relevant sanctions authority of any jurisdiction in which any Seller Party is located or doing business.
“SEC” shall have the meaning specified in Article 24(a).
“Security Agent and Subordination Agreement” shall mean that certain Security Agent and Subordination Agreement, dated as of the date hereof, by and among Purchaser, as purchaser and security agent, Subordinate Lender as subordinate lender, and Seller, as common obligor, pursuant to which, among other things, the rights of Subordinate Lender are subordinated to the rights of Purchaser.
“Seller” shall have the meaning assigned thereto in the introductory paragraph hereof. “Seller Financing Statement” shall have the meaning specified in Article 3(b).
“Seller Party” shall mean, collectively or individually, as the context may require, Seller, Affiliated Transferor Pledgor and Guarantor.
“Senior Note” shall mean a Promissory Note evidencing a senior or pari passu senior position in a Mortgage Loan or a Mezzanine Loan; provided that either (i) the holder of any pari passu Senior Note is the Controlling Holder or (ii) the related Companion Interest, the holder of which is the Controlling Holder, is owned by an Affiliate of Seller; provided further that, for purposes of the foregoing clause (ii), if such related Companion Interest ceases to be owned by an Affiliate of Seller, the related Purchased Asset shall be immediately repurchased. A Senior Note shall not be junior to any other Promissory Note secured by the same Mortgaged Property (it being understood, for the avoidance of doubt, that a Senior Note in a Mezzanine Loan shall not be deemed junior to a Senior Note in the related Mortgage Loan to the extent that such Senior Notes collectively are not junior to any other Promissory Note or Participation Interest secured directly or indirectly by the same Mortgaged Property).
“Senior Participation” shall mean a senior or pari passu senior Participation Interest in a Mortgage Loan or a combination of a Mortgage Loan and a related Mezzanine Loan evidenced by a Participation Certificate (such Mortgage Loan or combination of Mortgage Loan and related Mezzanine Loan, a “Participated Loan”); provided that that either (i) the holder of any pari passu Senior Participation Interest is the Record Holder and the Controlling Holder or (ii) the related Companion Interest, the holder of which is the Record Holder and/or the Controlling Holder, is owned by an Affiliate of Seller; provided further that, for purposes of the foregoing clause (ii), if such related Companion Interest ceases to be owned by an Affiliate of Seller, the related Purchased Asset shall be immediately repurchased. A Senior Participation Interest shall not be

44

BUSINESS.32732337.7

junior to any other participation interest or Promissory Note secured directly or indirectly by the same Mortgaged Property.

45

BUSINESS.32732337.7

“Servicer” shall mean Situs Asset Management LLC, Newpoint Real Estate Capital LLC or any other servicer approved by Purchaser in its reasonable discretion; provided, that after the occurrence and during the continuance of an Event of Default, Purchaser may designate one or more Servicers in its sole and absolute discretion.
“Servicer Account” shall mean each segregated deposit account established by Servicer as servicer of any Purchased Assets pursuant to the terms of the Servicing Agreement and any Servicer Letter.
“Servicer Letter” shall have the meaning specified in Article 29(e).
“Servicer Termination Event” shall have the meaning specified in Article 29(c). “Servicing Agreements” shall mean, collectively or individually, as the context may require, (i) the Servicing Agreement, dated as of July 14, 2023, by and among Seller, the other
Owners (as defined therein) from time to time party thereto and Situs Asset Management LLC, and (ii) any other servicing agreement, in form and substance acceptable to Purchaser in its sole and absolute discretion, entered into by Seller and any Servicer, in each case, as the same may be amended, modified, supplemented and/or restated from time to time, and/or any replacement servicing agreement acceptable to Purchaser in its sole and absolute discretion.
“Servicing Records” shall have the meaning specified in Article 29(f).
“Servicing Rights” shall mean rights of any Person, to administer, service or subservice, the Purchased Assets or to possess related Servicing Records.
“Significant Modification” shall mean:
(i)any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, prepayment terms, timing of scheduled principal and interest payments and acceptance of discounted payoffs) of a Purchased Asset or any extension of the maturity date of such Purchased Asset, other than
(A) if required pursuant to the specific terms of the related Purchased Asset and (B) for which there is no material lender discretion;
(ii)any release of collateral (other than collateral that was not attributed value in connection with origination) or any acceptance of substitute or additional real property or other material collateral for a Purchased Asset or any consent to either of the foregoing, other than (a) if required pursuant to the specific terms of the related Purchased Asset and
(b)for which there is no material lender discretion;
(iii)any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Purchased Asset or, if lender consent is required, any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the Borrower or

46

BUSINESS.32732337.7

consent to the incurrence of debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Purchased Asset Documents;

47

BUSINESS.32732337.7

(iv)any acceptance of an assumption agreement releasing a Borrower from liability under a Purchased Asset other than (A) pursuant to the specific terms of such Purchased Asset and (B) for which there is no material lender discretion;
(v)any foreclosure or exercise of any material remedies under a Purchased Asset; and
(vi)any amendment, consent, waiver or other action under or in connection with a Purchased Asset which, in each case, would have the effect of waiving any default or event of default, or waiving or delaying the exercise of any remedies in connection therewith, including without limitation, entering into any forbearance agreement.
provided that, non-material, administrative or ministerial modifications or actions with either de minimis or no economic effect on the value of the related Purchased Asset or related Mortgaged Property, including, without limitation, budgets, utilization of reserves or the release thereof (A) pursuant to the specific terms of such Purchased Asset and (B) for which there is no material lender discretion, approval of escrows and bonding amounts for mechanics’ or materialmen’s liens, tax abatements or tax challenges, shall not be considered a Significant Modification.
With respect to any Purchased Asset which is a Participation Interest or a Senior Note, any Significant Modification of the related Mortgage Loan or Mezzanine Loan shall be a Significant Modification of such Purchased Asset.
“SIPA” shall have the meaning specified in Article 24(a).
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Spread” shall have the meaning specified in the Fee Letter.
“Subordinate Lender” shall mean FBRED REIT Finance, a Delaware limited liability company.
“Subordinate Loan” shall mean the loan(s) made to Seller by Subordinate Lender in accordance with the terms of the Subordinated Facility Agreement.
“Subordinated Facility Agreement” shall mean that certain Subordinated Facility Agreement, dated as of the date hereof, between Seller, as borrower, and Subordinate Lender, as lender, as they may be amended, restated, supplemented or modified from time to time.

48

BUSINESS.32732337.7

“Subsidiary” shall mean, as to any Person, a corporation, limited liability company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason

49

BUSINESS.32732337.7

of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Seller.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” shall mean, with respect to each Pricing Rate Period, the forward-looking term rate based on the secured overnight financing rate (“Term SOFR Reference Rate”) for a tenor comparable to such Pricing Rate Period on the related Pricing Rate Determination Date (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%), as such rate is published by CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Purchaser in its sole discretion) (the “Term SOFR Administrator”) as of the related Reference Time; provided, however, that if as of the related Reference Time, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then the Term SOFR Reference Rate shall be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3)
U.S. Government Securities Business Days prior to such Pricing Rate Determination Date. Notwithstanding the foregoing, if any setting of Term SOFR as provided above would result in such setting being less than the applicable Benchmark Floor, such setting of Term SOFR shall instead be deemed to be such Benchmark Floor.
“Term SOFR Reference Rate” shall have the meaning specified in the definition of “Term SOFR”.
“Termination Date” shall mean (i) the date of the expiration of the Availability Period or
(ii) such later date as may be in effect pursuant to Article 3(g).
“Termination Date Extension Fee” shall have the meaning specified in the Fee Letter. “Transaction” shall mean a Transaction, as specified in Article 1.
“Transaction Documents” shall mean, collectively, this Agreement, any applicable Exhibits to this Agreement, the Fee Letter, the Guaranty, the Custodial Agreement, the Servicing Agreement, the Servicer Letter, the Account Control Agreement, any Affiliated Transferor Pledge Agreement, the Subordinated Facility Agreement, the Security Agent and Subordination Agreement, the Risk Retention Letter, all Confirmations and assignment documentation executed pursuant to this Agreement in connection with specific Transactions, and all other documents

50

BUSINESS.32732337.7

executed in connection with this Agreement or any Transaction, each of the foregoing as they may be amended, restated, supplemented or modified from time to time.
“Trust Receipt” shall have the meaning specified in the Custodial Agreement.

51

BUSINESS.32732337.7

“UCC” shall have the meaning specified in Article 7(b). “UCC Filing Jurisdiction” shall mean, the State of Delaware.
“UCC Financing Statement” shall mean Seller Financing Statement or the Affiliated Transferor Pledgor Financing Statement, individually or collectively as the context may require.
“UK Risk Retention Holder” shall have that meaning ascribed to it in the Risk Retention
Letter.
“UK Securitisation Regulation” shall mean Regulation (EU) 2017/2402 in the form in effect on 31 December 2020 which forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 of the United Kingdom and as further amended, varied, substituted or replaced from time to time as a matter of United Kingdom law, including (i) any technical standards thereunder as may be effective from time to time and (ii) any guidance relating thereto as may from time to time be published by the UK Financial Conduct Authority and/or the UK Prudential Regulation Authority (or, in each case, any successor).
“UK Securitisation Regulation Event” shall mean:
(a)if Purchaser, Subordinate Lender or Seller receives a direction or requirement from any national or supra-national regulatory or supervisory authority charged with responsibility for the prudential supervision or regulation of Purchaser, Seller or Subordinate Lender (for the purposes of this definition, a “Relevant Regulator”) stating or alleging that Subordinate Lender is failing to comply with the requirements of the UK Securitisation Regulations; or
(b)if, following any change in or the adoption of any new law, rule, direction, guidance or regulation under the UK Securitisation Regulations, or if any Relevant Regulator publishes an opinion, recommendation or guidance in relation to the UK Securitisation Regulations, Purchaser determines, acting reasonably, that:
(i)the amount of retained interest held by Subordinate Lender is required to be increased in order to comply with the risk retention requirements under Article 6 of the UK Securitisation Regulations as in effect on such date; or
(ii)Subordinate Lender is otherwise failing to comply with the requirements of the UK Securitisation Regulations.
“UK SRE Mandatory Early Repurchase Date” shall have the meaning specified in Article 3(i)(ii)(C).
“UK Transparency Requirements” shall have the meaning ascribed to such term in the Risk Retention Letter.
“Underwriting Issues” shall mean, with respect to any Purchased Asset as to which Seller intends to request a Transaction, all information Known to Seller after making reasonable

52

BUSINESS.32732337.7

inquiries and exercising reasonable care and diligence used by a prudent commercial real estate lender in

53

BUSINESS.32732337.7

determining whether to originate or acquire the Purchased Asset in question that (i) would be considered a materially “negative” factor (either separately or in the aggregate with other information) or (ii) a material defect in loan documentation or closing deliveries (such as any absence of any Purchased Asset Document(s)) Known by Seller that a prudent commercial real estate lender would use in determining whether to originate or acquire the Purchased Asset in question.
“U.S. Government Securities Business Day” shall mean, any day except for (i) a Saturday,
(ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Tax Compliance Certificate” shall have the meaning specified in Article 32(d)
hereof.
“U.S. Person” means any Person that is a “United States Person” as defined in Section
7701(a)(30) of the Internal Revenue Code.
“Wet Purchased Asset” shall mean an Eligible Asset which Seller is selling to Purchaser simultaneously with the origination thereof and for which the Purchased Asset File has not been delivered to Custodian.
The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender. All references to articles, schedules and exhibits are to articles, schedules and exhibits in or to this Agreement unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The term “include” or “including” shall mean without limitation by reason of enumeration. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. References to “good faith” in this Agreement shall mean “honesty in fact in the conduct or transaction concerned”.
ARTICLE 3

INITIATION; CONFIRMATION; TERMINATION; EXTENSION
(a)Entry into Transactions. During the Availability Period, upon the satisfaction of all conditions set forth in Article 3(b) for the initial Transaction and Article 3(c) for each Transaction (including the initial Transaction), the related Eligible Asset shall be transferred to Purchaser against the transfer of the Purchase Price therefor on the Purchase Date specified in the related Confirmation by wire transfer of immediately available funds to an account of the related Seller. Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby. In the event of any conflict between the terms of such

54

BUSINESS.32732337.7

Confirmation and the terms of this Agreement, other than with respect to matters occurring after the Purchase Date in accordance with this Agreement, such Confirmation shall prevail.

55

BUSINESS.32732337.7

(b)Conditions Precedent to Initial Transaction. Purchaser’s agreement to enter into the initial Transaction is subject to the satisfaction (or express waiver by Purchaser in writing), immediately prior to or concurrently with the making of such Transaction, of the following conditions precedent to the satisfaction of Purchaser in its sole and absolute discretion:
(i)Delivery of Documents.    The following documents, shall have been delivered to Purchaser:
(A)this Agreement, duly completed and executed by each of the parties hereto;
(B)the Fee Letter, duly completed and executed by each of the parties thereto;
(C)the Custodial Agreement, duly completed and executed by each of the parties thereto;
(D)the Account Control Agreement, duly completed and executed by each of the parties thereto;
(E)the Guaranty, duly completed and executed by each of the parties thereto;
(F)the Servicing Agreement, duly completed and executed by each of the parties thereto;
(G)the Servicer Letter, duly completed and executed by each of the parties thereto;
(H)the Risk Retention Letter, duly completed and executed by each of the parties thereto;
(I)the Subordinated Facility Agreement, duly completed and executed by each of the parties thereto;
(J)the Security Agent and Subordination Agreement, duly completed and executed by each of the parties thereto;
(K)the Affiliated Transferor Pledge Agreement, duly completed and executed by each of the parties thereto;
(L)the Netting Agreement, duly completed and executed by each of the parties thereto;
(M)any and all consents and waivers applicable to Seller or to the Purchased Assets generally;

56

BUSINESS.32732337.7

(N)a power of attorney from Seller substantially in the form of Exhibit IV hereto, duly completed and executed, provided that Purchaser shall not utilize such power of attorney unless an Event of Default has occurred and is continuing;
(O)a UCC financing statement with respect to Seller for filing in the applicable UCC Filing Jurisdiction, naming Seller as “Debtor” and Purchaser as “Secured Party” and describing as “Collateral” “All assets of Seller, whether now owned or existing or hereafter acquired or arising and wheresoever located, and all proceeds and all products thereof” (the “Seller Financing Statement”);
(P)the Affiliated Transferor Pledgor Financing Statement;
(Q)opinions of outside counsel to Seller Parties in form and substance reasonably acceptable to Purchaser (including, but not limited to, those relating to corporate matters, enforceability, applicability of the Investment Company Act of 1940, security interests and Bankruptcy Code safe harbors (including with respect to the inclusion of Mezzanine Loans as Purchased Assets));
(R)for each Seller Party, a good standing certificate dated within thirty
(30) calendar days prior to the Closing Date, certified true, correct and complete copies of organizational documents and certified true, correct and complete copies of resolutions (or similar authority documents) with respect to the execution, delivery and performance of the Transaction Documents and each other document to be delivered by such party from time to time in connection herewith; and
(S)all such other and further documents and documentation as Purchaser shall reasonably require.
(ii)Reimbursement of Costs and Expenses. Seller shall have paid, or reimbursed Purchaser for, all costs and expenses, including but not limited to reasonable legal fees and disbursements of outside counsel, actually incurred by Purchaser in connection with the development, preparation and execution of the Transaction Documents and any other documents prepared in connection herewith or therewith.
(c)Conditions Precedent to All Transactions. Purchaser’s agreement to enter into each Transaction (including the initial Transaction) is subject to the satisfaction (or express waiver by Purchaser in writing) of the following further conditions precedent to the satisfaction of Purchaser:
(i)Maximum Facility Purchase Price. The sum of (x) the aggregate outstanding Purchase Price for all prior outstanding Transactions and (y) the requested Purchase Price for the pending Transaction shall not exceed an amount equal to the Maximum Facility Purchase Price both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof.
(ii)Notice and Confirmation. Seller shall have:

57

BUSINESS.32732337.7

58

BUSINESS.32732337.7

(A)no less than ten (10) Business Days prior to the requested Purchase Date, given written notice to Purchaser of the proposed Transaction;
(B)within a time prior to the proposed Purchase Date acceptable to Purchaser delivered to Purchaser (not to exceed ten (10) Business Days prior to the requested Purchase Date) a completed draft confirmation substantially in the form of Exhibit II hereto (a “Confirmation”). The Confirmation shall be signed on or prior to the Purchase Date by a Responsible Officer of Seller; provided, however, that Purchaser shall not be liable to Seller if it inadvertently acts on a Confirmation that has not been signed by a Responsible Officer of Seller or at all;
(C)with respect to each Eligible Asset subject to the pending Transaction, delivered to Purchaser the documents required pursuant to Exhibit VII hereto in accordance with the time frames set forth therein; and
(D)concurrently with the execution of the Confirmation with respect to the proposed Transaction by Purchaser, paid to Purchaser the Pre-Purchase Due Diligence Fee with respect to each Eligible Asset proposed to be subject to such Transaction, provided that, if Purchaser approves an Eligible Asset but Seller decides for any reason not to enter into a Transaction with respect to such Eligible Asset, the Pre-Purchase Due Diligence Fee shall be due and payable upon request by Purchaser.
(iii)Delivery to Custodian and/or Bailee.
(A)With respect to each Eligible Asset to be sold to Purchaser which is not a Wet Purchased Asset, Seller shall have delivered to Custodian, the applicable Custodial Delivery and the related Purchased Asset File in accordance with the procedures and time frames set forth in the Custodial Agreement.
(B)With respect to each Eligible Asset to be sold to Purchaser, if such Purchased Asset is a Wet Purchased Asset, Seller shall have delivered: (A) to Custodian, the applicable Custodial Delivery in accordance with the procedures and time frames set forth in the Custodial Agreement and (B) to Bailee, the related Purchased Asset File.
(iv)Trust Receipts.
(A)Purchaser shall have received from Custodian on each Purchase Date a Trust Receipt accompanied by an Asset Schedule and Exceptions Report with respect to each Eligible Asset (including a Wet Purchased Asset) to be sold to Purchaser, dated the Purchase Date, duly completed and with exceptions acceptable to Purchaser in its sole discretion in respect of Eligible Assets to be purchased hereunder on such Purchase Date.

59

BUSINESS.32732337.7

(B)With respect to each Wet Purchased Asset to be sold to Purchaser, the related Bailee shall have issued to Purchaser a Bailee Trust Receipt, dated the Purchase Date, duly completed and executed by such Bailee.

60

BUSINESS.32732337.7

(v)Due Diligence Review. Purchaser shall have completed its due diligence investigation of the Eligible Assets subject to the pending Transaction and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Eligible Assets and, in accordance with Article 28, each Seller Party, as Purchaser in its sole and absolute discretion deems appropriate to review and such review shall be satisfactory to Purchaser in its sole and absolute discretion (the “Pre-Purchase Due Diligence”) and has determined, in its sole and absolute discretion, to purchase any or all of the Eligible Assets proposed to be sold to Purchaser by Seller. Purchaser shall inform Seller of its determination with respect to any such proposed Transaction solely in accordance with Exhibit VII hereto.
(vi)Countersigned Confirmation. Purchaser shall have delivered to Seller a countersigned copy of the related Confirmation described in clause (ii)(A) above.
(vii)No Default. No Default or Event of Default shall have occurred and be continuing or will occur immediately after giving effect to the pending Transaction.
(viii)No Material Adverse Effect. No event shall have occurred and be continuing which has, or would have, a Material Adverse Effect both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof.
(ix)Waiver of Exceptions. Purchaser shall have waived in writing all exceptions in the related Requested Exception Report, as evidenced by Purchaser’s execution of the Confirmation to which such Requested Exception Report is attached.
(x)Representations and Warranties. The representations and warranties made by any Seller Party in the Transaction Documents (other than those contained in Article 10(w) relating to Purchased Assets subject to other Transactions) shall be true, correct, complete and accurate on and as of the Purchase Date for the pending Transaction with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof.
(xi)Acknowledgement of Servicer. Purchaser shall have received from Servicer a written acknowledgement (which may be in the form of an email) that each applicable Eligible Asset to be sold to Purchaser will be serviced in accordance with the Servicing Agreement as of the related Purchase Date.
(xii)No Margin Deficit. No unsatisfied Margin Deficit shall exist, either immediately prior to or after giving effect to the requested Transaction.
(xiii)Seller Release Letter. Purchaser shall have received from Seller a Release Letter covering each Eligible Asset to be sold to Purchaser.

61

BUSINESS.32732337.7

(xiv)No Change in Law. Purchaser shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or

62

BUSINESS.32732337.7

administration of any Requirement of Law has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Purchaser to enter into Transactions.
(xv)Repurchase Date. The Repurchase Date for such Transaction is not later than the Termination Date.
(xvi)Security Interest. Seller shall have taken such other action as Purchaser shall have reasonably requested in order to transfer the Eligible Assets being transferred to Purchaser pursuant to this Agreement and to perfect all security interests granted under this Agreement or any other Transaction Document in favor of Purchaser as secured party under the UCC with respect to such Eligible Assets.
(xvii)Availability Period. The related Purchase Date occurs during the Availability Period.
(xviii)Know Your Customer and Sanctions Diligence. Seller shall have completed its “Know Your Customer” and Sanctions diligence with respect to the related Borrower, guarantor and related parties and the results of such diligence are acceptable to Purchaser in its sole and absolute discretion. Purchaser shall have completed its “Know Your Customer” and Sanctions diligence with respect to the Seller Parties and the results of such diligence are acceptable to Purchaser in its sole and absolute discretion.
(xix)True Sale. If such Purchased Asset is acquired by Seller from any Affiliate of Seller other than, for as long as the Affiliated Transferor Pledge Agreement is in full force and effect, the Affiliated Transferor Pledgor, then Seller shall deliver to Purchaser a true sale opinion from outside counsel in form and substance reasonably acceptable to Purchaser with respect to the transfer of such Purchased Asset to Seller from such Affiliated Transferor and any other interim transfers of such Affiliates.
(xx)Further Assurances. Purchaser shall have received all such other and further documents, documentation and legal opinions (including, without limitation, opinions regarding the perfection of Purchaser’s security interests) as Purchaser shall have reasonably required.
(xxi)Payment of Funding Fee. Purchaser shall have received (which may be by netting the amount from the related funding) payment of the Funding Fee which is due and payable on the related Purchase Date.
(d)Early Repurchase. Seller shall be entitled to terminate a Transaction on demand and repurchase the Purchased Asset subject to such Transaction on any Business Day prior to the Repurchase Date (an “Early Repurchase Date”); provided, however, that:
(i)no later than five (5) Business Days prior to such Early Repurchase Date (except if such Early Repurchase Date is in connection with curing a Margin Deficit, Default, Event of Default, breach of representation or in connection with any of the events in Article 6 having occurred, in which case same Business Day written notice

63

BUSINESS.32732337.7

prior to 12:00 noon shall be required), Seller notifies Purchaser in writing of its intent to terminate such Transaction and repurchase such Purchased Asset, setting forth the Early Repurchase Date

64

BUSINESS.32732337.7

and identifying with particularity the Purchased Asset to be repurchased on such Early Repurchase Date;
(ii)no Default shall have occurred and be continuing both as of the date notice is delivered pursuant to Article 3(d)(i) above and as of the applicable Early Repurchase Date, unless such Default is cured contemporaneously with such repurchase;
(iii)no Event of Default shall have occurred and be continuing both as of the date notice is delivered pursuant to Article 3(d)(i) above and as of the applicable Early Repurchase Date, unless such Early Repurchase Date takes place no later than the fifth (5th) Business Day after the occurrence of such Event of Default and such Event of Default is cured contemporaneously with such repurchase;
(iv)on such Early Repurchase Date, Seller pays to Purchaser an amount equal to the Repurchase Price for the applicable Purchased Asset and any other amounts payable under this Agreement against transfer to Seller or its designated agent of such Purchased Asset;

65

BUSINESS.32732337.7

and
(v)any Margin Deficit is cured contemporaneously with such early repurchase;

(vi)on such Early Repurchase Date, Seller pays to Purchaser the Exit Fee, if any, for such Purchased Asset.
(e)Repurchase on the Repurchase Date. On the Repurchase Date (including any Early Repurchase Date, so long as the conditions set forth in Article 3(d) are satisfied) for any Transaction, termination of the Transaction will be effected by transfer to Seller (or Seller’s designee) of the Purchased Assets being repurchased along with any Income in respect thereof received by Purchaser (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Article 5) against the simultaneous transfer of the Repurchase Price for such Purchased Asset to an account of Purchaser; provided that, Purchaser shall have no obligation to permit Seller to repurchase individual Purchased Assets if an Event of Default shall have occurred and be continuing unless (i) the conditions specified in Article 3(d)(iii) are satisfied or (ii), so long as Purchaser has not enforced remedies hereunder pursuant to Article 14(b)(ii)(D), such Purchased Asset is repaid in full (with respect to any Mezzanine Loan, such repayment shall include the Mezzanine Loan and the related Mortgage Loan) by the Borrower thereunder and Purchaser receives for application in accordance with Article 5 an amount equal to the greater of (i) the Repurchase Price of such Purchased Asset and (ii) one hundred percent (100%) of the proceeds of such repayment.
(f)Availability Period Extensions. (i) Upon the written request of Seller to extend the Availability Period and provided that all of the extension conditions listed in clause (ii) below (collectively, the “Availability Period Extension Conditions”) shall have been satisfied, Purchaser may agree to extend the then-current Availability Period (each, a “Current Availability Period”) for a period, in each case, not to exceed twelve (12) months from the expiration date of the then- current Current Availability Period (each, an “Availability Period Extension”). Purchaser may approve or disapprove any request for an Availability Period Extension in its sole and absolute

66

BUSINESS.32732337.7

discretion; provided that, if Purchaser does not approve such request for an Availability Period Extension in writing within ten (10) Business Days after the date of such written request by Seller, such request for an Availability Period Extension shall be deemed disapproved.
(ii)For purposes of this Article 3(f), the Availability Period Extension Conditions shall be satisfied if:
(A)Seller shall have delivered to Purchaser written notice of its request to extend the then-current Current Availability Period at least thirty (30) days, but not more than one hundred twenty (120) days, prior to the expiration of such Current Availability Period.
(B)Purchaser shall have received, on or before the expiration of the then-current Current Availability Period, payment from Seller, as consideration for Purchaser’s agreement to extend the then Current Availability Period, the Funding Fee which is due and payable on the anniversary of the Closing Date occurring upon the termination of the then Current Availability Period;
(C)no Material Adverse Effect, Margin Deficit, Default or Event of Default shall have occurred and be continuing as of the expiration of such Current Availability Period;
(D)all representations and warranties (except to the extent set forth in the Requested Exception Report attached to the related Confirmation) made by any Seller Party in the Transaction Documents shall be true, correct, complete and accurate as of the expiration of such Current Availability Period; and
(E)Purchaser shall have received a written certification by Seller stating that the foregoing conditions have been or will be satisfied as of the time required above.
(g)Amortization Period Extensions. (i) In the event that Purchaser does not agree to extend any Current Availability Period in accordance with Article 3(f), upon the written request of Seller to extend the Termination Date and provided that all of the extension conditions listed in clause (ii) below (collectively, the “Amortization Period Extension Conditions”) shall have been satisfied, Purchaser shall extend the then-current Termination Date (each, a “Current Termination Date”) by, in each case, twelve (12) months from the Current Termination Date. Notwithstanding anything to the contrary herein, in no event shall the Termination Date be extended more than two
(2) times pursuant to this Article 3(g).
(ii)For purposes of this Article 3(g), the Amortization Period Extension Conditions shall be satisfied if:
(A)Seller shall have delivered to Purchaser written notice of its request to extend the then-current Current Termination Date at least thirty (30) but not more than one hundred twenty (120) days prior to such Current Termination Date,

67

BUSINESS.32732337.7

which notice must contain a certification that Seller has determined in good faith that (x) market conditions are not economically favorable for the securitization of the

68

BUSINESS.32732337.7

Purchased Assets on or prior to such Current Termination Date or (y) there is not a viable securitization execution available to Seller on or prior to such Current Termination Date;
(B)Purchaser shall have received, on or before the then-current Current Termination Date, payment from Seller of a Termination Date Extension Fee;
(C)no Material Adverse Effect, Margin Deficit, Default or Event of Default shall have occurred and be continuing as of such Current Termination Date;
(D)all representations and warranties (except to the extent set forth in the Requested Exception Report attached to the related Confirmation) made by any Seller Party in the Transaction Documents shall be true, correct, complete and accurate as of such Current Termination Date; and
(E)Purchaser shall have received a written certification by Seller stating that the foregoing conditions have been or will be satisfied as of the time required above.
(h)Future Advances. (i) From time to time during the Availability Period, in connection with the making of a future advance to the Borrower under a Future Advance Purchased Asset, Seller may request an increase of the Purchase Price of such Future Advance Purchased Asset; provided that Seller shall not request more than one (1) increase with respect to the same Purchased Asset during any calendar month. Any approval by Purchaser of such increase of the Purchase Price shall be in writing and given or denied at Purchaser’s sole and absolute discretion.
(ii)If such approval for a Purchase Price increase is granted, Purchaser’s funding of such increase shall be subject to the satisfaction of the following conditions:
(A)at least ten (10) Business Days prior to the requested Purchase Price increase date, Seller shall have requested such increase in writing (which request may be in the form of a draft amended and restated Confirmation described in subclause (C) below for the applicable Transaction) and delivered to Purchaser
(1) copies of all documentation submitted by Borrower in connection with the applicable future advance;
(B)the amount of the requested Purchase Price increase with respect to any Purchased Asset is at least $500,000;
(C)Purchaser shall have determined to its satisfaction that (1) there is no monetary or material non-monetary default then existing or likely to occur under such Purchased Asset, (2) all conditions precedent to such future advance under the related Purchased Asset Documents have been duly satisfied or waived by Purchaser in writing and (3) any additional conditions imposed by Purchaser

69

BUSINESS.32732337.7

with respect to such future advance, as specified in the related Confirmation, have been duly satisfied or waived by Purchaser in writing;

70

BUSINESS.32732337.7

(D)delivery by Seller to Purchaser of an amended and restated Confirmation for the applicable Transaction which reflects the increase in the Purchase Price signed by a Responsible Officer of Seller (provided, however, that Purchaser shall not be liable to Seller if it inadvertently acts on a Confirmation that has not been signed by a Responsible Officer of Seller), and delivery by Purchaser to Seller of a countersigned copy of such amended and restated Confirmation;
(E)immediately after giving effect to the requested Purchase Price increase, the aggregate outstanding Purchase Price of the related Purchased Asset shall not exceed the Maximum Purchase Price of such Purchased Asset;
(F)immediately after giving effect to the requested Purchase Price increase, the sum, without duplication, of (x) the aggregate outstanding Purchase Price for all outstanding Transactions and (y) the requested Purchase Price increase shall not exceed an amount equal to the Maximum Facility Purchase Price;
(G)no event shall have occurred which has, or would reasonably be expected to have, a Material Adverse Effect;
(H)no Default or Event of Default shall have occurred and be continuing as of the related Purchase Price increase date or will occur immediately after giving effect to such Purchase Price increase;
(I)no Margin Deficit shall exist, either immediately prior to or after giving effect to the requested Purchase Price increase; and
(J)all representations and warranties (except to the extent set forth in the Requested Exception Report attached to the related Confirmation) made by any Seller Party in the Transaction Documents shall be true, correct, complete and accurate on and as of the related Purchase Price increase date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(K)on or prior to the related Purchase Price increase date, Purchaser shall have received a written certification by Seller stating that all conditions precedent to the funding of such future advance under the related Purchased Asset Documents have been satisfied (which may be made via a representation in the amended and restated Confirmation for the applicable Transaction described in subclause (C) above);
(L)Seller shall have delivered to Purchaser evidence that all conditions precedent to such future advance under the related Purchased Asset Documents have been satisfied or will be satisfied as of the date of the related funding (or, if

71

BUSINESS.32732337.7

any conditions will not be satisfied, written request for Purchaser’s waiver of such conditions) and such other information and documentation (including, without limitation, either an updated title policy or an appropriate date-down endorsement) as Purchaser requests, in its sole and absolute discretion; and

72

BUSINESS.32732337.7

(M)Purchaser shall have received (which may be by netting the amount from the related funding) payment of the Funding Fee which is due and payable in connection with the related Purchase Price increase.
(iii)Upon the satisfaction (or express waiver by Purchaser in writing) of all conditions set forth in Article 3(h)(ii) as determined by Purchaser, in its sole and absolute discretion, Purchaser shall transfer the amount of the Purchase Price increase to an account of Seller or, if such increase is being funded on the same day as the future advance is being made to the related Borrower, directly to the Borrower, Servicer or any title company, settlement agent or other Person, as agreed to by Purchaser and Seller.
(i)Mandatory Early Repurchase.
(i)If the Market Value of any Purchased Asset is reduced, or is deemed reduced, to zero, then Purchaser may after the applicable period set forth in Article 4 for Seller to satisfy any related Margin Call has expired, in its sole and absolute discretion, deliver written notice to the applicable Seller requiring the repurchase of such Purchased Asset within two (2) Business Days after such written notice (such date, a “Mandatory Early Repurchase Date”).
(ii)Mandatory Repurchase following a UK Securitisation Regulation
Event.
(A)Each of Purchaser, Seller and UK Risk Retention Holder
shall, as soon as reasonably practicable upon obtaining actual knowledge of the occurrence of a UK Securitisation Regulation Event, and in any event within two (2) Business Days, notify each other party of the occurrence thereof (provided that any failure by Purchaser to so deliver such notice shall not affect Seller’s obligation to repurchase the applicable Purchased Asset(s) pursuant to clause (C) below).
(B)Upon any of Purchaser, Seller or UK Risk Retention Holder obtaining knowledge of the occurrence of a UK Securitisation Regulation Event, Purchaser, in its absolute discretion, subject to the requirements of clause (b) of the definition of UK Securitisation Regulation Event, give notice (a “UK Securitisation Regulation Event Notice”) to Seller and UK Risk Retention Holder that Seller shall be required to repurchase each Purchased Asset and pay to Purchaser cash in an amount equal to the Repurchase Price for each Purchased Asset within ninety (90) calendar days from the date of receipt of such UK Securitisation Regulation Event Notice (such period, the “UK Securitisation Regulation Event Notice Period”), which repurchase shall be in accordance with Article 3(i)(i) hereof. Notwithstanding anything to the contrary in the Fee Letter, no Exit Fee shall be due and payable in connection with a repurchase pursuant to Article 3(b)(ii) hereof.

73

BUSINESS.32732337.7

(C)Upon receipt by Seller of a UK Securitisation Regulation Event Notice, Seller shall (x) repurchase all Purchased Assets in accordance with clause (B) above on or before the end of the UK Securitisation Regulation Event

74

BUSINESS.32732337.7

Notice Period (such date, the “UK SRE Mandatory Early Repurchase Date”) or (y) Subordinate Lender agrees to comply with the relevant requirements under the UK Securitisation Regulations as in effect on such date, including by agreeing to increase the amount of the Retention Interest (as defined in the Risk Retention Letter) to comply with the risk retention requirements and executing and delivering such further instruments and documents and taking such further actions as Purchaser may deem reasonably necessary or desirable to effect such agreement.
ARTICLE 4 MARGIN MAINTENANCE
(a)Purchaser may, at its option in its sole and absolute discretion, re-determine the
Market Value for any Purchased Asset in accordance with the definition of Market Value. If there exists a Margin Deficit with respect to any Purchased Asset, Purchaser may, by notice to Seller substantially in the form of Exhibit VIII hereto (a “Margin Call”), require Seller to make a cash payment in reduction of the Repurchase Price of such Purchased Asset so that after giving effect to such payment, no Margin Deficit shall exist or be deemed to exist with respect to such Purchased Asset. Purchaser shall not make more than one Margin Call (other than any Mark-to-Zero Margin Call) during any calendar month.
(b)If a Margin Call is given by Purchaser under Article 4(a) on any Business Day at or prior to 12:00 noon (New York City time), Seller shall cure the related Margin Deficit as provided in Article 4(a) by no later than 5:00 p.m. (New York City time) on the next succeeding Business Day; provided however, other than with respect to any Margin Call for a Purchased Asset the Market Value of which has been reduced or deemed to reduced to zero (such Margin Call, a “Mark-to-Zero Margin Call”), so long as Seller delivers to Purchaser a written certification of Guarantor that Guarantor has sufficient Total Liquidity (as defined in the Guaranty) to satisfy any outstanding Margin Calls hereunder and any outstanding margin calls under any other repurchase, credit or other financing facility of Guarantor and its consolidated Subsidiaries (collectively, the “Required Capital”) (and attaching a calculation in reasonable detail of the Required Capital), Seller shall not during any calendar month be required to pay to Purchaser an amount in excess of the Monthly Margin Call Payment Limit in order to satisfy Margin Calls (other than Mark-to-Zero Margin Calls), and any excess amount shall automatically roll-forward and be due and payable on the first Business Day of the next calendar month, subject to the Monthly Margin Call Payment Limit for such calendar month. For the avoidance of doubt, (i) a single Margin Call may relate to any one or more Purchased Assets, (ii) the Monthly Margin Call Payment Limit does not apply to any Mark-to-Zero Margin Call and (iii) if a Margin Call is given by Purchaser under Article 4(a) on any Business Day after 12:00 noon (New York City time), such Margin Call shall be considered given prior to such time on the immediately following Business Day.
(c)From time to time, if (i) the Market Value of one or more Purchased Assets has been reduced and (ii) the event that resulted in such reduction in Market Value has been cured or

75

BUSINESS.32732337.7

otherwise remedied such that the Maximum Purchase Price for such Purchased Assets exceeds the Repurchase Price for such Purchased Assets as determined by Purchaser in accordance with the terms hereof (the amount of such excess, the “Margin Excess”), then Purchaser may, in its sole and absolute discretion, consider a request from Seller to transfer cash to Seller in an amount up

76

BUSINESS.32732337.7

to such Margin Excess, and such transfer shall be reflected as an increase in the outstanding Purchase Price of such Purchased Asset. Any such transfer of cash by Purchaser shall be limited to once per calendar quarter and subject to the following conditions:
(i)the transfer is in an amount that is at least equal to $1 million;
(ii)immediately after giving effect to the requested Purchase Price increase, the aggregate outstanding Purchase Price of the related Purchased Asset shall not exceed the Maximum Purchase Price of such Purchased Asset;
(iii)immediately after giving effect to the requested Purchase Price increase, the sum, without duplication, of (x) the aggregate outstanding Purchase Price for all outstanding Transactions and (y) the requested Purchase Price increase shall not exceed an amount equal to the Maximum Facility Purchase Price;
(iv)no event shall have occurred which has, or would reasonably be expected to have a Material Adverse Effect;
(v)no Default or Event of Default shall have occurred and be continuing as of the related Purchase Price increase date or will occur as a result of such Purchase Price increase;
(vi)no Margin Deficit shall exist immediately prior to or after giving effect to the requested Purchase Price increase (other than any Margin Deficit that would be cured as a result of the application of proceeds of such Purchase Price increase as directed by Seller);
(vii)all representations and warranties (except to the extent set forth in the Requested Exception Report attached to the related Confirmation) made by any Seller Party in the Transaction Documents shall be true, correct, complete and accurate on and as of the related Purchase Price increase date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and
(viii)Purchaser shall have received (which may be by netting the amount from the related funding) payment of the Funding Fee which is due and payable in connection with the related Purchase Price increase.
(d)The failure or delay by Purchaser, on any one or more occasions, to exercise its rights under this Article 4 shall not change or alter the terms and conditions or limit or waive the right of Purchaser to do so at a later date or in any way create additional rights for Seller.

77

BUSINESS.32732337.7

ARTICLE 5

PAYMENTS; COLLECTION ACCOUNT
(a)Currency. Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim.
(b)Timing and Wire Instructions. All payments required to be made directly to Purchaser shall be made in accordance with the wiring instructions set forth below (or such other wire instructions provided by Purchaser to Seller in writing), not later than 2:00 p.m. (New York City time)(or such other time set forth herein with respect to such payment), on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day).
Bank Name:    Bank of New York Mellon
Address:    New York, NY
ABA Number:    021 000 018
DDA Number:    GLA 111569 BHQ
Account Name:    BBPLC LNBR Firm Cash W/H Gest USD Reference:    BSP FBRED REIT
Attention:    CRE Operations
(c)Collection Account. On or about the Closing Date, Seller shall establish and shall thereafter maintain a segregated interest-bearing deposit account in its name, for the benefit of Purchaser, at Account Bank (including any replacement deposit account, the “Collection Account”). The Collection Account shall be subject to an Account Control Agreement in favor of Purchaser.
(d)Payments by Borrowers. Seller shall cause all Borrowers and other obligors to make all payments in respect of the Purchased Assets to Servicer, and Seller shall cause Servicer to hold all such payments in the name of Servicer for the benefit of Purchaser and to administer all such payments in accordance with the Servicing Agreement, as modified by any Servicer Letter.
(e)Remittances by Servicer.
(i)Seller shall cause Servicer to promptly remit all Income (other than the portion of any Material Principal Payment which is due and payable to Purchaser in accordance with Article 5(e)(ii) below) in respect of the Purchased Assets directly into the Collection Account (or, to the extent set forth in the Servicing Agreement, as modified by the Servicer Letter, a Servicer-maintained account) no later than two (2) Business Days after receipt thereof; provided that, if such Servicer receives Income after 2:00 p.m. (New York City time), on any Business Day, such Income shall be deposited into the Collection Account (or, to the extent set forth in the Servicing Agreement, as modified by Servicer Letter, a Servicer-maintained account) no later than the third (3rd)

78

BUSINESS.32732337.7

Business Day after receipt thereof. To the extent that Income in respect of the Purchased Assets is deposited by Servicer into a Servicer-maintained account, then no later than two (2) Business Days

79

BUSINESS.32732337.7

prior to each Remittance Date, Seller shall cause Servicer to remit all such Income from such Servicer-maintained account to the Collection Account.
(ii)Seller shall cause Servicer (a copy of which direction shall have been delivered to Purchaser simultaneously with Servicer) to promptly remit to Purchaser the portion of any Material Principal Payments in respect of any Purchased Asset which is due and payable to Purchaser in accordance with Article 5(f)(ii) by no later than two (2) Business Days after receipt thereof by such Servicer; provided that, if such Servicer receives such Material Principal Payments after 2:00 p.m. (New York City time), on any Business Day, such portion shall be remitted to Purchaser by no later than the third (3rd) Business Day after receipt thereof by such Servicer. To the extent that Purchaser received from Servicer a greater amount of any Material Principal Payment than is required to be paid to Purchaser in accordance with Article 5(f)(ii), Seller shall notify Purchaser in writing and Purchaser shall promptly remit, within two (2) Business Days of receipt, any excess collection to the Collection Account for application by Seller in accordance with Article 5(f)(ii).
(iii)In furtherance of the foregoing, Seller shall cause Servicer to execute and deliver a Servicer Letter in accordance with Article 29(e). If any Seller Party or any Affiliate thereof (other than a Servicer) shall receive any Income with respect to a Purchased Asset other than by remittance from the Collection Account in accordance with the following sentence, such party shall (and Seller shall cause such party to) promptly (and in any case within two (2) Business Days after receipt thereof) remit such amounts directly into the Collection Account. Amounts in Collection Account shall be remitted by Account Bank in accordance with the provisions of Articles 5(f) and 5(g).
(f)Remittances from the Collection Account. Amounts in the Collection Account shall be remitted by Account Bank in accordance with the provisions of this Article 5(f).
(i)So long as no Event of Default shall have occurred and be continuing, Seller shall direct Account Bank (a copy of which direction shall have been delivered to Purchaser simultaneously with Account Bank) to, on each Remittance Date, remit all amounts on deposit in the Collection Account (other than Principal Payments) in the following order of priority, provided that, to the extent that the related Account Control Agreement provides that funds are automatically swept to Seller, Seller shall on each Remittance Date pay all amounts received by it from the Collection Account (other than Principal Payments) in the following order of priority:
(A)first, (i) to Custodian for payment of the fees payable to Custodian pursuant to the Custodial Agreement, and then (ii) to Account Bank for payment of fees payable to Account Bank in connection with the Collection Account pursuant to the Account Control Agreement;
(B)second, to Purchaser, accrued and unpaid Purchase Price Differential as of such Remittance Date;

80

BUSINESS.32732337.7

(C)third, to Purchaser, any fees, expenses, indemnification or other amounts due and payable to Purchaser or its Affiliates under any Transaction Document other than the Subordinated Facility Agreement or in connection with Purchaser’s role as Security Agent (including, without limitation, any outstanding unsatisfied Margin Deficits);
(D)fourth, to Purchaser, at all times during the Amortization Period, all remaining amounts to be applied in reduction of the Repurchase Price for all outstanding Purchased Assets on a pro rata basis based on outstanding Repurchase Price;
(E)fifth, to Subordinate Lender, all amounts of interest due and payable to Subordinate Lender pursuant to the terms of the Subordinated Facility Agreement; and
(F)sixth, the balance, if any, in payment or distribution to Seller;
provided that, if any Default that has not become an Event of Default has occurred and is continuing on any date on which amounts are remitted in accordance with the foregoing priority of payments, all amounts otherwise payable to Subordinate Lender or Seller hereunder shall be retained in the Collection Account until the earlier of (x) the day on which Purchaser provides written notice that such Default has been cured to the satisfaction of Purchaser in its sole discretion and no other Default or Event of Default has occurred and is continuing and (y) the day that on which such Default becomes an Event of Default, at which time such amounts shall be applied pursuant to Article 5(f)(iii).
(ii)So long as no Event of Default shall have occurred and be continuing, Seller shall direct Account Bank (a copy of which direction shall have been delivered to Purchaser simultaneously with Account Bank) to, on or prior to each Remittance Date, remit all Principal Payments on deposit in the Collection Account in accordance with the following order of priority; provided that, to the extent that the related Account Control Agreement provides that funds are automatically swept to Seller, Seller shall on each Remittance Date pay all Principal Payments received by it from the Collection Account in the following order of priority (for such purpose, any Principal Payments that have been paid to Purchaser by Servicer pursuant to Article 5(e)(ii) shall be taken into account as if being paid from the Collection Account):
(A)first, to Purchaser, for each Purchased Asset with respect to which a Principal Payment was received, an amount equal to the product of (x) any Principal Payment on account of any Purchased Asset multiplied by (y) the Effective Purchase Price Percentage for such Purchased Asset, for application in reduction to the outstanding Purchase Price of such Purchased Asset, provided, that, to the extent that any Purchased Asset is repaid in full, Seller shall no later

81

BUSINESS.32732337.7

than two (2) Business Days after receipt of the repayment, pay to Purchaser the Repurchase Price with respect to such Purchased Asset;

82

BUSINESS.32732337.7

(B)second, to Purchaser, an amount equal to any fees, expenses, indemnification or other amounts due and payable to Purchaser or its Affiliates under any Transaction Document other than the Subordinated Facility Agreement or in connection with Purchaser’s role as Security Agent (including, without limitation, any outstanding unsatisfied Margin Deficits) (in each case to the extent not paid pursuant to clause (C) of Article 5(f)(i));
(C)third, to Purchaser, at all times during the Amortization Period, all remaining amounts to be applied in reduction of the Repurchase Price for all outstanding Purchased Assets on a pro rata basis based on outstanding Repurchase Price;
(D)fourth, to Subordinate Lender in respect of all amounts of principal due to Subordinate Lender pursuant to the terms of the Subordinated Facility Agreement, provided that such payment made to such Subordinate Lender does not result in a breach of the Risk Retention Letter; and
(E)fifth, the balance, if any, in payment or distribution to the relevant
Seller;
provided that, if any Default that has not become an Event of Default has occurred and is continuing on any date on which amounts are remitted in accordance with the foregoing priority of payments, all amounts otherwise payable to Subordinate Lender or Seller hereunder shall be retained in the Collection Account until the earlier of (x) the day on which Purchaser provides written notice that such Default has been cured to the satisfaction of Purchaser in its sole discretion and no other Default or Event of Default has occurred and is continuing and (y) the day that on which such Default becomes an Event of Default, at which time such amounts shall be applied pursuant to Article 5(f)(iii).
(iii)Upon receipt of notice from Purchaser that an Event of Default shall have occurred and be continuing, Account Bank shall cease remitting funds to, or at the direction of, Seller (and Seller shall not give any further remittance direction to Account Bank) pursuant to Article 5(f)(i) and (ii) and shall instead remit all amounts on deposit in the Collection Account to, or at the direction of, Purchaser for application to the Repurchase Obligations in such order of priority as Purchaser shall determine in its sole and absolute discretion.
(g)Remittances in Violation of Transaction Documents. If any Seller Party or any Affiliate thereof shall receive any Income with respect to a Purchased Asset other than by remittance from the Collection Account in accordance with this Article 5, such party shall (and Seller shall cause such party to) promptly (and in any case within one (1) Business Day after receipt thereof) remit such amounts directly into the Collection Account and Seller shall promptly

83

BUSINESS.32732337.7

(i) notify Purchaser in writing of such remittance and in reasonable detail the circumstances thereof and (ii) instruct in writing (with copy of Purchaser) any party which made such remittance to make any future remittances in accordance with the terms of the Transaction Documents.

84

BUSINESS.32732337.7

(h)Payment of Purchaser Price Differential and Other Fees. On each Remittance Date, to the extent not paid in full pursuant to Article 5(f), Seller shall pay to Purchaser all accrued and unpaid Purchase Price Differential as of such Remittance Date and any other fees then due and payable in accordance with the Fee Letter and the other Transaction Documents.
(i)Payments of Repurchase Price. Except as expressly set forth in this Agreement, any amounts paid toward the Repurchase Price for any Purchased Asset shall be applied by Purchaser to any items constituting the Repurchase Price thereof in such order of priority as Purchaser shall determine in its sole and absolute discretion.
ARTICLE 6

REQUIREMENTS OF LAW; BENCHMARK TRANSITION
(a)Requirements of Law. (i) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Purchaser (A) to enter into Transactions as contemplated by the Transaction Documents, then any commitment of Purchaser hereunder to enter into any Transaction shall forthwith be canceled or (B) to maintain or continue any Transaction, then a Repurchase Date for such Transaction shall occur on the next Remittance Date or on such earlier date as may be required by law. In exercising its rights under this Article 6(a)(i), Purchaser shall exercise its rights and remedies in a manner which is consistent with other similar agreements with other similarly situated counterparties covered by the same group within Purchaser.
(ii)If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Purchaser with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Purchaser made subsequent to the date hereof:
(A)shall subject Purchaser to Tax with respect to the Transaction Documents, any Purchased Asset or any Transaction (other than (x) Indemnified Taxes and (y) Excluded Taxes);
(B)shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Purchaser that is not otherwise included in the determination of the Benchmark hereunder; or
(C)shall impose on Purchaser any other condition (excluding, for the avoidance of doubt, any Tax).
and the result of any of the foregoing is to increase the cost to Purchaser, by an amount that Purchaser, in the exercise of its reasonable business judgment, deems to be material, of entering into, continuing or maintaining Transactions or to reduce in any material

85

BUSINESS.32732337.7

respect any amount receivable under the Transaction Documents in respect thereof; then, in any such case, Seller shall promptly pay Purchaser, upon its written demand (but in no event

86

BUSINESS.32732337.7

less than thirty (30) days’ prior notice), any additional amounts necessary to compensate Purchaser for such increased cost or reduced amount receivable. Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Purchaser to Seller and shall be conclusive evidence of such additional amounts absent manifest error. In exercising its rights under this Article 6(a)(ii), Purchaser shall exercise its rights and remedies in a manner which is consistent with other similar agreements with other similarly situated counterparties covered by the same group within Purchaser. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets.
(iii)If Purchaser shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Purchaser or any corporation controlling Purchaser with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has, or will have, the effect of reducing the rate of return on Purchaser’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Purchaser or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Purchaser’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Purchaser, in the exercise of its reasonable business judgment, to be material, then from time to time, after submission by Purchaser to Seller of a written request therefor upon not less than thirty (30) days’ prior notice, Seller shall pay to Purchaser such additional amount or amounts as necessary to compensate Purchaser for such reduction. Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Purchaser to Seller and shall be conclusive evidence of such additional amounts absent manifest error. In exercising its rights under this Article 6(a)(iii), Purchaser shall exercise its rights and remedies in a manner which is consistent with other similar agreements with other similarly situated counterparties covered by the same group within Purchaser. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets.
(b)Benchmark Unavailability Period. During the Benchmark Unavailability Period for any Transaction, such Transaction shall be converted automatically to accrue interest at the Prime Rate in accordance with the definition of “Benchmark” on the next Pricing Rate Determination Date or within such earlier period as may be required by law. If any such conversion of a Transaction occurs on a day that is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Purchaser any applicable Breakage Costs in connection with any such conversion of a Transaction.
(c)Benchmark Transition. (i) Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time for any Pricing Rate Determination Date in respect of any determination of the then-current Benchmark for any Transaction, the Benchmark Replacement will replace the then-current Benchmark with respect to each such

87

BUSINESS.32732337.7

Transaction for all purposes hereunder or under any Transaction Document in respect of such determination on such Pricing Rate Determination Date and all determinations on all subsequent dates, without any amendment to, or further action or consent of any other party to, this Agreement.

88

BUSINESS.32732337.7

The Benchmark Replacement shall become effective with respect to each applicable Transaction on the applicable Benchmark Replacement Date.
(ii)In connection with the use or administration of any Benchmark or any Benchmark Replacement, Purchaser shall have the right to make Benchmark Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Conforming Changes shall become effective without any further action or consent of any other party to this Agreement.
(iii)Purchaser shall promptly notify Seller of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Conforming Changes. For the avoidance of doubt, any notice required to be delivered by Purchaser as set forth in this paragraph may be provided, at the option of Purchaser (in its sole and absolute discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Conforming Changes. Any determination, decision or election that may be made by Purchaser pursuant to this Article 6(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, shall be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Article 6(c).
(iv)Purchaser does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the Benchmark or any Benchmark Replacement implemented hereunder, (ii) the composition or characteristics of any such Benchmark or Benchmark Replacement, including whether any Benchmark Replacement is similar to, or produces the same value or economic equivalence to any Benchmark which it replaces or has the same volume or liquidity as any Benchmark which it replaces or any other Benchmark, (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Article 6 including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non- representative tenors of any Benchmark, the implementation or lack thereof of any Benchmark Conforming Changes, the delivery or non-delivery of any notices required by this Article 6 or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of Article 6.
(v)Purchaser shall exercise its rights and remedies pursuant to the definitions of “Benchmark Replacement”, “Benchmark Replacement Adjustment” and “Benchmark Conforming Changes” in a manner which is consistent with its exercise of such rights and remedies under other commercial mortgage loan repurchase facilities with similarly situated counterparties covered by the same group within Purchaser.

89

BUSINESS.32732337.7

ARTICLE 7 SECURITY INTEREST
(a)Purchaser and Seller intend that the Transactions hereunder be sales to Purchaser of the Purchased Assets and not loans from Purchaser to Seller secured by the Purchased Assets (other than for U.S. federal, state and local income and franchise tax purposes and accounting purposes described in Article 23(g)). However, in order to preserve Purchaser’s rights under the Transaction Documents, in the event that a court or other forum re-characterizes the Transactions hereunder as other than sales, and as security for the performance by Seller of all of Seller’s obligations to Purchaser under the Transaction Documents and the Transactions entered into hereunder, or in the event that a transfer of a Purchased Asset is otherwise ineffective to effect an outright transfer of such Purchased Asset to Purchaser, Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to Purchaser to secure the payment of the Repurchase Price on all Transactions to which it is a party and all other amounts owing by it to Purchaser hereunder, including, without limitation, amounts owing pursuant to Article 27, and under the other Transaction Documents (collectively, the “Repurchase Obligations”). Without limiting the generality of the foregoing and for the avoidance of doubt, if any determination is made that any Mezzanine Loan which is a Purchased Asset was not sold by Seller to Purchaser pursuant to this Agreement, or that mezzanine loans do not qualify for the safe harbor treatment provided by the Bankruptcy Code, then Seller hereby pledges, assigns and grants to Purchaser as further security for Seller’s obligations to Purchaser hereunder, a continuing first priority security interest in and Lien upon each such Mezzanine Loan which constitutes a Purchased Asset hereunder, and Purchaser shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect thereto. For purposes of this Agreement, “Collateral” shall mean the Purchased Items.
(b)In addition, Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in and to the Collection Account and the Servicer Account and all monies from time to time on deposit in the Collection Account and the Servicer Account and any and all replacements, substitutions, distributions on, income relating to or proceeds of any and all of the foregoing, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to Purchaser to secure the payment of the Repurchase Obligations.
(c)Seller agrees to mark its books and records to evidence the interests granted to Purchaser hereunder.
(d)Purchaser’s security interest in the Collateral shall terminate only upon satisfaction of the Repurchase Obligations (other than obligations under the Transaction Documents (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of this Agreement or such other Transaction Document, as the case may be), provided that, so long as no Event of Default shall have occurred and be

90

BUSINESS.32732337.7

continuing (other than in connection with a repurchase described in the proviso to Article 3(e)), Purchaser’s security interest with respect to any Purchased Asset shall terminate automatically effective upon the repurchase thereof in accordance with the terms of this Agreement and receipt by Purchaser of the Repurchase Price therefor. Upon such satisfaction and upon request by Seller, Purchaser shall, at Seller’s sole

91

BUSINESS.32732337.7

expense, deliver to Seller such UCC termination statements and other release documents as may be commercially reasonable and return (or approve the return by Custodian in accordance with the Custodial Agreement, as applicable) the Purchased Assets to Seller and reconvey the Purchased Items to Seller and release its security interest in the Collateral, such release to be effective automatically without further action by any party. For purposes of the grant of the security interest pursuant to this Article 7, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”). Purchaser shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York. In furtherance of the foregoing, (i) Purchaser, at Seller’s sole cost and expense, as applicable, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Seller upon completion thereof, and (ii) Seller shall from time to time take such further actions as may be requested by Purchaser in its sole and absolute discretion to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Purchaser hereunder). Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.
(e)Seller acknowledges that it has no rights to service the Purchased Assets but only has rights granted to it pursuant to Article 29. Without limiting the generality of the foregoing and the grant of a security interest in Article 7(a), and in the event that Seller is deemed by a court, other forum or otherwise to retain any residual Servicing Rights (notwithstanding that such Servicing Rights are Purchased Items hereunder), and for the avoidance of doubt, Seller hereby acknowledges and agrees that the Servicing Rights constitute Collateral hereunder for all purposes. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.
(f)Seller agrees, to the extent permitted by any Requirement of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Asset or Mortgaged Property may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets marshaled upon any such sale, and agrees that Purchaser or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets individually or collectively (in any number of parts) as Purchaser or such court may determine.

92

BUSINESS.32732337.7

ARTICLE 8 TRANSFER AND CUSTODY
(a)On the Purchase Date for each Transaction, ownership of the related Purchased
Assets and other Purchased Items shall be transferred to Purchaser or its designee (including

93

BUSINESS.32732337.7

Custodian and/or the Bailee) against the simultaneous transfer of the Purchase Price for such Purchased Asset in immediately available funds to an account of Seller (or an account directed by Seller) specified in the Confirmation relating to such Transaction.
(b)Seller shall deposit the Purchased Asset Files representing the Purchased Assets sold by it, or direct that such Purchased Asset Files be deposited directly (including, with respect to any Wet Purchased Asset or any other Purchased Asset for which Seller has delivered a Bailee Letter in accordance with the terms of the Custodial Agreement, by the Bailee), with Custodian in accordance with the Custodial Agreement. The Purchased Asset Files shall be maintained in accordance with the Custodial Agreement. If a Purchased Asset File is not delivered to Purchaser or its designee (including Custodian), such Purchased Asset File shall be held in trust by Seller or its designee for the benefit of Purchaser as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Asset File Files representing the Purchased Assets sold by it and the originals of such Purchased Asset File not delivered to Purchaser or its designee (including Custodian). The possession of the Purchased Asset File by Seller or its designee is at the will of Purchaser for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale, subject to the terms and conditions of this Agreement, of the related Purchased Asset to Purchaser. Seller or its designee (including Custodian or, in the case of any Wet Purchased Asset or any other Purchased Asset for which Seller has delivered a Bailee Letter in accordance with the terms of the Custodial Agreement, the Bailee) shall release its custody of any Purchased Asset File only in accordance with a written request acknowledged in writing by Purchaser and otherwise in accordance with the Custodial Agreement.
(c)From time to time, Seller shall forward to Custodian, with copy to Purchaser, additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Asset approved (if applicable) in accordance with the terms of this Agreement, and upon receipt of any such other documents (which shall be clearly marked as to which Purchased Asset File such documents relate), Custodian will be required to hold such other documents in the related Purchased Asset File in accordance with the Custodial Agreement.
ARTICLE 9
SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS
(a)Title to each Purchased Assets shall pass to Purchaser on the related Purchase Date, and Purchaser shall have free and unrestricted use of each Purchased Asset, subject, however, to the terms of this Agreement. Nothing in this Agreement or any other Transaction Document shall preclude Purchaser from engaging, at Purchaser’s sole cost and expense, in repurchase transactions with the Purchased Assets or otherwise selling, transferring, pledging, repledging, hypothecating or rehypothecating the Purchased Assets, all on terms that Purchaser may determine in its sole and absolute discretion in conformity with the terms and conditions of the

94

BUSINESS.32732337.7

Purchased Asset Documents; provided that, unless an Event of Default has occurred and is continuing, without the prior written consent of Seller, (i) Purchaser may not engage in repurchase transactions or sell, transfer, pledge,

95

BUSINESS.32732337.7

repledge, hypothecate or rehypothecate the Purchased Assets to any Disqualified Institutions,
(ii) Seller shall only be required to interface with Purchaser, an Affiliate of Purchaser or an Approved Fund with respect to this Agreement and the Transactions hereunder and (iii) no such transaction shall relieve Purchaser of its obligations to transfer the same Purchased Assets to Seller pursuant to Article 3 or of Purchaser’s obligation to apply amounts to the Repurchase Obligation in accordance with Article 5 or otherwise affect the rights, obligations and remedies of any party to this Agreement.
(b)Nothing contained in this Agreement or any other Transaction Document shall obligate Purchaser to segregate any Purchased Asset delivered to Purchaser by Seller. Except to the extent expressly set forth in this Agreement or any other Transaction Document, no Purchased Asset shall remain in the custody of Seller or any Affiliate of Seller.
ARTICLE 10 REPRESENTATIONS AND WARRANTIES
Seller represents and warrants to Purchaser as of the date hereof and as of any other date on which these representations and warranties are remade or deemed remade in accordance with the terms of this Agreement or any other Transaction Document or certification delivered in connection with this Agreement, and covenants that at all times while this Agreement or any Transaction Document is in effect as follows:
(a)Organization. Seller (i) is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of its formation, (ii) has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted and (iii) has the power to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.
(b)Authority. Seller represents that (i) it is duly authorized to execute and deliver the Transaction Documents to which it is a party, to enter into the Transactions contemplated hereunder and to perform its obligations under the Transaction Documents, and has taken all necessary action to authorize such execution, delivery and performance, and (ii) each person signing any Transaction Document on its behalf is duly authorized to do so on its behalf.
(c)Due Execution and Delivery; Consideration. The Transaction Documents to which it is a party have been or will be duly executed and delivered by Seller, for good and valuable consideration.
(d)Enforceability. The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.
(e)Approvals and Consents. No consent, approval or other action of, or filing by, Seller with any Governmental Authority or any other Person is required to authorize, or is

96

BUSINESS.32732337.7

otherwise required in connection with, the execution, delivery and performance of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or

97

BUSINESS.32732337.7

made, as applicable, and any such consents, approvals and filings that have been obtained are in full force and effect).
(f)Licenses and Permits. Seller is duly licensed, qualified and in good standing in every jurisdiction where such licensing, qualification or standing is necessary, and has all licenses, permits and other consents that are necessary, for (i) the transaction of Seller’s business and (ii) the performance of its obligations under this Agreement and any other Transaction Document to which it is a party, except in the case of the foregoing clause (i), where the failure to be so licensed, qualified or be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Seller has all material licenses, permits and other consents that are necessary, for the acquisition, origination (if applicable), ownership or sale of any Purchased Assets or other Purchased Items.
(g)[Reserved].
(h)Non-Contravention. Neither the execution and delivery of the Transaction Documents, nor consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Seller, (ii) any agreement by which Seller is bound or to which any assets of Seller are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the assets of Seller, other than pursuant to the Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Seller, or (iv) any Requirement of Law applicable to Seller.
(i)Litigation/Proceedings. As of the date hereof, any Funding Date and any Extension Date, there is no action, suit, proceeding, investigation of which Seller has Knowledge, or arbitration pending or, to the Knowledge of Seller, threatened in writing against any Seller Party, or any of their respective assets or revenues that (i) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated thereby, (ii) makes a claim in an aggregate amount greater than the applicable Litigation Threshold or (iii) which, individually or in the aggregate, could be reasonably likely to have a Material Adverse Effect.
(j)No Outstanding Judgments. Except as otherwise disclosed in writing to Purchaser, there are no judgments against Seller unsatisfied of record or docketed in any court located in the United States of America which, in the aggregate (x) require the payment of money in an amount at least equal to the applicable Litigation Threshold or (y) could be reasonably likely to have a Material Adverse Effect.
(k)No Bankruptcies. No Act of Insolvency has ever occurred with respect to Seller
Party.
(l)Compliance with Law. Seller is in compliance in all material respects with all

98

BUSINESS.32732337.7

Requirements of Law (other than any Requirements of Law expressly covered elsewhere in this Article 10). Except as disclosed in writing to Purchaser, no Seller Party or any Subsidiary thereof

99

BUSINESS.32732337.7

is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority which default, in the aggregate (x) is with respect to any amount at least equal to the applicable Litigation Threshold or (y) could be reasonably likely to have a Material Adverse Effect.
(m)Acting as Principal. Seller is engaging in the Transactions as principal.
(n)No Broker. No Seller has dealt with any broker, investment banker, agent, or other Person (other than Purchaser or an Affiliate of Purchaser) who may be entitled to any commission or compensation in connection with the sale of any Purchased Asset to Purchaser pursuant to any of the Transaction Documents.
(o)No Default. As of the date of this Agreement and as of each Funding Date, no Default has occurred and is continuing which has not been disclosed to Purchaser in writing. At all times while this Agreement and any Transaction thereunder is in effect, no Event of Default or, to Seller’s Knowledge, Default has occurred and is continuing which has not been disclosed to Purchaser in writing.
(p)[Reserved].
(q)No Material Adverse Effect. As of the date hereof and as of the Funding Date for any Transaction, no Seller had no Knowledge of any actual development, event or other fact that could reasonably be expected to have a Material Adverse Effect.
(r)No Adverse Selection. No Purchased Asset under this Agreement has been selected by Seller in a manner different from the manner in which Seller selects assets with regard to any other facilities to which it is a party or, in any event, so as to affect adversely the interests of Purchaser.
(s)Full and Accurate Disclosure. All information, reports, statements, exhibits, schedules and certificates (i) furnished in writing by or on behalf of any Seller Party in connection with the negotiation, preparation or delivery of the Transaction Documents, or after the date hereof pursuant to the terms of any Transaction Document or (ii) included in any Transaction Document (in each case of the foregoing, other than information of a general economic or industry-specific nature), when taken as a whole, do not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made, or (in the case of projections) is or will be based on estimates believed by Seller to be reasonable on the date as of which such information is stated or certified, it being understood that such projections may vary from actual results and that such variances may be material.
(t)Financial Information. All written financial data concerning the Seller Parties, the Purchased Assets and the other Purchased Items that has been delivered by or on behalf of Seller Party to Purchaser (in each case, other than financial estimates, forecasts and other forward- looking information, pro forma financial information and information of a general economic or industry-specific nature), when taken as a whole, is true, correct and complete in all material

100

BUSINESS.32732337.7

respects. All financial data concerning the Seller Parties has been prepared fairly in accordance with GAAP consistently applied. All financial data concerning the Purchased Asset and the other

101

BUSINESS.32732337.7

Purchased Items that was prepared by Seller has been prepared in accordance with standard industry practices. Since the delivery of such data, except as otherwise disclosed in writing to Purchaser, there has been no change in the financial position of the Seller Parties or, to the Knowledge of Seller, the Purchased Assets and the other Purchased Items or in the results of operations of the Seller Party, which change could reasonably be expected to have a Material Adverse Effect.
(u)Authorized Representatives. The duly authorized representatives of the Seller Parties are listed on, and true signatures of such authorized representatives are set forth on, Exhibit III hereto, or such other most recent list of authorized representatives substantially in the form of Exhibit III hereto as the Seller Parties may from time to time deliver to Purchaser.
(v)Chief Executive Office; Jurisdiction of Organization; Location of Books and Records. Seller’s and Affiliated Transferor Pledgor’s chief executive office is located at the address for notices specified for such Seller Party on Exhibit I, unless such Seller Party has provided a new chief executive office address to Purchaser in writing. Seller’s jurisdiction of organization is the State of Delaware. The location where Seller keeps its books and records, including all computer tapes and records relating to the Collateral, the Collection Account and the Servicer Account, is its chief executive office.
(w)Representations and Warranties Regarding the Purchased Assets. Each of the representations and warranties made in respect of the Purchased Assets pursuant to Exhibit V are true, complete and correct, except to the extent set forth in the Requested Exception Report attached to the related Confirmation.
(x)Good Title to Purchased Asset. Immediately prior to the purchase of any Purchased Asset and other Purchased Items by Purchaser from Seller, except as expressly permitted by the Transaction Documents, (i) such Purchased Asset and other Purchased Items are free and clear of any Lien or impediment to transfer (including any “adverse claim” as defined in Article 8- 102(a)(1) of the UCC) (other than any such Lien or impediment to transfer that is released simultaneously with such purchase), (ii) such Purchased Asset and other Purchased Items are not subject to any right of set-off, any prior sale, transfer or assignment, or any agreement by Seller to assign, convey or transfer such Purchased Asset and other Purchased Items, in each case, in whole or in part, (iii) Seller is the record and beneficial owner of, and had good and marketable title to, and the right to sell and transfer, such Purchased Asset and other Purchased Items to Purchaser, and (iv) subject to any consent or qualified transferee requirements set forth in the Purchased Asset Documents and disclosed to Purchaser in writing in accordance with the procedures set forth on Exhibit VII prior to the related Purchase Date, Seller has the right to sell and transfer such Purchased Asset and other Purchased Items to Purchaser. Upon the purchase of any Purchased Asset and other Purchased Items by Purchaser from Seller, Purchaser shall be the sole owner of such Purchased Asset and other Purchased Items free from any adverse claim, subject to the rights of Seller pursuant to the terms of this Agreement and the other Transaction Documents.

102

BUSINESS.32732337.7

(y)No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with any Purchased Asset or other Purchased Item, (ii) no agreements on the part of Seller to issue, sell or distribute any Purchased Asset or other Purchased Item and (iii) no obligations on the part of Seller

103

BUSINESS.32732337.7

(contingent or otherwise) to purchase, redeem or otherwise acquire any securities or interest therein, in each case, except as contemplated by the Transaction Documents.
(z)Security Interest Matters.
(i)The provisions of the Transaction Documents are effective to either
(x) constitute a sale of Purchased Items to Purchaser (other than for United States federal, state and local income and franchise tax purposes and for accounting purposes) or (y) create in favor of Purchaser a legal, valid and enforceable first priority “security interest” (as defined in Section 1-201(b)(35) of the UCC) in all rights, title and interest of Seller in, to and under the Collateral.
(ii)Upon possession by Custodian or Bailee pursuant to a Bailee Letter of each Promissory Note or Participation Certificate, endorsed in blank by a duly authorized officer of Seller, Purchaser shall have a legal, valid, enforceable and fully perfected first priority security interest in all right, title and interest of Seller in such Promissory Note or Participation Certificate, as applicable.
(iii)Upon the filing of the UCC Financing Statements in the applicable UCC Filing Jurisdiction, Purchaser shall have a legal, valid, enforceable and fully perfected first priority security interest in that portion of the Collateral or the Pledged Collateral, as applicable, in which a security interest can be perfected under the UCC by the filing of financing statements.
(iv)The provisions of this Agreement are effective to create in favor of Purchaser a legal, valid and enforceable first priority “security interest” (as defined in Section 1-201(b)(35) of the UCC) in all rights, title and interest of Seller in and to the Collection Account, the Servicer Account and all funds at any time credited to the Collection Account and the Servicer Account and, upon execution and delivery of the Account Control Agreement, Purchaser shall have a legal, valid, enforceable and fully perfected first priority security interest in, the Collection Account and all funds at any time credited thereto.
(aa) Solvency; No Fraudulent Transfer. Seller has adequate capital for the normal obligations foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and is paying, its debts as they come due. Neither the Transaction Documents nor any Transaction are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditor of Seller. As of each Purchase Date, Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereto and the transfer and sale of related Purchased Assets on such Purchase Date pursuant hereto and the obligation to repurchase such Purchased Assets (i) will not cause the liabilities of Seller to exceed the assets of Seller, (ii) will not result in Seller having unreasonably small capital, and (iii) will not result in debts that would be beyond Seller’s ability to pay as the same mature. Seller has only entered into agreements on terms that would be considered arm’s

104

BUSINESS.32732337.7

length and otherwise on terms consistent with other similar agreements with other similarly situated entities.

105

BUSINESS.32732337.7

(bb)    [Reserved].
(cc) Investment Company Act. Seller is not required to register as an “investment company,” and is not a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(dd) Taxes. Seller has filed or caused to be filed all required U.S. federal and other material tax returns that to the Knowledge of Seller would be delinquent if they had not been filed on or before the date hereof and has paid all material taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it and any of its assets by any Governmental Authority except for any such taxes as (i) are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP or (ii) are de minimis in amount; no tax liens have been filed against any of Seller’s assets and, to Seller’s Knowledge, no claims are being asserted with respect to any such taxes, fees or other charges.
(ee) ERISA. No Seller or ERISA Affiliate of Seller sponsors, maintains or contributes to any Plans or any Multiemployer Plans. No Seller is, or is using, any assets of a “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R Section 2510.3-101, as modified by Section 3(42) of ERISA in connection with any Transaction.
(ff) Use of Proceeds; Margin Regulations. All proceeds of each Transaction shall be used by Seller for purposes permitted under Seller’s governing documents, provided that no part of the proceeds of any Transaction will be used by Seller to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the entering into of any Transaction nor the use of any proceeds thereof will violate, or be inconsistent with, any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System.
(gg) No Real Property. Neither Seller nor any Subsidiary of Seller has at any time since its formation held title to any real property.
(hh) Ownership. Seller is and shall remain at all times a wholly-owned direct or indirect subsidiary of Guarantor.
(ii)Insider. Seller is not an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than ten percent (10%) of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375(b) or in regulations promulgated pursuant thereto) of Purchaser, of a bank holding company of which Purchaser is a Subsidiary, or of any Subsidiary, of a bank holding company of which Purchaser is a Subsidiary, of any bank at which Purchaser maintains a correspondent account or of any lender which maintains a correspondent account with Purchaser.
(jj) Sanctions; No Prohibited Persons. Each Seller Party and each of their respective Controlled Affiliates is in compliance with Sanctions. No Seller Party or any Controlled

106

BUSINESS.32732337.7

Affiliate, nor, to the Knowledge of Seller, any officer, director, partner, member or employee, of Seller Party or of such Controlled Affiliate, is an entity or person that is, or to Seller’s Knowledge is acting on

107

BUSINESS.32732337.7

behalf of a Prohibited Person. Seller agrees that, from time to time upon the prior written request of Purchaser, it shall execute and deliver such further documents, provide such additional information and reports and perform such other acts as Purchaser may reasonably request in order to ensure compliance with the provisions hereof (including, without limitation, compliance with Sanctions); provided, however, that nothing in this Article 10(jj) shall be construed as requiring Purchaser to conduct any inquiry or decreasing Seller’s responsibility for its statements, representations, warranties or covenants hereunder.
(kk) Anti-Corruption and Anti-Money Laundering Laws. Each Seller Party and each of their respective Controlled Affiliates has complied with, and is in compliance with, all applicable Anti-Corruption Laws and Anti-Money Laundering Laws. No part of the proceeds of any Transaction will be used, directly or to Seller’s Knowledge indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws.
ARTICLE 11

NEGATIVE COVENANTS OF SELLER
On and as of the date hereof and at all times while this Agreement or any Transaction hereunder is in effect, Seller shall not, without the prior written consent of Purchaser, which may be granted or denied at Purchaser’s sole and absolute discretion (except as expressly set forth below):
(i)subject to Seller’s right to repurchase any Purchased Asset, take any action that would directly or indirectly impair or adversely affect Purchaser’s title to any Purchased Asset or other Purchased Item;
(ii)transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in any Purchased Asset or other Purchased Item to any Person other than Purchaser, or engage in repurchase transactions or similar transactions with respect to any Purchased Asset or other Purchased Item with any Person other than Purchaser;
(iii)create, incur, assume or suffer to exist any Lien, encumbrance or security interest in or on any of its property, assets, revenue, the Purchased Assets, the other Collateral, the Collection Account or the Servicer Account, whether now owned or hereafter acquired, other than the Liens and security interest granted by Seller pursuant to the Transaction Documents;
(iv)create, incur, assume or permit to exist any Indebtedness or other obligation (other than the Subordinate Loan), secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) to the extent the same would cause Seller to violate the covenants contained in this Agreement or Guarantor to violate the

108

BUSINESS.32732337.7

financial covenants contained in the Guaranty (including, without limitation, further equity funding of Seller from any affiliate thereof);

109

BUSINESS.32732337.7

(v)enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up, divide or dissolve itself (or suffer any liquidation, winding up, division or dissolution), or sell all or substantially all of its assets (except in connection with the sale or securitization of the Purchased Assets in the ordinary course of Seller’s business after the repurchase thereof in accordance with this Agreement);
(vi)permit a Change of Control;
(vii)permit (through the giving of consent, waiver, failure to object or otherwise) any Mortgaged Property or Borrower to create, incur, assume or suffer to exist any Liens or Indebtedness, including without limitation, senior or pari passu mortgage debt, junior mortgage debt or mezzanine debt (in each case, unless expressly permitted by the applicable Purchased Asset Documents or with Purchaser’s written consent);
(viii)consent or assent to any Significant Modification other than in accordance with Article 29 and the Servicer Letter;
(ix)permit the organizational documents or organizational structure (excluding, for avoidance of doubt, reorganizations of Affiliated Transferor Pledgor’s direct/indirect parents or changes to organizational structure which do not constitute a Change of Control) of Seller to be amended in any manner determined by Purchaser in its reasonable discretion to be materially adverse to Purchaser without the prior written consent of Purchaser (provided that, for this purpose any amendment of the provisions of Seller’s limited liability company agreement entitled “Purposes,” “Limitations on the Company’s Activities,” “Independent Manager,” “Assignments,” “Resignation,” “Admission of Additional Members,” “Dissolution” and “Amendments” and any change of Seller’s certificate of formation (other than any such change which complies with Article 12(a)(v)) or jurisdiction of organization shall be deemed material);
(x)after the occurrence and during the continuance of a monetary Default or an Event of Default, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller;
(xi)acquire or maintain any right or interest in any Purchased Asset or any Mortgaged Property or other collateral for a Purchased Asset that is senior to, or pari passu with, the rights and interests of Purchaser therein under this Agreement and the other Transaction Documents unless such right or interest is a Purchased Asset hereunder;
(xii)use any part of the proceeds of any Transaction hereunder for any purpose which violates, or would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System; and

110

BUSINESS.32732337.7

(xiii)directly, or through a Subsidiary, acquire or hold title to any real property.

111

BUSINESS.32732337.7

ARTICLE 12 AFFIRMATIVE COVENANTS OF SELLER
On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller covenants that:
(a)Seller Notices.
(i)Material Adverse Effect. Seller shall promptly after obtaining Knowledge thereof notify Purchaser of any event that it reasonably believes to have a Material Adverse Effect; provided, however, that nothing in this Article 12 shall relieve Seller of its obligations under this Agreement.
(ii)Default or Event of Default. Seller shall, as soon as possible but in no event later than two (2) Business Days after obtaining Knowledge of such event, notify Purchaser of the occurrence of any Default or Event of Default.
(iii)Purchased Asset Matters. Seller shall promptly (and in any event not later than three (3) Business Days after obtaining Knowledge thereof) notify Purchaser of
(A) any monetary or material non-monetary default or event of default under any Purchased Asset; (B) any facts or circumstances that an institutional asset manager would reasonably expect to cause, or an institutional asset manager would reasonably determine to have caused, a Credit Event with respect to any Purchased Asset or the Market Value of any Purchased Asset to decline; (C) the occurrence of any Defaulted Asset Repurchase Trigger Event with respect to any Purchased Asset; (D) any Purchased Asset that has become a Defaulted Asset; or (E) any Future Advance Failure (without regard to the time period set forth in the definition thereof). In addition, with respect to each Purchased Asset, Seller shall, within three (3) Business Days after approval thereof, notify Purchaser in writing of any lease approved by Seller (or Servicer upon the direction or with the consent of Seller) pursuant to the terms of the related Purchased Asset Documents.
(iv)Other Defaults, Litigation and Judgments. Seller shall promptly (and in any event not later than three (3) Business Days after obtaining Knowledge thereof) notify Purchaser of (A) any default or event of default (or similar event) on the part of any Seller Party under any Indebtedness or other material contractual obligation to the extent the obligations in connection with such default under the applicable agreement (1) are at least equal to the Default Threshold, or (2) which, individually or in the aggregate, if adversely determined, would reasonably be likely to have a Material Adverse Effect; and (B) the commencement or threat in writing of, settlement of, or judgment in, any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceeding involving any Seller Party that (1) makes a claim or claims in aggregate amount greater than the applicable Litigation Threshold, or (2) which, individually or in the aggregate, if adversely determined, would reasonably be likely to have a Material Adverse Effect.

112

BUSINESS.32732337.7

(v)Corporate Change. Seller shall advise Purchaser in writing of the opening of any new chief executive office, or the closing of any such office, of Seller or any

113

BUSINESS.32732337.7

Affiliated Transferor Pledgor and of any change in Seller’s or any Affiliated Transferor Pledgor’s name or the places where the books and records pertaining to the Purchased Asset are held not less than fifteen (15) Business Days prior to taking any such action.
(vi)Sanctions; Anti-Corruption and Anti-Money Laundering Laws. Seller shall promptly (and in any event within three (3) Business Days after obtaining Knowledge thereof) notify Purchaser of any violation of the representation and warranty contained in Article 10(jj) (Sanctions; No Prohibited Persons) and Article 10(kk) (Anti-Corruption and Anti-Money Laundering Laws).
(b)Reporting and Other Information. Seller shall provide, or to cause to be provided, to Purchaser the following financial and reporting information:
(i)Purchased Asset Information. Within ten (10) Business Days after receipt thereof, with respect to any Purchased Asset or related Mortgaged Property (A) copies of property level information made available to Seller and all other required Borrower or other third-party reports, rent rolls, financial statements, certificates and notices (including, without limitation, any notice of the occurrence of a default or an event of default under the Purchased Asset Documents) which Seller receives pursuant to the Purchased Asset Documents relating to any Purchased Asset and (B) copies of any third-party reports received by it with respect thereto (including, without limitation, appraisals, broker price opinions, valuations, property condition reports, environmental reports and zoning reports).
(ii)Monthly Purchased Asset Reports. No later than the thirtieth (30th) day of each month, a summary property performance report certified by Seller for each Purchased Asset in a form reasonably acceptable to Purchaser, which shall include, without limitation, net operating income, a debt service coverage ratio calculation, occupancy, revenue per available unit (for hospitality properties) and sales per square foot (for retail properties) for the preceding calendar month. For any portfolio, the report shall include a summary of the performance of the portfolio on a consolidated basis.
(iii)Quarterly Reports. Within forty-five (45) days after the end of each of the first three (3) quarterly fiscal periods of each fiscal year of Guarantor, the unaudited, consolidated balance sheet of Guarantor as at the end of such period and the related unaudited, consolidated statements of income, partner capital and cash flows for Guarantor for such period and the portion of the fiscal year through the end of such period (and in each case with comparisons to applicable information in the financial statements from the same quarter of the previous year), accompanied by an officer’s certificate of Guarantor that includes a statement of Guarantor that said consolidated financial statements fairly and accurately present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to customary year-end audit adjustments and the absence of footnotes) (it being agreed that the furnishing of Guarantor’s quarterly report on Form 10-Q for each such fiscal quarter, as filed with the SEC within the time periods

114

BUSINESS.32732337.7

specified above, will satisfy the obligations under this Article 12(b)(iii) with respect to such fiscal quarter).

115

BUSINESS.32732337.7

(iv)Annual Reports. Within ninety (90) days after the end of each fiscal year of Guarantor, the consolidated balance sheet of Guarantor as at the end of such fiscal year and the related consolidated statements of income, partner capital and cash flows for Guarantor for such year, accompanied by an opinion thereon of Ernst & Young LLP or any other independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern (other than in respect of an upcoming maturity of Indebtedness occurring within one year from the delivery of such opinion or any potential inability to satisfy a financial condition covenant on a future date or in a future period) and shall contain a statement generally to the effect that said consolidated financial statements fairly and accurately present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year (subject to customary year-end audit adjustments) (it being agreed that the furnishing of Guarantor’s annual report on Form 10- K for each such fiscal year, as filed with the SEC within the time periods specified above, will satisfy the obligations under this Article 12(b)(iv) with respect to such fiscal year).
(v)Covenant Compliance Certificate. Along with each delivery pursuant to clauses (iii) and (iv) above, a completed and executed Covenant Compliance Certificate.
(vi)Purchased Asset Valuation. Within forty-five (45) days after the end of the third (3rd) quarterly fiscal period of each fiscal year of Guarantor, a third-party valuation of the Purchased Assets performed by a nationally recognized valuation firm, in form and substance reasonably satisfactory to Purchaser.
(vii)Other Documentation. Seller shall provide, or shall cause to be provided, to Purchaser, promptly and in any case within ten (10) days after Purchaser’s request therefor, such other documents, reports and information as Purchaser may reasonably request.
(c)Defense of Purchaser’s Security Interest. Seller shall (i) defend the right, title and interest of Purchaser in and to the Purchased Assets, the other Collateral, the Collection Account and the Servicer Account against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons (other than security interests by or through Purchaser) and (ii) at Purchaser’s reasonable request, take all action Purchaser deems necessary or desirable to ensure that Purchaser will have a first priority security interest in the Purchased Assets and other Collateral subject to any of the Transactions in the event such Transactions are recharacterized as secured financings.
(d)Additional Rights. If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for a Purchased Asset, or otherwise in respect thereof, Seller shall accept the same as Purchaser’s agent, hold the same in trust for Purchaser and deliver the same forthwith to Purchaser (or Custodian, as appropriate) in the exact form received, duly endorsed by Seller to Purchaser, if required, together with an undated bond power covering such certificate duly executed in blank

116

BUSINESS.32732337.7

to be held by Purchaser hereunder as additional collateral security for the Transactions. If any sums of money or property so paid or distributed in respect of the Purchased Assets shall be received by Seller (other than any Income which Seller is entitled to receive or direct to parties other than

117

BUSINESS.32732337.7

Purchaser pursuant to Article 5), Seller shall, until such money or property is paid or delivered to Purchaser (or its designee, including Custodian in accordance with the Custodial Agreement), hold such money or property in trust for Purchaser, segregated from other funds of Seller, as additional collateral security for the Transactions.
(e)Further Assurances. At any time from time to time upon the reasonable request of Purchaser, at the sole expense of Seller, Seller shall promptly and duly execute and deliver such further instruments and documents and take such further actions as Purchaser may deem necessary or desirable to (i) obtain or preserve the security interest granted hereunder, (ii) ensure that such security interest remains fully perfected at all times and remains at all times first in priority as against all other creditors of Seller (whether or not existing as of the Closing Date or in the future) and (iii) obtain or preserve the rights and powers herein granted (including, among other things, filing such UCC financing statements as Purchaser may request). If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or certificated security, such note, instrument or certificated security shall be promptly delivered to Purchaser, duly endorsed in a manner satisfactory to Purchaser, to be itself held as Collateral pursuant to the Transaction Documents.
(f)Preservation of Existence; Licenses. Seller shall at all times maintain and preserve its legal existence and all of its rights, privileges, licenses, permits and franchises necessary (i) for the operation of its business (including, without limitation, preservation of all lending licenses held by Seller and of Seller’s status as a “qualified transferee” (however denominated) under all documents which govern the Purchased Assets) and (ii) to protect the validity and enforceability of the Transaction Documents and for its performance under the Transaction Documents, except in the case of the foregoing clause (i), where such failure could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution otherwise permitted under this Agreement. Seller shall at all times maintain and preserve all material rights, privileges, licenses, permits and franchises necessary to protect the validity and enforceability of each Purchased Asset.
(g)Compliance with Transaction Documents. Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents.
(h)Compliance with Other Obligations. Seller shall at all times comply (i) with its organizational documents, (ii) in all material respects, with any agreements by which it is bound or to which its assets are subject unless such non-compliance, in the aggregate (x) is with respect to any amount which is less than the Default Threshold or (y) would not be reasonably likely to have a Material Adverse Effect and (iii) in all material respects, with any Requirement of Law.
(i)Books and Record. Seller shall, and shall cause each other Seller Party to, at all times keep proper books of records and accounts in which full, true and correct entries (in all material respects) shall be made of its transactions fairly in accordance with GAAP, and set aside

118

BUSINESS.32732337.7

on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

119

BUSINESS.32732337.7

(j)Taxes and Other Charges. Seller shall pay and discharge all material taxes, assessments, levies, liens and other charges imposed on it, on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such taxes, assessments, levies, liens and other charges which (i) are being contested in good faith and by proper proceedings and against which adequate reserves have been provided in accordance with GAAP or (ii) are de minimis in amount.
(k)Operations. Seller shall continue to engage in business of the same general type as now conducted by it or otherwise as approved by Purchaser prior to the date hereof. Seller shall maintain records with respect to the Collateral, the Collection Account and the Servicer Account and the conduct and operation of its business with no less a degree of prudence than if the Collateral, the Collection Account and the Servicer Account were held by Seller for its own account and shall furnish Purchaser, upon reasonable request by Purchaser or its designated representative, with reasonable information obtainable by Seller with respect to the Collateral, the Collection Account and the Servicer Account and the conduct and operation of its business.
(l)Responsibility for Fees and Expenses of Third-Parties. Seller shall be solely responsible for the fees and expenses of Custodian, Account Bank and Servicer.
(m)Future Advances. To the extent any future advance is required to be made pursuant to the Purchased Asset Documents with respect to any Purchased Asset, Seller shall fund such future advance in accordance with such Purchased Asset Documents, regardless of whether Purchaser agrees to fund an increase in the Purchase Price or the conditions for increasing the Purchase Price under this Agreement have been satisfied with regard to such future advance. Any Purchased Asset with respect to which there is a Future Advance Failure shall cease being an Eligible Asset and shall be repurchased by Seller within thirty (30) days if such litigation or other proceeding has not been dismissed or otherwise resolved by the end of such time period.
ARTICLE 13

SINGLE PURPOSE ENTITY COVENANTS
On and as of the date hereof and at all times while this Agreement or any Transaction hereunder is in effect, Seller covenants that:
(i)Seller shall own no assets, and shall not engage in any business, other than the assets (including, for the avoidance of doubt, Eligible Assets which Seller intends to propose as Purchased Assets) and transactions specifically contemplated by the Transaction Documents;
(ii)Seller shall not make any loans or advances to any Affiliate or third party (other than advances under Eligible Assets and the Purchased Assets to Borrowers) and shall not acquire obligations or securities of its Affiliates (other than in connection with the origination or acquisition of Eligible Assets and Purchased Assets);

120

BUSINESS.32732337.7

(iii)Seller shall pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses, it being understood and acknowledged that Seller and certain of their Affiliates are externally managed organizations managed by Advisor

121

BUSINESS.32732337.7

pursuant to the Advisory Agreement) only from its own assets as the same become due and payable provided that the foregoing shall not require any Person to make any capital contribution to Seller;
(iv)Seller shall comply with the provisions of its organizational documents;
(v)Seller shall do all things necessary to observe its organizational formalities and to preserve its existence;
(vi)Seller shall maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law; provided, that (i) appropriate notation shall be made on such financial statements to indicate the separateness of Seller from such Affiliate and to indicate that Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on Seller’s own separate balance sheet) and file its own tax returns, if any (except to the extent consolidation is required or permitted under Requirements of Law);
(vii)Seller shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any Known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other (except for business conducted on behalf of Seller by Advisor pursuant to the Advisory Agreement);
(viii)Seller shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain solvent provided, that the foregoing shall not require any Person to make any capital contribution to Seller;
(ix)Seller shall not commingle its funds or other assets with those of any Affiliate or any other Person (other than with the other Seller in accordance with the Transaction Documents) and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others (except as expressly contemplated by the Servicing Agreement or any other Transaction Document);
(x)Seller shall maintain its properties, assets and accounts separate from those of any Affiliate or any other Person (other than with the other Seller in accordance with the Transaction Documents);
(xi)Seller shall not hold itself out to be responsible for the debts or obligations of any other Person (other than with the other Seller in accordance with the Transaction Documents);

122

BUSINESS.32732337.7

(xii)Seller shall not, without the prior written consent of its Independent Manager, take any action constituting an Act of Insolvency;

123

BUSINESS.32732337.7

(xiii)Seller shall, at all times, have at least one (1) Independent Manager;
(xiv)Seller’s organizational documents shall provide (i) that Purchaser be given at least five (5) Business Days prior notice of the removal and/or replacement of any Independent Manager, together with the name and contact information of the replacement Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Manager and (ii) that, to the fullest extent permitted by law, any Independent Manager of Seller shall not have any fiduciary duty to anyone including the holders of the equity interest in Seller and any Affiliates of Seller except Seller and the creditors of Seller with respect to taking of, or otherwise voting on, any Act of Insolvency; provided, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing;
(xv)Seller shall not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction;
(xvi)Seller shall maintain a sufficient number of employees in light of contemplated business operations;
(xvii)Seller shall use separate stationary, invoices and checks bearing its own name, and allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate (it being understood that Seller and certain of their Affiliates are externally managed organizations managed by a common Affiliate pursuant to the Advisory Agreement);
(xviii)Seller shall not pledge its assets to secure the obligations of any other
Person;
(xix)Seller shall not, to the fullest extent permitted by law, engage in any dissolution, liquidation, division, consolidation, merger, sale or transfer of all or substantially all of its assets;
(xx)Seller shall not form, acquire or hold any Subsidiary or own any equity interest in any other entity; and
(xxi)Seller shall not create, incur, assume or suffer to exist any Indebtedness or Lien in or on any of its property, assets, revenue, the Purchased Assets, the other Collateral, the Collection Account or the Servicer Account, whether now owned or hereafter acquired, other than (A) obligations under the Transaction Documents, (B) obligations under the documents evidencing the Purchased Assets, and (C) unsecured trade payables, in an aggregate amount not to exceed $100,000 at any one time outstanding, incurred in the ordinary course of acquiring, owning, financing and disposing of the Eligible Assets and Purchased Assets; provided, however, that any such trade payables incurred by Seller shall be paid within ninety (90) days of the date incurred.

124

BUSINESS.32732337.7

125

BUSINESS.32732337.7

ARTICLE 14

EVENTS OF DEFAULT; REMEDIES
(a)Events of Default. Each of the following events shall constitute an “Event of Default” under this Agreement:
(i)Failure to Repurchase or Repay. Seller shall fail to repurchase any Purchased Asset upon the applicable Repurchase Date or shall fail to pay the applicable Repurchase Price when and as required pursuant to the Transaction Documents.
(ii)Failure to Pay Purchase Price Differential. Purchaser shall fail to receive on any Remittance Date the accrued and unpaid Purchase Price Differential; provided, however, no more than two (2) times during any twelve (12) month period Seller may cure such failure within one (1) Business Day if such failure arose solely by reason of an error or omission of an administrative or operational nature and funds were available to Seller to enable it to make such payment when due.
(iii)Failure to Cure Margin Deficit. Seller shall fail to cure any Margin Deficit within the period specified in Article 4.
(iv)Failure to Remit Principal Payment. Seller fails to remit (or cause to be remitted) to Purchaser any Principal Payment, or portion thereof, received with respect to a Purchased Asset for application to the payment of the Repurchase Price for such Purchased Asset in accordance with Article 5.
(v)Other Payment Default. Seller shall fail to make any payment not otherwise enumerated that is owing to Purchaser that has become due, whether by acceleration or otherwise, within five (5) Business Days after such payment becoming due and payable.
(vi)Enumerated Covenant Default. Seller shall fail to perform, comply with or observe any term, covenant or agreement applicable to Seller contained in Article 11 (Negative Covenants of Seller), Article 12(a) (Seller Notices), Article 12(b) (Reporting and Other Information) or Article 13 (Single Purpose Entity Covenants); provided, however, that if such failure is susceptible to cure, Seller fails to cure the same within five (5) Business Days after notice of such breach from Purchaser or Seller’s Knowledge thereof (provided that, any such breach resulting from the willful misconduct or bad faith of any Seller Party or any Affiliate thereof shall not be susceptible to cure).
(vii)Act of Insolvency. An Act of Insolvency occurs with respect to any Seller
Party.
(viii)Admission of Inability to Perform.    Any Seller Party shall admit to
Purchaser in writing or to any Person in a legal proceeding its inability to, or its intention not to, perform any of its respective obligations under any Transaction Document.

126

BUSINESS.32732337.7

(ix)Transaction Documents.    Any Transaction Document or a replacement therefor acceptable to Purchaser shall for whatever reason be terminated (other than by

127

BUSINESS.32732337.7

Purchaser without cause) or cease to be in full force and effect, or shall not be enforceable in accordance with its terms, or any Person (other than Purchaser) shall contest the validity or enforceability of any Transaction Document or the validity, perfection or priority of any Lien granted thereunder, or any Person (other than Purchaser) shall seek to disaffirm, terminate or reduce its obligations under any Transaction Document.
(x)Cross-Default. Any Seller Party shall be in default (beyond any applicable cure periods) under (x) any Indebtedness of such Seller Party which default (A) involves the failure to pay a matured obligation or (B) permits the acceleration of, or has resulted in the acceleration of, the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness; or (y) any other contract to which such Seller Party is a party which default (A) involves the failure to pay a matured obligation or (B) permits the acceleration of, or has resulted in the acceleration of, the maturity of obligations by any other party to or beneficiary of such contract, in each case of clauses (x) and (y), to the extent the obligations in connection with such default (1) individually or in the aggregate with other defaults are at least equal to the applicable Default Threshold or (2) are owed to Purchaser or any Affiliate thereof.
(xi)ERISA. (A) Seller or an ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) involving any Plan that is not exempt from such Sections of ERISA and the Internal Revenue Code, (B) any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller or any ERISA Affiliate, (C) a Reportable Event (as referenced in Section 4043(b)(3) of ERISA) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Purchaser, likely to result in the termination of such Plan for purposes of Title IV of ERISA,
(D) any Plan shall terminate for purposes of Title IV of ERISA, or (E) Seller or any ERISA Affiliate shall, or in the reasonable opinion of Purchaser is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan; and in each case in clauses (A) through (E) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.
(xii)Ownership; Security Interest. (A) Either (x) the Transaction Documents shall for any reason not cause, or shall cease to cause, Purchaser to be the owner free of any adverse claim of any of the Purchased Assets and other Purchased Items or (y) if a Transaction is recharacterized as a secured financing, and the Transaction Documents with respect to any Transaction shall for any reason cease to create and maintain a valid first priority security interest in favor of Purchaser in any of the Collateral or (B) this

128

BUSINESS.32732337.7

Agreement shall for any reason cease to create and maintain a valid first priority security interest in favor of Purchaser in the Collection Account or the Servicer Account.
(xiii)Governmental or Regulatory Action. Any governmental, regulatory, or self-regulatory authority shall have taken any action to remove, limit, restrict, suspend or

129

BUSINESS.32732337.7

terminate the rights, privileges, or operations of any Seller Party, which suspension has a Material Adverse Effect as reasonably determined by Purchaser in good faith.
(xiv)Material Adverse Effect. Any condition shall exist that constitutes a Material Adverse Effect (other than any such event or circumstance that relates solely to a specific Purchased Asset or that occurs as the result of any waiver, act or omission by Purchaser) as reasonably determined by Purchaser in good faith.
(xv)Change of Control. A Change of Control shall have occurred without the prior written consent of Purchaser.
(xvi)Representation or Warranty Breach. If any representation, warranty or certification (other than those contained in Article 10(w), which shall be considered solely for the purpose of determining the Market Value and eligibility of the Purchased Assets, unless Seller shall have made any such representations and warranties with Knowledge that they were materially false or misleading at the time made) made to Purchaser by, or on behalf of, any Seller Party or any Servicer that is an Affiliate of any Seller Party shall have been incorrect or untrue in any respect when made or repeated or deemed to have been made or repeated; provided, that, if such breach is susceptible to cure, Seller fails to cure the same within ten (10) Business Days after notice of such breach to Seller from Purchaser or Seller’s Knowledge thereof (provided that, any such breach resulting from the willful misconduct or bad faith of any Seller Party or any Affiliate thereof shall not be susceptible to cure).
(xvii)Judgment. Any final non-appealable judgment by any competent court in the United States of America for the payment of money is rendered against any Seller Party in an amount at least equal to the applicable Litigation Threshold, and such judgment remains undischarged or unpaid for a period of sixty (60) days, during which period execution of such judgment is not effectively stayed by bonding over or other means acceptable to Purchaser in its reasonable discretion.
(xviii)Guarantor Breach. The breach by Guarantor of the covenants made by it in Article V(i) (Limitation on Distributions) or Article V(k) (Financial Covenants) of the Guaranty.
(xix)Affiliated Servicer Breach. The breach by any Servicer that is an Affiliate of any Seller Party of its obligation to deposit or remit any Income received by such Servicer in accordance with Article 5(d).
(xx)Servicer Termination Event. A Servicer Termination Event shall have occurred and Seller shall not have (i) appointed a successor Servicer, (ii) transferred the servicing of the Purchased Assets to such successor Servicer or (iii) delivered a fully executed Servicing Agreement and, if required hereby, Servicer Letter, in each case, within sixty (60) days following the occurrence of such Servicer Termination.

130

BUSINESS.32732337.7

(xxi)Risk Retention Event. A Risk Retention Event shall have occurred, provided, that, if such breach is susceptible to cure, then UK Risk Retention Holder or Seller, as the case may be, shall have ten (10) Business Days after the earlier of written

131

BUSINESS.32732337.7

notice to such Person from Purchaser of the relevant breach, to remedy such breach before an Event of Default occurs under this Article 14(a)(xxi) (provided that, any breach resulting from willful misconduct or bad faith of any of UK Risk Retention Holder, Seller or any Affiliate thereof shall not be susceptible to cure).
(xxii)UK Securitisation Regulation Event. Seller fails to repurchase each Purchased Asset in accordance with Article 3(i)(ii) on or before the end of the UK Securitisation Regulation Event Notice Period following the delivery by Purchaser to Seller of a UK Securitisation Regulation Event Notice after the occurrence of a UK Securitisation Regulation Event (unless Seller has agreed to comply with the relevant requirements under the UK Securitisation Regulation as in effect on such date and has executed and delivered such further instruments and documents and taken such further actions on or before the end of the UK Securitisation Regulation Event Notice Period as Purchaser may have deemed reasonably necessary or desirable).
(xxiii)Other Covenant Default. If any Seller Party or any Servicer that is an Affiliate of any Seller Party shall breach or fail to perform any of the terms, covenants, obligations or conditions under any Transaction Document, other than as specifically otherwise referred to in this definition of “Event of Default”, provided, that, if such breach or failure to perform is susceptible to cure, then such Person shall have five (5) Business Days after the earlier of written notice to such Person from Purchaser, or such Person’s Knowledge, of such breach or failure to perform, to remedy such breach or failure to perform (provided that, any breach or failure to perform resulting from the willful misconduct or bad faith of any applicable Person or any Affiliate thereof shall not be susceptible to cure), provided, however, that if such breach or failure to perform is susceptible to cure but cannot reasonably be cured within such period and such Person shall have commenced cure within such period and is thereafter diligently and expeditiously proceeding to cure the same, such period shall be extended for such time as is reasonably necessary for such Person, in the exercise of due diligence, to cure such breach or failure to perform, but in no event shall such cure period exceed thirty (30) days after the earlier of notice to such Person, or such Person’s knowledge, of such breach or failure to perform.
(b)Remedies. If an Event of Default shall occur and be continuing with respect to Seller, the following rights and remedies shall be available to Purchaser:
(i)At the option of Purchaser, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency with respect to any Seller Party), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, immediately occur (such date, the “Accelerated Repurchase Date”).
(ii)If Purchaser exercises or is deemed to have exercised the option referred to in Article 14(b)(i):

132

BUSINESS.32732337.7

(A)Seller’s obligations hereunder to repurchase all Purchased Assets shall become immediately due and payable on and as of the Accelerated Repurchase Date;

133

BUSINESS.32732337.7

(B)to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction multiplied by (y) the Repurchase Price for such Transaction (decreased by (I) any amounts actually remitted to Purchaser by Account Bank or Seller from time to time pursuant to Article 5 and applied to such Repurchase Price, and (II) any amounts applied to the Repurchase Price pursuant to this Article 14);
(C)Custodian shall, upon the request of Purchaser, deliver to Purchaser all instruments, certificates and other documents then held by Custodian relating to the Purchased Assets; and
(D)Purchaser may, upon at least three (3) Business Days’ prior written notice to Seller, (1) sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Purchaser may deem satisfactory any or all of the Purchased Assets, and/or (2) in its sole and absolute discretion elect, in lieu of selling all or a portion of such Purchased Assets, give Seller credit for such Purchased Assets in an amount equal to the market value of such Purchased Assets (as determined by Purchaser in its sole and absolute discretion in accordance with section 9-610(b) of the UCC, to the extent that the UCC is applicable) against the aggregate unpaid Repurchase Price for such Purchased Assets and any other amounts owing by Seller to Purchaser under the Transaction Documents. The proceeds of any disposition of Purchased Assets effected pursuant to this Article 14(b)(ii)(D) shall be applied to the Repurchase Obligations in such order of priority as Purchaser shall determine in its sole and absolute discretion provided, that the excess, if any, of such proceeds over the amount of the Repurchase Obligations then outstanding under the Transaction Documents (excluding obligations under the Transaction Documents (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of this Agreement or such other Transaction Document, as the case may be, unless Purchaser determines, in its reasonable discretion, that any such obligations are likely to arise) shall promptly be remitted to Seller. In connection with the enforcement of remedies under this Article 14(b), the market value attributed to any Purchased Assets retained by Purchaser shall be determined by Purchaser in its sole good faith discretion and in accordance with Purchaser’s then customary procedures for valuing similar assets.
(iii)The parties acknowledge and agree that (A) the Purchased Assets subject to any Transaction hereunder are not instruments traded in a recognized market, (B) in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Asset, Purchaser may establish the source therefor in its sole and absolute

134

BUSINESS.32732337.7

discretion and (C) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Purchased Assets). The parties recognize that it may not be possible to purchase or sell all

135

BUSINESS.32732337.7

of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private purchase or sale. Accordingly, Purchaser may elect, in its sole and absolute discretion, the time and manner of liquidating any Purchased Assets, and nothing contained herein shall (A) obligate Purchaser to liquidate any Purchased Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Purchaser.
(iv)Seller shall be liable to Purchaser and shall indemnify Purchaser for the amount (including, without limitation, in connection with the enforcement of the Transaction Documents) of all actual losses, out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel) incurred by Purchaser in connection with or as a consequence of an Event of Default.
(v)Purchaser shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign (where relevant), and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Purchaser and Seller. Without limiting the generality of the foregoing, Purchaser shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of Seller’s obligations to Purchaser under this Agreement, without prejudice to Purchaser’s right to recover any deficiency.
(vi)Purchaser may exercise any or all of the remedies available to Purchaser immediately upon the occurrence of an Event of Default and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies that Purchaser may have.
(vii)Purchaser may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Purchaser to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

136

BUSINESS.32732337.7

(c)Power of Attorney. Seller hereby appoints Purchaser as attorney-in-fact of Seller during the continuance of an Event of Default for the purpose of taking any action and executing or endorsing any instruments that Purchaser may deem necessary or advisable to accomplish the

137

BUSINESS.32732337.7

purposes of this Agreement, including the exercise of any remedies hereunder, which appointment as attorney-in-fact is irrevocable and coupled with an interest. In connection therewith, Seller agrees to deliver, upon request of Purchaser, any additional power of attorney substantially in the form of Exhibit IV.
ARTICLE 15 SET-OFF
(a)In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, Seller hereby grants to Purchaser and its Affiliates, after the occurrence and during the continuance of an Event of Default, a right of set-off, without prior notice to Seller (but, to the extent such notice is not prohibited by applicable law as determined by Purchaser in its commercially reasonable discretion, with prompt notice to Seller following any set-off, provided that failure to deliver such notice shall not affect the validity of any set-off by Purchaser pursuant to the Transaction Documents), any sum or obligation (whether or not arising under the Transaction Documents, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Seller to Purchaser or any Affiliate of Purchaser against (i) any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Purchaser or its Affiliates to Seller and (ii) any and all deposits (general or specified), monies, credits, securities, collateral or other property of Seller and the proceeds therefrom, now or hereafter held or received for the account of Seller (whether for safekeeping, custody, pledge, transmission, collection, or otherwise) by Purchaser or its Affiliates or any entity under the control of Purchaser or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Purchaser, wherever located).
(b)Purchaser and its Affiliates are hereby authorized to exercise and enforce their rights granted under Article 15(a), irrespective of whether Purchaser or its Affiliates shall have made any demand hereunder. If a sum or obligation is unascertained, Purchaser may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Article 15 shall be effective to create a charge or other security interest. This Article 15 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).
(c)ANY AND ALL RIGHTS TO REQUIRE PURCHASER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL OR PURCHASED ITEMS THAT SECURE THE AMOUNTS OWING TO PURCHASER OR ITS AFFILIATES BY SELLER UNDER THE TRANSACTION DOCUMENTS, PRIOR TO EXERCISING THEIR RIGHT OF SET-OFF WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF SELLER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER.

138

BUSINESS.32732337.7

139

BUSINESS.32732337.7

ARTICLE 16 SINGLE AGREEMENT
Purchaser and Seller acknowledge that, and have entered hereinto and will enter into each
Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Purchaser and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and
(iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.
ARTICLE 17 RECORDING OF COMMUNICATIONS
EACH OF PURCHASER AND SELLER SHALL HAVE THE RIGHT (BUT NOT THE
OBLIGATION) FROM TIME TO TIME TO MAKE OR CAUSE TO BE MADE RECORDINGS OF COMMUNICATIONS BETWEEN ITS EMPLOYEES, IF ANY, AND THOSE OF THE OTHER PARTY WITH RESPECT TO TRANSACTIONS; PROVIDED, HOWEVER, THAT SUCH RIGHT TO RECORD COMMUNICATIONS SHALL BE LIMITED TO COMMUNICATIONS OF EMPLOYEES TAKING PLACE ON THE TRADING FLOOR OF THE APPLICABLE PARTY. EACH OF PURCHASER AND SELLER HEREBY CONSENTS TO THE ADMISSIBILITY OF SUCH RECORDINGS IN ANY COURT, ARBITRATION, OR OTHER PROCEEDINGS.
ARTICLE 18

NOTICES AND OTHER COMMUNICATIONS
Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery, or (d) by electronic mail, provided that, such electronic mail notice must also be delivered by one of the means set forth in (a), (b) or (c) above unless the sender of such communication receives a verbal or electronic confirmation acknowledging receipt thereof (for the avoidance of doubt, any automatically generated email or any similar automatic response shall not constitute confirmation), to the address specified in Exhibit I hereto or at such other address and person as shall be designated from time to time by

140

BUSINESS.32732337.7

any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Article 18. A notice shall be deemed to have been given: (x) in the case of hand delivery, at the time of delivery,

141

BUSINESS.32732337.7

if on a Business Day, and otherwise on the next occurring Business Day, (y) in the case of registered or certified mail or expedited prepaid delivery, when delivered, if on a Business Day, and otherwise on the next occurring Business Day, or upon the first attempted delivery on a Business Day or (z) in the case of electronic mail, upon receipt of a verbal or electronic confirmation acknowledging receipt thereof (for the avoidance of doubt, any automatically generated email or any similar automatic response shall not constitute confirmation). A party receiving a notice that does not comply with the technical requirements for notice under this Article 18 may elect to waive any deficiencies and treat the notice as having been properly given.
ARTICLE 19

ENTIRE AGREEMENT; SEVERABILITY
This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
ARTICLE 20 NON-ASSIGNABILITY
(a)No Seller Party may assign any of its rights or obligations under this Agreement or the other Transaction Documents without the prior written consent of Purchaser (which may be granted or withheld in Purchaser’s sole and absolute discretion) and any attempt by any Seller Party to assign any of its rights or obligations under this Agreement or any other Transaction Document without the prior written consent of Purchaser shall be null and void.
(b)Purchaser may, with the consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed, it being agreed that Seller’s refusal to consent to an assignment to any Person that is not an Eligible Assignee shall not be deemed unreasonable), at any time and from time to time, assign or participate some or all of its rights and obligations under the Transaction Documents and/or under any Transaction; provided, that, no consent of Seller shall be required if (i) an Event of Default shall have occurred and be continuing at the time of such assignment or (ii) such assignment is to an Affiliate of Purchaser or an Approved Fund; provided further that, Seller shall be deemed to have consented to any such assignment (except, for the avoidance of doubt, if the proposed assignee is a Disqualified Institution) unless it shall object thereto by written notice to Purchaser within five (5) Business Days after having received written notice thereof from Purchaser. In connection with any permitted assignment or participation, Purchaser may bifurcate or allocate (i.e. senior/subordinate) amounts due to Purchaser. Seller agrees to reasonably cooperate with Purchaser, at Purchasers sole cost and expense, in connection with any such assignment, transfer or sale of participating interest and to enter into

142

BUSINESS.32732337.7

such restatements of, and amendments, supplements and other modifications to, the Transaction Documents to which it is a party in order to give effect to such assignment, transfer or sale of participating interest, provided, that any such amendments, supplements and other modifications do not increase the obligations or liabilities of Seller Parties to more than a de minimis extent. In

143

BUSINESS.32732337.7

connection with the foregoing, Purchaser shall not assign its rights or sell participations in a manner that would have material adverse tax consequences to Seller, Guarantor or any other direct or indirect owners (including, without limitation, causing all or any portion of Seller or Guarantor to be treated as a “taxable mortgage pool” for federal income tax purposes).
(c)Purchaser, acting solely for this purpose as an agent of Seller, shall maintain at one of its offices a register for the recordation of the names and addresses of Purchaser and each permitted purchaser, transferee and assignee, as applicable, and the amounts (and stated interest) owing to, each purchaser, transferee and assignee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the parties hereunder shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser for all purposes of this Agreement. The Register shall be available for inspection by Seller at any reasonable time and from time to time upon reasonable prior notice. No sale, transfer or assignment pursuant to this Article 20 shall be effective until reflected in the Register.
(d)If Purchaser sells a participation with respect to its rights under this Agreement or under any other Transaction Document with respect to the Purchased Assets, it shall, acting solely for this purpose as an agent of Seller, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Purchased Assets (the “Participant Register”); provided that Purchaser shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Transaction Document) to any Person except to Seller or to the extent that such disclosure is necessary to establish that such interest is in registered form under Section 5f.103-1(c) of the United States Treasury regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Purchaser and Seller shall treat each Person whose name is recorded in the register as the owner of such participation interest for all purposes of this Agreement notwithstanding any notice to the contrary. No participation pursuant to this Article 20 shall be effective until reflected in the Participant Register.
(e)Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors and permitted assigns, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.
ARTICLE 21 GOVERNING LAW
THIS AGREEMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER)

144

BUSINESS.32732337.7

SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH

145

BUSINESS.32732337.7

STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
ARTICLE 22 WAIVERS AND AMENDMENTS
No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto.
ARTICLE 23 INTENT
(a)The parties intend and acknowledge that (i) each Transaction is a “repurchase agreement” as that term is defined in Section 101(47) of Title 11 of the United States Code, as amended (except insofar as the type of Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable), (ii) each Purchased Asset constitutes either a “mortgage loan” or “an interest in a mortgage” as such terms are used in Title 11 of the United States Code, (iii) all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the Bankruptcy Code and (iv) the grant of the security interest/pledge of the Collateral, the Collection Account and the Servicer Account in Article 7 constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.
(b)The parties intend and acknowledge that either party’s right to cause the termination, liquidation or acceleration of, or to set-off or net termination values, payment amounts or other transfer obligations arising under, or in connection with, this Agreement or any Transaction hereunder or to exercise any other remedies pursuant to Article 14 is in each case a contractual right to cause or exercise such right as described in Sections 555, 559 and 561 of Title 11 of the United States Code, as amended.
(c)The parties intend and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then this Agreement and each Transaction hereunder is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

146

BUSINESS.32732337.7

(d)The parties intend and acknowledge that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation

147

BUSINESS.32732337.7

under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
(e)The parties intend and acknowledge that this Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of Title 11 of the United States Code, as amended, and as used in Section 561 of Title 11 of the United States Code, as amended, and a “securities contract” with the meaning of Section 555 and Section 559 under the Bankruptcy Code.
(f)The parties intend and acknowledge that any provisions hereof or in any other document, agreement or instrument that is related in any way to this Agreement shall be deemed “related to” this Agreement within the meaning of Section 741 of the Bankruptcy Code.
(g)Notwithstanding anything to the contrary in this Agreement, it is the intention of the parties that, for U.S. federal, state and local income and franchise tax purposes and for accounting purposes, each Transaction constitute a financing to Seller, and that Seller be (except to the extent that Purchaser shall have exercised its remedies following an Event of Default) the owner of the Purchased Assets for such purposes. Unless prohibited by applicable law, Seller and Purchaser agree to treat the Transactions as described in the preceding sentence for all U.S. federal, state, and local income and franchise tax purposes (including, without limitation, on any and all filings with any U.S. federal, state, or local taxing authority) and agree not to take any action inconsistent with such treatment.
(h)Each party hereto hereby further agrees that it shall not challenge the characterization of (i) this Agreement as a “repurchase agreement” (except to the extent the related Transaction has a duration that renders such term inapplicable), “securities contract” and/or “master netting agreement”, (ii) each party as a “repo participant” within the meaning of the Bankruptcy Code except insofar as, in the case of a “repurchase agreement”, the term of the Transactions, would render such definition inapplicable, or (iii) Purchaser as a “financial institution” or “financial participant” within the meaning of the Bankruptcy Code.
ARTICLE 24
DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS
The parties acknowledge that they have been advised that:
(a)in the case of any Transaction in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to such Transaction;

148

BUSINESS.32732337.7

(b)in the case of any Transaction in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to such Transaction; and

149

BUSINESS.32732337.7

(c)in the case of any Transactions in which one of the parties is a financial institution, funds held by the financial institution in connection with such Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.
ARTICLE 25

CONSENT TO JURISDICTION; WAIVERS
(a)Each party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any United States federal or New York state court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.
(c)The parties consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. Nothing in this Article 25 shall affect the right of any party hereto to serve legal process in any other manner permitted by law and nothing in this Article 25 shall affect the right of Purchaser to bring any enforcement action or proceeding against any property of Seller located in other jurisdictions in the courts of such other jurisdictions to the extent required by the laws of such other jurisdictions.
(d)EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.
ARTICLE 26 NO RELIANCE

150

BUSINESS.32732337.7

Seller hereby acknowledges, represents and warrants to Purchaser that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:

151

BUSINESS.32732337.7

(a)it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of Purchaser, other than the representations expressly set forth in the Transaction Documents;
(b)it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by Purchaser;
(c)it is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;
(d)it is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its assets or liabilities and not for purposes of speculation;
(e)no joint venture exists between Purchaser and any Seller Party; and
(f)Purchaser is not acting as a fiduciary or financial, investment or commodity trading advisor for any Seller Party and Purchaser has not given to any Seller Party (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.
ARTICLE 27 INDEMNITY AND EXPENSES
(a)Seller hereby agrees to indemnify Purchaser, Purchaser’s Affiliates and each of its and their officers, directors, employees and agents (“Indemnified Parties”) for, and hold harmless from, any and all actual out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including, without limitation, the reasonable fees and expenses of outside counsel) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) that may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, or as a result of, this Agreement, the other Transaction Documents, any Transactions, any Event of Default or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided that Seller shall not be liable for Indemnified Amounts resulting from the gross negligence, willful misconduct or bad faith of any Indemnified Party. Without limiting the generality of the foregoing, Seller agrees to hold Purchaser harmless from and indemnify Purchaser against all Indemnified Amounts with respect to all Purchased Assets relating to or arising out of any violation or alleged violation of any

152

BUSINESS.32732337.7

environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA, the Truth in

153

BUSINESS.32732337.7

Lending Act and/or the Real Estate Settlement Procedures Act, in each case, which does not result from the gross negligence, willful misconduct or bad faith of any Indemnified Party. In any suit, proceeding or action brought by Purchaser in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller agrees to hold Purchaser harmless from and indemnify Purchaser from and against all Indemnified Amounts suffered by Purchaser by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by any Seller Party or any Affiliate thereof party to the Transaction Documents of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from any Seller Party or any Affiliate thereof. The obligation of Seller hereunder is a recourse obligation of Seller. This Article 27(a) shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.
(b)Seller agrees to pay or reimburse upon written demand all of Purchaser’s out-of- pocket costs and expenses (including, without limitation, the reasonable fees and expenses of counsel) incurred in connection with (i) the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, any Transaction Document or any Transaction thereunder, whether or not such Transaction Document (or amendment thereto) or such Transaction is ultimately consummated, (ii) the consummation and administration of any Transaction, (iii) any enforcement of any of the provisions of the Transaction Documents, any preservation of Purchaser’s rights under the Transaction Documents or any performance by Purchaser of any obligations of Seller in respect of any Purchased Asset, or any actual or attempted sale, or any exchange, enforcement, collection, the Collateral, the Collection Account, the Servicer Account and the Pledged Collateral and for the custody, care or preservation of the Collateral, the Collection Account, the Servicer Account and the Pledged Collateral (including insurance, filing and recording costs) and defending or asserting rights and claims of Purchaser in respect thereof, by litigation or otherwise, (iv) the maintenance of the Collection Account and the Servicer Account and registering the Collateral and the Pledged Collateral in the name of Purchaser or its nominee,
(v) any default by Seller in repurchasing the Purchased Asset after Seller has given a notice in accordance with Article 3(e) of an Early Repurchase Date, (vi) any Breakage Costs (other than
(A) on a Remittance Date, so long as notice of repurchase is timely given in accordance with Article 3(d), (B) in connection with a voluntary or mandatory prepayment by the relevant Borrower or the maturity of the relevant Purchased Asset pursuant to the Purchased Asset Documents, (C) in connection with a conversion of any Transaction to a Benchmark Replacement in accordance with Article 6(c)(i) or in connection with a repurchase of any Purchased Asset within thirty (30) days following a conversion of the related Transaction to a Benchmark Replacement in accordance with Article 6(c)(i), (D) in connection with any reduction in Purchase Price of such Purchased Asset required to be made pursuant to Article 5, (E) in connection with the repurchase of any Purchased Asset (x) on a Mandatory Early Repurchase Date or (y) to cure a Default, Event of Default or breach of representations and warranties with respect thereto, in each case, unless the circumstances requiring such repurchase are due to any intentional action or inaction of, or on behalf of, Seller or any Affiliate thereof taken in bad faith, (F) in connection with the satisfaction of a Margin Deficit or if Seller within ten (10) Business

154

BUSINESS.32732337.7

Days after the delivery of a Margin Call with respect to such Purchased Asset (but only to the extent such Margin Call was timely cured),
(G) in connection with Seller’s repurchase of any Purchased Asset within thirty (30) days following Purchaser’s imposition of increased costs or charges on Seller in accordance with

155

BUSINESS.32732337.7

Articles 6(a)(ii), 6(a)(iii) or 32 and (H) in connection with any repurchase required pursuant to Article (6)(a)(i)(B)), (vii) any failure by Seller to sell any Eligible Asset to Purchaser on the Purchase Date thereof, (viii) any actions taken to perfect or continue any lien created under any Transaction Document, (ix) Purchaser owning any Purchased Asset or other Purchased Item and/or
(x) subject to Article 28(e), any due diligence performed by Purchaser in accordance with Article 28. All such expenses shall be recourse obligations of Seller to Purchaser under this Agreement. A certificate as to such costs and expenses, setting forth the calculations thereof shall be delivered to Seller in connection with any demand or payment under this Article 27 and shall be conclusive and binding upon Seller absent manifest error and such costs and expenses shall be due and payable within ten (10) Business Days following Seller’s receipt of such certificate.
(c)This Article 27 shall survive termination of this Agreement and the repurchase of all Purchased Assets.
ARTICLE 28 DUE DILIGENCE
(a)Seller acknowledges that Purchaser has the right to perform continuing due diligence reviews with respect to the Purchased Assets (including obtaining updated or new appraisals subject, for the avoidance of doubt, to the limitation on reimbursement for appraisals set forth in Article 28(e)), Seller Parties and Servicer for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise. Seller agrees that upon reasonable prior notice (unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required), Seller shall provide (or shall cause any other Seller Party or Servicer, as applicable, to provide) reasonable access to Purchaser and any of its agents, representatives or permitted assigns to the offices of Seller, such other Seller Party or Servicer, as the case may be, during normal business hours and permit them to examine, inspect, and make copies and extracts of the Purchased Asset Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of such party.
(b)Seller agrees that it shall, promptly upon reasonable request of Purchaser, deliver (or shall cause to be delivered) to Purchaser and any of its agents, representatives or permitted assigns copies of any documents permitted to be reviewed by Purchaser in accordance with Article 28(a).
(c)Seller agrees to make available (or to cause any other Seller Party or Servicer, as applicable, to make available) to Purchaser and any of its agents, representatives or permitted assigns (i) in person at the time of any inspection pursuant to Article 28(a) or (ii) upon reasonable prior written notice (unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required and there shall be no limitation on frequency), by

156

BUSINESS.32732337.7

phone, as applicable, a knowledgeable financial or accounting officer or asset manager, as applicable, of Seller, such other Seller Party or Servicer, as the case may be, for the purpose of answering questions about any of the foregoing Persons, or any other matters relating to the Transaction Documents or any Transaction that Purchaser wishes to discuss with such Person.

157

BUSINESS.32732337.7

(d)Without limiting the generality of the foregoing, Seller acknowledges that Purchaser may enter into Transactions with Seller based solely upon the information provided by Seller to Purchaser and the representations, warranties and covenants contained herein, and that Purchaser, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets. Purchaser may underwrite such Purchased Assets itself or engage a third-party underwriter to perform such underwriting. Seller agrees to reasonably cooperate with Purchaser and any third party underwriter identified by Purchaser in writing in connection with such underwriting, including, but not limited to, providing Purchaser and such third party underwriter with reasonable access in accordance with the terms hereof to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of any Seller Party or any Affiliate thereof.
(e)Seller agrees to reimburse Purchaser within ten (10) Business Days after receipt of an invoice therefor for any and all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel) incurred by Purchaser in connection with its due diligence activities pursuant to this Article 28 (subject, for the avoidance of doubt, to the limitation on reimbursement for appraisals set forth in the first sentence of Article 27(a)), provided that, so long as no Event of Default has occurred and is continuing, Seller shall only be required to reimburse the costs of obtaining updated appraisals for any Mortgaged Property pursuant to this Article 28 on or after the twelve (12) month anniversary of the Purchase Date for the related Purchased Asset and in no event more frequently than once for any Mortgaged Property per twelve (12) month period.
ARTICLE 29 SERVICING
(a)The parties hereto agree and acknowledge that the Purchased Assets are sold to Purchaser on a “servicing released” basis and Purchaser is owner of all Servicing Rights so long as the Purchased Assets are subject to this Agreement. Notwithstanding the foregoing, Seller shall be granted a revocable license (which license shall automatically be revoked (i) every thirty (30) days unless Purchaser provides written notice to Seller that such license is extended for another thirty (30) days or (ii) upon the occurrence of an Event of Default) to cause Servicer to service the Purchased Assets sold by Seller, and Seller shall, at Seller’s sole cost and expense, cause Servicer to service the Purchased Assets in accordance with the Servicing Agreement and this Article 29 and for the benefit of Purchaser. Notwithstanding the foregoing, neither Seller nor any Affiliate thereof shall take any action or effect any modification or amendment of, or waiver under, any Purchased Asset which in each case is a Significant Modification without first having given prior notice thereof to Purchaser in each such instance and receiving the prior written consent of Purchaser. For any Purchased Asset which is a Senior Note or Senior Participation Interest and the holder of which is not the Controlling Holder, for so long as any Affiliate of Seller is the holder of, or has the right to exercise any control rights with respect to any Companion Interest or the related Mortgage Loan and/or Mezzanine Loan (including, without limitation, as holder of a controlling class in a securitization), no such Affiliate shall take any

158

BUSINESS.32732337.7

action or effect any modification or amendment of, or waiver under, such Companion Interests or the related Mortgage Loan and/or Mezzanine Loan which in each case is a Significant Modification without Seller first having given prior notice thereof to Purchaser in each such instance and Seller receiving the prior written consent of Purchaser.

159

BUSINESS.32732337.7

(b)The obligation of Servicer (or of Seller to cause such Servicer) to service any of the Purchased Assets shall cease, at Purchaser’s option, upon the earliest of (i) Purchaser’s termination of such Servicer in accordance with Article 29(c), (ii) Purchaser not extending Seller’s revocable license in accordance with Article 29(a) or (iii) the transfer of servicing to any other Servicer and the assumption of such servicing by such other Servicer in accordance with the terms of this Agreement. Seller agrees to reasonably cooperate with Purchaser in connection with any termination of Servicer. Upon any termination of any Servicer, if no Event of Default shall have occurred and be continuing, Seller shall at their sole cost and expense transfer the servicing of the affected Purchased Assets to another Servicer designated by Purchaser and reasonably approved by Seller as expeditiously as possible.
(c)Purchaser may, in its sole and absolute discretion, terminate any Servicer or any sub-servicer with respect to any Purchased Asset (i) upon the occurrence of an event of default by such Servicer or such sub-servicer under the Servicing Agreement (including for the avoidance of doubt, the Servicer Letter)(a “Servicer Termination Event”), or (ii) during the continuance of an Event of Default, either for cause or without cause, in each case of clauses (i) and (ii), without payment of any penalty or termination fee. Seller shall cooperate with Purchaser to effectuate the removal of any Servicer or any sub-servicer by Purchaser in accordance with this Article 29(c).
(d)Seller shall not, and shall not permit Servicer to, employ any other sub-servicers to service the Purchased Assets without the prior written approval of Purchaser. If the Purchased Assets are serviced by a sub-servicer, Seller shall irrevocably assign all of its rights, title and interest in the servicing agreements with such sub-servicer to Purchaser.
(e)Seller shall cause Servicer and any sub-servicer to service the Purchased Assets in accordance with Accepted Servicing Practices. Unless Purchaser is a party to the Servicing Agreement, Seller shall cause Servicer and any sub-servicers engaged by Seller to execute a letter agreement with Purchaser (a “Servicer Letter”), in form and substance acceptable to Purchaser in its sole and absolute discretion acknowledging Purchaser’s security interest in the applicable Purchased Assets and agree to remit all Income received with respect to such Purchased Asset to the Collection Account or to Purchaser, as applicable, in accordance with Article 5 or as otherwise directed by Purchaser in accordance with such Servicer Letter.
(f)Seller agrees that Purchaser, upon its purchase of the Purchased Assets in accordance with this Agreement is the owner of all servicing records related to the Purchased Assets, including but not limited to the Servicing Agreement, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Assets (the “Servicing Records”) so long as the Purchased Assets are subject to this Agreement. Seller covenants to (or to use commercially reasonable efforts to cause Servicer to) safeguard such Servicing Records and to deliver them promptly to Purchaser or its designee (including Custodian) at Purchaser’s request.

160

BUSINESS.32732337.7

(g)The payment of servicing fees shall be solely the responsibility of Seller and shall be subordinate to payment of amounts outstanding and due to Purchaser under the Transaction Documents.

161

BUSINESS.32732337.7

ARTICLE 30 ACKNOWLEDGMENT AND CONSENT TO BAIL-IN
(a)Contractual Recognition of Bail-in.
(i)Each party acknowledges and accepts that liabilities arising under this Agreement (other than Excluded Liabilities) may be subject to the exercise of the UK Bail- in Power by the relevant resolution authority and acknowledges and accepts to be bound by any Bail-in Action and the effects thereof (including any variation, modification and/or amendment to the terms of this Agreement as may be necessary to give effect to any such Bail-in Action), which if the Bail-in Termination Amount is payable by Purchaser to Seller may include, without limitation:
(A)a reduction, in full or in part, of the Bail-in Termination Amount;
and/or
(B)a conversion of all, or a portion of, the Bail-in Termination Amount into shares or other instruments of ownership, in which case Seller acknowledges and accepts that any such shares or other instruments of ownership may be issued to or conferred upon it as a result of the Bail-in Action.
(ii)Each party acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understanding between the parties relating to the subject matter of this Agreement and that no further notice shall be required between the parties pursuant to the Agreement in order to give effect to the matters described herein.
(iii)The acknowledgements and acceptances contained in clauses (i) and (ii) above will not apply if:
(A)the relevant resolution authority determines that the liabilities arising under this Agreement may be subject to the exercise of the UK Bail-in Power pursuant to the law of the third country governing such liabilities or a binding agreement concluded with such third country and in either case the UK Regulations have been amended to reflect such determination; and/or
(B)the UK Regulations have been repealed or amended in such a way as to remove the requirement for the acknowledgements and acceptances contained in clauses (i) and (ii).
(iv)For purposes of this Article 30:
“Bail-in Action” means the exercise of the UK Bail-in Power by the relevant resolution authority in respect of all transactions (or all transactions relating to one or more netting sets, as applicable) under this Agreement.

162

BUSINESS.32732337.7

163

BUSINESS.32732337.7

“Bail-in Termination Amount” means the early termination amount or early termination amounts (howsoever described), together with any accrued but unpaid interest thereon, in respect of all transactions (or all transactions relating to one or more netting sets, as applicable) under this Agreement (before, for the avoidance of doubt, any such amount is written down or converted by the relevant resolution authority).
“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
“Excluded Liabilities” means liabilities excluded from the scope of the contractual recognition of bail-in requirement pursuant to the UK Regulations.
“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “UK Regulations”) in effect in the United Kingdom relating to the transposition of the BRRD as amended from time to time, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.
A reference to a “regulated entity” is to any BRRD undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority (“FCA”), both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.
(b)Contractual Recognition of UK Stay in Resolution. Where a resolution measure is taken in relation to any BRRD undertaking or any member of the same group as that BRRD undertaking and that BRRD undertaking or any member of the same group as that BRRD undertaking is a party to this Agreement (any such party to this Agreement being an “Affected Party”), each other party to this Agreement agrees that it shall only be entitled to exercise any termination rights under or rights to enforce a security interest in connection with this Agreement against the Affected Party to the extent that it would be entitled to do so under the Special Resolution Regime if this Agreement were governed by the laws of any part of the United Kingdom.
For the purpose of this clause, “resolution measure” means a ‘crisis prevention measure’, ‘crisis management measure’ or ‘recognised third-country resolution action’, each with the meaning given in the “PRA Rulebook: CRR Firms and Non-Authorised Persons: Stay in Resolution Instrument 2015”, as may be amended from time to time (the “PRA Contractual Stay

164

BUSINESS.32732337.7

Rules”), provided, however, that ‘crisis prevention measure’ shall be interpreted in the manner outlined in Rule 2.3 of the PRA Contractual Stay Rules; “BRRD undertaking”, “group”, “Special

165

BUSINESS.32732337.7

Resolution Regime” and “termination right” have the respective meanings given in the PRA Contractual Stay Rules.
(c)Notice Regarding Client Money Rules. Purchaser, as a CRD credit institution (as such term is defined in the rules of the FCA), holds all money received and held by it hereunder as banker and not as trustee. Accordingly, money that is received and held by Purchaser from Seller will not be held in accordance with the provisions of the FCA’s Client Asset Sourcebook relating to client money (the “Client Money Rules”) and will not be subject to the statutory trust provided for under the Client Money Rules. In particular, Purchaser shall not segregate money received by it from Seller from Purchaser money and Purchaser shall not be liable to account to Seller for any profits made by Purchaser use as banker of such cash and upon failure of Purchaser, the client money distribution rules within the Client Asset Sourcebook (the “Client Money Distribution Rules”) will not apply to these sums and so Seller will not be entitled to share in any distribution under the Client Money Distribution Rules.
ARTICLE 31 MISCELLANEOUS
(a)All rights, remedies and powers of Purchaser hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Purchaser whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Purchaser shall have all rights and remedies of a secured party under the UCC.
(b)The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Signature pages to any Transaction Document or certification delivered pursuant thereto delivered in electronic form (such as PDF) shall be considered binding with the same force and effect as original signatures.
(c)The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.
(d)Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
(e)This Agreement, the Fee Letter and each Confirmation contain a final and complete integration of all prior expressions by the parties with respect to the subject matter

166

BUSINESS.32732337.7

hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.
(f)The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from

167

BUSINESS.32732337.7

counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.
(g)Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.
(h)Unless otherwise specifically enumerated, wherever pursuant to this Agreement Purchaser exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to, Purchaser in its sole and absolute discretion, Purchaser shall decide to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory, in its sole and absolute discretion and such decision by Purchaser shall be final and conclusive.
ARTICLE 32 TAXES
(a)Any and all payments by or on account of any obligation of Seller under this Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then Seller shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Article 32), Purchaser receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Seller shall timely pay, without duplication, any Other Taxes (i) imposed on such Seller to the relevant Governmental Authority in accordance with Requirements of Law, and (ii) imposed on Purchaser, as the case may be, upon written notice from Purchaser setting forth in reasonable detail the calculation of such Other Taxes.
(c)Seller shall indemnify Purchaser, within fifteen (15) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Article) payable or paid by Purchaser or required to be withheld or deducted from a payment to Purchaser, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (provided that if Seller reasonably believes that such Taxes were not correctly or legally asserted, Purchaser will use reasonable efforts to cooperate with Seller to obtain a refund of such Taxes (which shall be repaid to Seller in accordance with Article 32(e)) so long as such efforts would not, in the sole

168

BUSINESS.32732337.7

determination of Purchaser, result in any additional out-of-pocket costs or expenses not reimbursed by Seller or be otherwise materially disadvantageous to Purchaser). A certificate as to the amount

169

BUSINESS.32732337.7

of such payment or liability delivered to such Seller by Purchaser shall be conclusive absent manifest error.
(d)Status of Purchaser.
(i)If Purchaser is entitled to an exemption from or reduction of withholding Tax with respect to payments made under the Transaction Documents, Purchaser shall deliver to Seller, prior to becoming a party to this Agreement, and at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Purchaser, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Purchaser is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Article 32(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in Purchaser’s reasonable judgment such completion, execution or submission would subject such Purchaser to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Purchaser.
(ii)Without limiting the generality of the foregoing:
(A)if Purchaser is a U.S. Person, it shall deliver to Seller on or prior to the date on which Purchaser becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies or originals of IRS Form W-9 (or any successor form) certifying that Purchaser is exempt from
U.S. federal backup withholding tax;
(B)if Purchaser is not a U.S. Person, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Sellers) on or prior to the date on which Purchaser becomes a party under this Agreement, whichever of the following is applicable:
(1)in the case of a Purchaser that is claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments characterized as interest for U.S. tax purposes under any Transaction Document, executed copies or originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

170

BUSINESS.32732337.7

(2)executed copies or originals of IRS Form W-8ECI;

171

BUSINESS.32732337.7

(3)in the case of a Purchaser claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Purchaser is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Seller within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies or originals of IRS Form W-8BEN or W-8BEN-E; or
(4)to the extent a Purchaser is not the beneficial owner, executed copies or originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if Purchaser is a partnership and one or more direct or indirect partners of such Purchaser are claiming the portfolio interest exemption, such Purchaser may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C)if Purchaser is not a U.S. Person, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Purchaser becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Sellers), executed copies or originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Sellers to determine the withholding or deduction required to be made; and
(D)if a payment made to Purchaser under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), Purchaser shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Purchaser has complied with Purchaser’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

172

BUSINESS.32732337.7

Purchaser agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification and provide such successor form to Seller, or promptly notify Seller in writing of its legal inability to do so.

173

BUSINESS.32732337.7

(e)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Article 32 (including by the payment of additional amounts pursuant to this Article 32), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Article 32 with respect to the Taxes giving rise to such refund), net of all out-of- pocket costs and expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Article 32(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Article 32(e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Article 32(e) the payment of which would place the indemnified party in a less favorable net after Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(f)Each party’s obligations under this Article 32 shall survive any assignment of rights by Purchaser, the termination of the Transactions and the repayment, satisfaction or discharge of all obligations under any Transaction Document.
ARTICLE 33 CONFIDENTIALITY
The terms set forth in this Agreement and in the other Transaction Documents shall be kept confidential and shall not be disclosed by any Seller Party or Purchaser to any Person except (a) to the Affiliates of such party or its or their respective direct and indirect members, managers, partners, stockholders, directors, officers, employees, agents, advisors, attorneys and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or required by Requirement of Law, (c) to the extent required by GAAP to be included in the financial statements of such party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Transaction Documents, (e) to the extent required to consummate and administer a Transaction, (f) to the extent required in connection with any litigation between the parties in connection with any Transaction Document, (g) to any actual or prospective assignee or participant under Article 20 or hedge counterparty which agrees to comply with this Article 33, or (h) in connection with an actual or prospective transaction pursuant to Article 9; provided, that no such disclosure shall include a copy this Agreement and any other Transaction Document

174

BUSINESS.32732337.7

to the extent a summary would suffice (as determined by the disclosing party in its commercially reasonable discretion), and, if permitted by Requirements of Law, any such disclosure shall redact all pricing and other economic terms set forth in the Fee Letter to the extent such disclosure can be satisfied by a redacted copy of the Fee Letter.

175

BUSINESS.32732337.7

[REMAINDER OF PAGE LEFT BLANK]

176

BUSINESS.32732337.7

IN WITNESS WHEREOF, the parties have executed this Agreement as a deed as of the day first written above.

BARCLAYS BANK PLC, as Purchaser

By:         Name: Francis X. Gilhool
Title: Authorized Signatory [SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Barclays-BSP FBRED REIT – Master Repurchase Agreement]

FBRED REIT BWH SELLER, LLC, as Seller

By:     =--
Name: Jacob Brei
Title: Authorized

[Barclays-BSP FBRED REIT - Master Repurchase Agreement]

EXHIBIT I NAMES AND ADDRESSES FOR COMMUNICATIONS BETWEEN PARTIES
Purchaser:    Barclays Bank PLC 745 7th Avenue
New York, New York 10019 Attention: Francis X. Gilhool, Jr. Telephone: (212) 526-6970
Email: francis.gilhool@barclayscapital.com
with copies to:    Dechert LLP Cira Centre 2929 Arch Street
Philadelphia, PA 19104 Attention: Gennady A. Gorel Telephone: (215) 994-2635
Email: gennady.gorel@dechert.com
Seller:    FBRED REIT BWH Seller, LLC
c/o Benefit Street Partners Realty Trust, Inc. 1 Madison Avenue, Suite 1600
New York, NY 10010
Attention: Micah Goodman, Esq. Telephone: (917) 327-7729
Email: m.goodman@benefitstreetpartners.com; crelegal@benefitstreetpartners.com

with copies to:    Nelson Mullins Riley & Scarborough LLP
One Financial Center, Suite 3500 Boston, MA 02111
Attention: Jim Bartling Telephone: (857) 334-1551
Email: jim.bartling@nelsonmullins.com
Guarantor:    BSP FBRED REIT Real Estate Debt Opco, LLC
c/o Benefit Street Partners Realty Trust, Inc. 1 Madison Avenue, Suite 1600
New York, NY 10010
Attention: Micah Goodman, Esq. Telephone: (917) 327-7729
Email: m.goodman@benefitstreetpartners.com; crelegal@benefitstreetpartners.com

Ex. I-1

BUSINESS.32732337.7

with copies to:    Nelson Mullins Riley & Scarborough LLP
One Financial Center, Suite 3500 Boston, MA 02111

Ex. I-2

BUSINESS.32732337.7

Attention: Jim Bartling Telephone: (857) 334-1551
Email: jim.bartling@nelsonmullins.com

Ex. I-3

BUSINESS.32732337.7

EXHIBIT II
FORM OF CONFIRMATION STATEMENT
[Date]
To: Barclays Bank PLC Ladies and Gentlemen:
Reference is made hereby to the Master Repurchase Agreement, dated as of May 8, 2025 (the “Agreement”), by and between Barclays Bank PLC (“Purchaser”), FBRED REIT BWH Seller, LLC (“Seller”). This Confirmation is being delivered to you, as Purchaser, to request a Transaction pursuant to which Purchaser will purchase from us, as Seller, the Eligible Asset identified on the attached Schedule 1. Purchaser’s delivery and executed counterpart of this Confirmation to Seller evidences Purchaser’s agreement, subject to and in accordance with the terms of the Agreement, to enter into such Transaction. Capitalized terms used herein without definition have the meanings given in the Agreement.
Purchase Date:        , 20
Eligible Asset:    , as further identified on Schedule 1
Asset Type:    [Mortgage Loan][Mortgage Loan and Mezzanine Loan]1[Senior Note][Senior Participation Interest]
Record Holder:    [NAP][Yes][No]2
Controlling Holder:    [NAP][Yes][No]3
Interest Rate Type:    [Fixed Rate Asset] [Floating Rate Asset]
REMIC Eligible:    [Yes][No]4

1 Unless otherwise specified, any reference to Eligible Asset or Purchased Asset shall include the Mortgage Loan and any related Mezzanine Loan that is, or is proposed to be, subject to the same Transaction.

2 Must select “Yes” or “No” for any Senior Note and Senior Participation Interest and NAP for other asset types. “No” will be treated as an exception to the eligibility criteria.

3 Must select “Yes” or “No” for any Senior Note and Senior Participation Interest and NAP for other asset types.

4 All Fixed Rate Assets must be REMIC Eligible.

Ex. II-1

BUSINESS.32732337.7

Outstanding Principal Amount of Purchased
Asset as of Purchase Date:    $
Available Future Funding under Purchased
Asset as of Purchase Date:    $
Repurchase Date:    As defined in the Agreement
Purchase Price:    $
Pricing Rate:    As defined in the Agreement
Initial Benchmark:    Term SOFR
Benchmark Floor        %

Spread        %

Purchase Price Percentage:        %
Governing Agreements:    As identified on attached Schedule 2 Requested Exception Report:    Attached as Schedule 3
Requested Wire Amount:    $
Type of Funding:    [Wet][Dry] Funding Seller’s Wiring Instructions:
Bank Name:         ABA Number:         Account Number:      Reference:
[Seller hereby certifies that all conditions precedent to the funding of a Purchase Price increase in connection with the Future Advance set forth in the related Purchased Asset Documents and in Article 3(h)(ii) of the Agreement have been satisfied except for the following conditions which have been waived by Purchaser: [IDENTIFY ANY WAIVED CONDITIONS]].5
To evidence your agreement to enter into the Transaction in accordance with the terms set forth in this Confirmation, please return a countersigned copy of this Confirmation to Seller.

5 To be included if the Confirmation is delivered in connection with a future funding.

Ex. II-2

BUSINESS.32732337.7

Ex. II-3

BUSINESS.32732337.7

FBRED REIT BWH SELLER, LLC

By:         Name:
Title:

AGREED AND ACKNOWLEDGED:
BARCLAYS BANK PLC
By:      Name:
Title:

Ex. II-4

BUSINESS.32732337.7

Schedule 1 to Confirmation

Purchased Asset Schedule
(attached)

Ex. II-5

BUSINESS.32732337.7

Schedule 2 to Confirmation
Governing Agreements

Ex. II-6

BUSINESS.32732337.7

Schedule 3 to Confirmation
Requested Exception Report

Ex. II-7

BUSINESS.32732337.7

EXHIBIT III

[Barclays-BSP FBRED REIT - Ex. 111-1 to Master Repurchase Agreement]

EXHIBIT III AUTHORIZED REPRESENTATIVES OF THE SELLER PARTIES

Name	Title	Email Address	Soecimen Shmature
Jerome Baglien	Authorized Signatory	j.baglien@benefitstreetpartners.com
Micah Goodman	Authorized Signatory	m.goodman@benefitstreetpartners.com	"L /I
Jacob Breinholt	Authorized Signatory	j.breinholt@benefitstreetpartners.com
Christian Mutone	Authorized Signatory	c.mutone@benefitstreetpartners.com
Yuksel Dincer	Authorized Signatory	y.dincer@benefitstreetpartners.com
Allan Chomy	Authorized Signatory	a.chomy@benefitstreetpartners.com
v--

[Barclays-BSP FBRED REIT - Ex. III-I to Master Repurchase Agreement]

EXHIBIT III AUTHORIZED REPRESENTATIVES OF THE SELLER PARTIES

Name	Title	Email Address	Specimen Si2nature
Jerome Baglien	Authorized Signatory	j.baglien@benefitstreetpartners.com
Micah Goodman	Authorized Signatory	m.goodman@benefitstreetpartners.com	\
Jacob Breinholt	Authorized Signatory	j.breinholt@benefitstreetpartners.com	J
.

Christian Mutone	Authorized Signatory	c.mutone@benefitstreetpartners.com	\

Yuksel Dincer	Authorized Signatory	y.dincer@benefitstreetpartners.com
AllanChomy	Authorized Signatory	a.chomy@benefitstreetpartners.com

[Barclays-BSP FBRED REIT- Ex. Ill-I to Master Repurchase Agreement]

EXHIBIT Ill AUTHORIZED REPRESENTATIVES OF THE SELLER PARTIES

Name	Title	Email Address	Specimen Si2nature
Jerome Baglien	Authorized Signatory	j.baglien@benefitstreetpartners.com
Micah Goodman	Authorized Signatory	m.goodman@benefitstreetpartners.com
Jacob Breinholt	Authorized Signatory	j.breinho lt@benefitstreetpartners.com
Christian Mutone	Authorized Signatory	c.mutone@benefitstreetpartners.com
Yuksel Dincer	Authorized Signatory	y.dincer@benefitstreetpartners.com
Allan Chorny	Authorized Signatory	a.chorny@benefitstreetpartners.com

[Barclays-BSP FBRED REIT - Ex. III-I to Master Repurchase Agreement]

EXHIBIT III AUTHORIZED REPRESENTATIVES OF THE SELLER PARTIES

Name	Title	Email Address	Specimen Si2nature
Jerome Baglien	Authorized Signatory	j.baglien@benefitstreetpartners.com
Micah Goodman	Authorized Signatory	m.goodman@benefitstreetpartners.com
Jacob Breinholt	Authorized Signatory	j.breinholt@benefitstreetpartners.com
Christian Mutone	Authorized Signatory	c.mutone@benefitstreetpartners.com	_ \
Yuksel Dincer	Authorized Signatory	y.dincer@benefitstreetpartners.com -	/\. ,,.
Q2 1 ---
Allan Chomy	Authorized Signatory	a.chomy@benefitstreetpartners.com

[Barclays-BSP FBRED REIT Ex. Jil-1 to Master Repurchase Agreement]

EXHIBIT III AUTHORIZED REPRESENTATIVES OF THE SELLER PARTIES

Name	Title	Email Address	Specimen Signature
Jerome Baglien	Authorized Signatory	j.baglien@benefitstreetpartners.com
Micah Goodman	Authorized Signatory	m.goodman@benefitstreetpartners.com
Jacob Breinholt	Authorized Signatory	j.breinholt@benefitstreetpartners.com
Christian Mutone	Authorized Signatory	c.mutone@benefitstreetpartners.com
Yuksel Dincer	Authorized Signatory	y.dincer@benefitstreetpartners.com
Allan Chorny	Authorized Signatory	a.chorny@benefitstreetpartners.com

[Barclays-BSP FBRED REIT – Ex. III-1 to Master Repurchase Agreement]

EXHIBIT IV
FORM OF POWER OF ATTORNEY
Know All Men by These Presents, that FBRED REIT BWH Seller, LLC, a Delaware limited liability company (“Seller”), does hereby appoint Barclays Bank PLC (“Purchaser”), its attorney-in-fact to act in Seller’s name, place and stead in any way that Seller could do with respect to (i) the completion of the endorsements of the Purchased Assets, including without limitation the Promissory Notes, Assignments of Mortgages and Participation Certificates, and any transfer documents related thereto, (ii) the recordation of the Assignments of Mortgages, (iii) the preparation and filing, in form and substance satisfactory to Purchaser, of such financing statements, continuation statements, and other uniform commercial code forms, as Purchaser may from time to time, reasonably consider necessary to create, perfect, and preserve Purchaser’s security interest in the Purchased Assets and (iv) the enforcement of Seller’s rights under the Purchased Assets purchased by Purchaser pursuant to the Master Repurchase Agreement, dated as of May 8, 2025 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”), by and between Purchaser and Seller, and to take such other steps as may be necessary or desirable to enforce Purchaser’s rights against such Purchased Assets, the related Purchased Asset Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.
TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OR SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.
THIS POWER OF ATTORNEY SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Ex. IV-1

BUSINESS.32732337.7

IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be executed as a deed this     day of     , 20 .

FBRED REIT BWH SELLER, LLC

By:         Name:
Title:

STATE OF         ) COUNTY OF          )
On     , 20 , before me,     , a Notary Public, personally appeared
    , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the     that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature      (Seal)

Ex. IV-2

BUSINESS.32732337.7

EXHIBIT V
REPRESENTATIONS AND WARRANTIES REGARDING INDIVIDUAL PURCHASED ASSETS
For purposes of the representations and warranties contained in this Exhibit V, all information contained in documents which are part of the Servicing Records as of the Purchase Date for any Purchased Asset shall be deemed to be within Seller’s Knowledge.
Capitalized terms used but not defined in this Exhibit V shall have the respective meanings given them in the Master Repurchase Agreement to which this Exhibit V is attached (the “Master Repurchase Agreement”).
Seller acknowledges and agrees that the representations and warranties contained in this Exhibit V may be amended from time to time by Purchaser in its reasonable discretion to conform such representations and warranties to Purchaser’s then current standard representations and warranties for commercial mortgage-backed securitization transactions; provided, that such amended representations and warranties shall only apply to Purchased Assets that are originated after the date Seller receives written notice of the amended representations and warranties.
CERTAIN DEFINED TERMS
“Anticipated Repayment Date” shall mean, with respect to any Mortgage Loan or Mezzanine Loan that is identified on the related Purchased Asset Schedule as an ARD Loan, the date upon which such Mortgage Loan or Mezzanine Loan, as applicable, commences accruing interest at an increased interest rate.
“ARD Loan” shall mean a Mortgage Loan or a Mezzanine Loan the terms of which provide that if, after an Anticipated Repayment Date, the related Borrower has not prepaid such Mortgage Loan or Mezzanine Loan, as applicable, in full, any principal outstanding on the Anticipated Repayment Date will accrue interest at an increased interest rate.
“Assignment of Leases” shall mean any assignment of leases, rents and profits or similar document or instrument executed by a Borrower in connection with the origination of a Mortgage Loan.
“Companion Interest” shall mean, with respect to any Purchased Asset that is a Participation Interest or a Senior Note, any subordinate or pari passu Promissory Note or Participation Interest secured directly or indirectly by the same Mortgaged Property.
“Companion Interest Holder” shall mean, with respect to any Purchased Asset that is a Participation Interest or a Senior Note, any holder of a related Companion Interest.
“Equity Interests” shall mean, with respect to any Mezzanine Loan, 100% of the direct equity interests in the entity or entities that own the Mortgaged Property or Mortgaged Properties that indirectly secure such Mezzanine Loan.

Ex. V-1

BUSINESS.32732337.7

“Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.
“Interest Rate” shall mean, with respect to each Mortgage Loan or Mezzanine Loan, the related annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan or Mezzanine Loan, as applicable, from time to time in accordance with the related Promissory Note and applicable law.
“REMIC Provisions” shall mean the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.
“Title Insurer” shall mean a nationally recognized title insurance company qualified to do business in the jurisdiction where the applicable Mortgaged Property is located.
“Title Policy” shall mean an American Land Title Association (ALTA) lender’s title insurance policy or a comparable form of lender’s title insurance policy (or escrow instructions binding on the Title Insurer and irrevocably obligating the Title Insurer to issue such title insurance policy, a title policy commitment or pro-forma “marked up” at the closing of the related Purchased Asset and countersigned by the Title Insurer or its authorized agent) as adopted in the applicable jurisdiction and, if applicable, a mezzanine endorsement thereto.
REPRESENTATIONS AND WARRANTIES
A.All Purchased Assets. With respect to each Purchased Asset:
1.Complete Servicing File. All documents comprising the Servicing Records are in the possession of the Servicer.
2.Ownership of Purchased Assets. Immediately prior to the sale, transfer and assignment to Purchaser, no Purchased Asset was subject to any assignment (other than assignments to Seller), participation or pledge, and Seller had good title to, and was the sole owner of, each Purchased Asset free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Purchased Asset other than (x) if the Purchased Asset is subject to a Mezzanine Loan, the rights of the Mezzanine Loan holder(s) pursuant to the intercreditor or co-lender agreement; and (y) the rights of the holder of a Companion Interest under the related co-lender or participation agreement. Seller has full right and authority to sell, assign and transfer each Purchased Asset, upon the insertion of Purchaser’s name where applicable and countersignature by Purchaser where applicable, and the

Ex. V-2

BUSINESS.32732337.7

assignment to Purchaser constitutes a legal, valid and binding assignment of such Purchased Asset free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such

Ex. V-3

BUSINESS.32732337.7

Purchased Asset other than (x) if the Purchased Asset is subject to a Mezzanine Loan, the rights of the Mezzanine Loan holder(s) pursuant to the intercreditor or co-lender agreement; and (y) the rights of the holder of a Companion Interest under the related co-lender or participation agreement.
3.Purchased Asset File. The Purchased Asset File contains a true, correct and complete copy (or, if required by the Custodial Agreement, original) of each document evidencing or securing the Purchased Asset, or affecting the rights of any holder thereof, that is required to be delivered to Custodian (or, if applicable, Bailee) pursuant to the Master Repurchase Agreement and the Custodial Agreement. With respect to any document contained in the Purchased Asset File that is required to be recorded or filed in accordance with the requirements set forth in the Custodial Agreement, such document is in form suitable for recording or filing, as applicable, in the appropriate jurisdiction and has been or will be recorded or filed as required by the Custodial Agreement. With respect to each assignment, assumption, modification, consolidation or extension contained in the Purchased Asset File, if the document or agreement being assigned, assumed, modified, consolidated or extended is required to be recorded or filed, such assignment, assumption, modification, consolidation or extension is in form suitable for recording or filing, as applicable, in the appropriate jurisdiction.
4.Confirmation. The information pertaining to each Purchased Asset which is set forth in the related Confirmation (including the related Purchased Asset Schedule and any other exhibits and schedules thereto) is true and correct in all material respects as of the Purchase Date and contains all information required by the Transaction Documents to be contained therein.
5.Restrictions on Transfer. No Purchased Asset contains any restrictions on transfer or transferee eligibility requirements, in each case, that are commercially unreasonable or would be violated in connection with any transfer, assignment or pledge thereof in favor of Purchaser.
B.Mortgage Loans. With respect to each Mortgage Loan that constitutes a Purchased Asset:
1.Whole Loans. Such Mortgage Loan is a whole Mortgage Loan and not a Participation Interest or other partial interest in a Mortgage Loan.
2.Loan Document Status. Each related Promissory Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of such Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency, one action or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, (i) except as such enforcement may be limited by
(a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity

Ex. V-4

BUSINESS.32732337.7

(regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) except that certain provisions in such Purchased Asset Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be further limited or rendered unenforceable by or

Ex. V-5

BUSINESS.32732337.7

under applicable law, but (subject to the limitations set forth in clauses (i) and (ii) above) such limitations or unenforceability will not render such Purchased Asset Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).
Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Promissory Notes, Mortgages or other operative Purchased Asset Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of such Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Promissory Note, Mortgage or other operative Purchased Asset Documents.
3.Mortgage Provisions. The Purchased Asset Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure, in each case subject to the limitations set forth in the Insolvency Qualifications.
4.Hospitality Provisions. The Purchased Asset Documents for such Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement include an executed copy of such franchise or license agreement as well as a comfort letter or similar agreement signed by the Borrower and franchisor or licensor of such property enforceable by Purchaser or any subsequent holder of such Mortgage Loan (including a securitization trustee) against such franchisor, either directly or as an assignee of the originator, or pursuant to a replacement comfort letter or similar agreement with Purchaser, in each case subject to the limitations set forth in the Insolvency Qualifications. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office (or, with respect to Wet Purchased Assets, has been submitted for filing in such office).
5.Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Purchased Asset File or to the extent otherwise permitted in accordance with the Master Repurchase Agreement (a) the material terms of each Mortgage, Promissory Note, Mortgage Loan guaranty and related operative Purchased Asset Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) the Borrower has not been released from its material obligations under the related Purchased Asset Documents.

Ex. V-6

BUSINESS.32732337.7

6.Lien; Valid Assignment. Subject to the Insolvency Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller will, upon the insertion of Purchaser’s name where applicable and countersignature by Purchaser, where applicable, constitute a legal, valid and binding assignment from Seller. Each related Mortgage

Ex. V-7

BUSINESS.32732337.7

and Assignment of Leases is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first (upon the recording thereof in the applicable recording office) lien on the related Borrower’s fee (or if identified on the related Purchased Asset Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) or any other title exceptions identified to Purchaser in a Requested Exceptions Report (“Title Exceptions”)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances or any Title Exceptions) as of the origination date of the related Mortgage Loan and, to Seller’s Knowledge, as of the related Purchase Date, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy, and, to Seller’s Knowledge and subject to the rights of tenants (subject to and excepting Permitted Encumbrances and any other Title Exceptions), and no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.
7.Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow or closing instructions or a “marked up” commitment, in each case binding on the title insurer) (including endorsements thereto, the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group; and (g) other Liens to the extent permitted by the relevant Purchase Asset Documents; provided that none of which items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as

Ex. V-8

BUSINESS.32732337.7

contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or pari passu with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been

Ex. V-9

BUSINESS.32732337.7

made thereunder and no claims have been paid thereunder. Neither Seller, nor to Seller’s Knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.
8.Junior Liens. It being understood that B notes secured (and any other Purchased Assets that are cross-collateralized and/or cross-defaulted with a Purchased Asset) by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing). Except as set forth on the related Purchased Asset Schedule, Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.
9.Assignment of Leases and Rents. There exists as part of the related Purchased Asset File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority (upon the recording thereof in the applicable recording office) collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.
10.UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the related originator has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by the related Borrower and located on such Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Purchased Asset Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Insolvency Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

Ex. V-10

BUSINESS.32732337.7

Ex. V-11

BUSINESS.32732337.7

11.Condition of Property. Seller or the originator of such Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six (6) months of origination of the Mortgage Loan and within twelve (12) months of the Purchase Date.
An engineering report or property condition assessment was prepared in connection with the origination of such Mortgage Loan no more than twelve (12) months prior to the origination of such Mortgage Loan. Seller has no Knowledge of any issues with the physical condition of the Mortgaged Property that Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report or property condition assessment delivered to Purchaser in accordance with Exhibit VII, and excluding
(i) deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property to remedy, (ii) deficiencies covered by escrow of funds in an aggregate amount consistent with the standards utilized by the related Originator with respect to similar loans it originates for securitization, which escrow is in all events in an aggregate amount of not less than the estimated cost of the necessary repairs or (iii) deficiencies fully covered by insurance.
12.Taxes and Assessments. As of the Purchase Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof in respect of each related Mortgaged Property, which in each case could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Purchase Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
13.Condemnation. As of the date of origination of such Mortgage Loan and to Seller’s Knowledge as of the Purchase Date, there is no proceeding pending and, to Seller’s Knowledge as of the date of origination of such Mortgage Loan and as of the Purchase Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.
14.Actions Concerning Mortgage Loan. To Seller’s Knowledge based on searches and diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders in connection with the origination of commercial mortgage loans for securitization, as of the date of origination of such Mortgage Loan and as of the Purchase Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the

Ex. V-12

BUSINESS.32732337.7

Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Purchased Asset Documents or (f) the current principal use of the Mortgaged Property.

Ex. V-13

BUSINESS.32732337.7

15.Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to such Mortgage Loan are in the possession, or under the control, of Servicer (or, to the extent Seller is not the Record Holder, the applicable other servicer of the Mortgage Loan), and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or Seller’s right thereto) that are required to be escrowed with the lender under the related Purchased Asset Documents are being conveyed by Seller to Purchaser (although the same are held by Servicer in accordance with the Servicing Agreement, as modified by any related Servicer Letter (or, to the extent Seller is not the Record Holder, the applicable other servicer of the Mortgage Loan in accordance with the applicable other servicing agreement)).
16.No Holdbacks. The principal amount of the Mortgage Loan stated on the related Purchased Asset Schedule has been fully disbursed as of the Purchase Date and there is no requirement for future advances thereunder (except (i) in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Seller to merit such holdback or (ii) future advances to be funded under such Mortgage Loan as identified in the related Purchased Asset Schedule).
17.Insurance. Each related Mortgaged Property is, and is required pursuant to the related Purchased Asset Documents to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Purchased Asset Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company, “A” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Financial Services, LLC (collectively, the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (x) the original principal balance of the Mortgage Loan and (y) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related Borrower included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.
Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Purchased Asset Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than twelve (12) months (or with respect to each Mortgage Loan on a single asset with a maximum principal balance of $50 million or more, covers a period of not less than eighteen (18) months plus contains an extended period of indemnity of not less than 180 days).
If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to

Ex. V-14

BUSINESS.32732337.7

maintain insurance in the maximum amount available under the National Flood Insurance Program (or a private policy from an insurer meeting the Insurance Rating Requirements providing at least the same limits),

Ex. V-15

BUSINESS.32732337.7

plus such additional excess flood coverage from an insurer meeting the Insurance Rating Requirements in an amount as is generally required by prudent institutional commercial and multifamily mortgage lenders originating mortgage loans for securitization.
If the Mortgaged Property is located within twenty-five (25) miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.
The Mortgaged Property is covered, and required to be covered pursuant to the related Purchased Asset Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial and multifamily mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.
An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer meeting the Insurance Rating Requirements in an amount not less than 100% of the SEL or PML, as applicable.
The Purchased Asset Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.
All premiums on all insurance policies referred to in this section required to be paid as of the related Purchase Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of Purchaser. Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for premiums. All such insurance policies (other than commercial liability policies) require at least ten (10) days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least thirty (30) days prior notice to the

Ex. V-16

BUSINESS.32732337.7

lender of termination or cancellation (or such lesser period, not less than ten (10) days, as may be required

Ex. V-17

BUSINESS.32732337.7

by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.
18.Access; Utilities; Separate Tax Lots. To Seller’s Knowledge, based solely upon the related Title Policy, surveys obtained in connection with origination, any other due diligence performed by lender in connection with origination of such Mortgage Loan and, in each case, any updates thereto obtained by lender following origination, each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.
19.No Encroachments. To Seller’s Knowledge, based solely upon the related Title Policy, surveys obtained in connection with origination, any other due diligence performed by lender in connection with the origination of such Mortgage Loan and, in each case, any updates thereto obtained by lender following origination, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, after taking into account any applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.
20.No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.
21.REMIC. With respect to each Fixed Rate Asset and any other Purchased Asset identified as REMIC-eligible in the related Confirmation, the Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (a) the issue price of the

Ex. V-18

BUSINESS.32732337.7

Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (b) either: (i) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (A) at the date the Mortgage Loan was originated at least equal to 80% of the

Ex. V-19

BUSINESS.32732337.7

adjusted issue price of the Mortgage Loan on such date or (B) at the Purchase Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (ii) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). With respect to each Fixed Rate Asset and any other Purchased Asset identified as REMIC-eligible in the related Confirmation, if the Mortgage Loan was “significantly modified” prior to the Purchase Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (b)(i)(A) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (b)(i)(B), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.
22.Compliance with Usury Laws. The Interest Rate (exclusive of any default interest, late charges, yield maintenance charges, exit fees, or prepayment premiums) of such Mortgage Loan complied as of the date of origination of such Mortgage Loan with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
23.Authorized to do Business. To the extent required under applicable law, as of the Purchase Date or as of the date that such entity held the Promissory Note being assigned to Purchaser, each holder of such Promissory Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by any holder thereof.
24.Trustee under Deed of Trust. With respect to each related Mortgage which is a deed of trust, as of the date of origination of the related Mortgage Loan and, to Seller’s Knowledge, as of the Purchase Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.
25.Local Law Compliance. To Seller’s Knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, other affirmative investigation of local law compliance consistent with the investigation conducted by the related originator for similar commercial and multifamily mortgage loans intended for securitization, any other due

Ex. V-20

BUSINESS.32732337.7

diligence performed in connection with the origination of such Mortgage Loan and, in each case, any updates thereto obtained by lender following origination, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Purchase Date, there are no material violations of applicable

Ex. V-21

BUSINESS.32732337.7

zoning ordinances, building codes and land laws (collectively, “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which the related Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the value, use or operation of the related Mortgaged Property, (ii) are insured by the Title Policy, (iii) are insured by law and ordinance insurance coverage obtained in amounts customarily required by prudent institutional commercial and multifamily mortgage lenders in connection with the origination of commercial and multifamily mortgage loans for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations in respect thereof or (iv) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Purchased Asset Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.
26.Licenses and Permits. Each Borrower covenants in the Purchased Asset Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to seller’s Knowledge, based upon any of a letter from any governmental authorities, a zoning report, title report or other affirmative investigation of local law compliance consistent with the investigation conducted by the related originator for similar commercial and multifamily mortgage loans intended for securitization, any other due diligence performed in connection with origination and, in each case, any updates thereto obtained by lender following origination, all such licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property are in effect or the failure to obtain or maintain such licenses, permits or governmental authorizations does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the Purchase Date or the rights of a holder thereof. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the related Borrower and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.
27.Recourse Obligations. The Purchased Asset Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the Borrower (but may be affiliated with the Borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Borrower; (ii) if Borrower or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Borrower or (iii) upon any voluntary transfer of either the Mortgaged Property or equity interests in Borrower made in violation of the Purchased Asset Documents; and (b) contains provisions providing for recourse against the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the Borrower (but may be affiliated with the Borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and

Ex. V-22

BUSINESS.32732337.7

damages sustained by reason of Borrower’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of security deposits owing or required to be turned over to lender, insurance proceeds, or condemnation awards; (iii) fraud or intentional material

Ex. V-23

BUSINESS.32732337.7

misrepresentation; (iv) breaches of the environmental covenants in the related Purchased Asset Documents; or (v) commission of intentional material physical waste at the Mortgaged Property which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Borrower, guarantor, property manager or their affiliates, employees or agents to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste or acts or omissions.
28.Mortgage Releases. The terms of the related Mortgage or related Purchased Asset Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (33)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (33) below,
(d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to each Fixed Rate Asset and any other Purchased Asset identified as REMIC-eligible in the related Confirmation, with respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Purchased Asset Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause
(x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.
With respect to each Fixed Rate Asset and any other Purchased Asset identified as REMIC- eligible in the related Confirmation, in the event of a taking of any portion of a Mortgaged Property by a state or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the related Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

Ex. V-24

BUSINESS.32732337.7

With respect to each Fixed Rate Asset and any other Purchased Asset identified as REMIC- eligible in the related Confirmation, no Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-

Ex. V-25

BUSINESS.32732337.7

collateralization of the related Mortgaged Properties other than in compliance with the REMIC Provisions.
29.Financial Reporting and Rent Rolls. The Purchased Asset Documents for each Mortgage Loan require the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.
30.Acts of Terrorism Exclusion. With respect to each Mortgage Loan with a maximum principal balance over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s Knowledge, do not, as of the Purchase Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Purchased Asset Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Purchased Asset Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
31.Due-on-Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld)

Ex. V-26

BUSINESS.32732337.7

and/or complying with the requirements of the related Purchased Asset Documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent

Ex. V-27

BUSINESS.32732337.7

institutional commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Purchased Asset Documents), (a) the related Mortgaged Property, or any controlling interest in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Purchased Asset Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Purchased Asset Documents or a Person satisfying specific criteria identified in the related Purchased Asset Documents, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein or (vii) any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Interest in such Mortgage Loan or subordinate debt that existed at origination and is permitted under the related Purchased Asset Documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Purchased Asset Documents provide that to the extent any rating agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.
32.Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Purchased Asset Documents and the organizational documents of the Borrower with respect to each Mortgage Loan that, together with any related Mezzanine Loan that is a Purchased Asset, has an aggregate maximum principal balance as of the Purchase Date in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan that, together with any related Mezzanine Loan that is a Purchased Asset, has an aggregate maximum principal balance as of the Purchase Date of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan and, if applicable, any related Mezzanine Loan that is a Purchased Asset, in the aggregate, has a maximum principal balance equal to $5 million or less, its organizational documents or the related Purchased Asset Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Purchased Asset Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Purchased Asset Documents, that it has its own books and

Ex. V-28

BUSINESS.32732337.7

records and accounts separate and apart from those of any other person (other than a Borrower for a Mortgage Loan that is cross- collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

Ex. V-29

BUSINESS.32732337.7

33.Defeasance. With respect to each Floating Rate Asset, the Mortgage Loan does not permit defeasance. With respect to any Fixed Rate Asset that can be defeased (a “Defeasance”), (i) the Purchased Asset Documents provide for defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Purchased Asset Documents;
(ii) the Mortgage Loan cannot be defeased within two (2) years after the securitization thereof;
(iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Promissory Note as set forth in
(iii) above, (v) if the Borrower would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by (or the mortgagee may require such assumption) a Single Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
34.Interest Rates. With respect to each Floating Rate Asset, the Mortgage Loan bears interest at a floating rate of interest that is based on Term SOFR plus a margin (which interest rate may be subject to a minimum or “floor” rate). With respect to each Fixed Rate Asset, the Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, in each case except in the case of an ARD Loan and in situations where default interest may be imposed.
35.Ground Leases. With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the originator, its successors and assigns, Seller represents and warrants that:
(a)The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction and will be recorded. The Ground Lease or an estoppel or

Ex. V-30

BUSINESS.32732337.7

other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged

Ex. V-31

BUSINESS.32732337.7

Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;
(b)The lessor under such Ground Lease has agreed in a writing included in the related Purchased Asset File (or in such Ground Lease) that the Ground Lease may not be amended, modified, or canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender, and no such consent has been granted since the origination of the Mortgage Loan except as reflected in any written instruments included in the related Purchased Asset File;
(c)The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Borrower or the mortgagee) that extends not less than twenty
(20) years beyond the stated maturity of the related Mortgage Loan, or ten (10) years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(d)The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;
(e)The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its assigns without the consent of the lessor thereunder (or if such consent is necessary it has been obtained), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;
(f)Seller has not received any written notice of default under or notice of termination of such Ground Lease as of the Purchase Date. To Seller’s Knowledge, as of the Purchase Date, there is no default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such Ground Lease and to Seller’s Knowledge, such Ground Lease is in full force and effect as of the Purchase Date. To Seller’s Knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease;
(g)The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against lender unless such notice is given to the lender in the manner described in the Ground Lease or such ancillary agreement;

Ex. V-32

BUSINESS.32732337.7

(h)A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable

Ex. V-33

BUSINESS.32732337.7

after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent institutional commercial and multifamily mortgage lender in connection with loans similar to the Mortgage Loan intended for securitizations;
(j)Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Purchased Asset Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;
(k)In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
(l)Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
36.Servicing. The servicing and collection practices with respect to the Mortgage Loan have at all times been, in all material respects, legal and, in all material respects, in accordance with Accepted Servicing Practices.
37.Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit V.
38.[Reserved].

Ex. V-34

BUSINESS.32732337.7

39.No Material Default; Payment Record. As of the related Purchase Date, no Mortgage Loan is, or has been since origination, more than thirty (30) days delinquent, without

Ex. V-35

BUSINESS.32732337.7

giving effect to any grace or cure period, in making required payments under the terms of the related Purchased Asset Documents since origination. To Seller’s Knowledge, as of the related Purchase Date, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Exhibit V. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Purchased Asset Documents.
40.Bankruptcy. As of the date of origination of such Mortgage Loan and, to Seller’s Knowledge, as of the Purchase Date, neither the Mortgaged Property (other than tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
41.Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by such Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.
42.Environmental Conditions. At origination, each Borrower represented and warranted that to its knowledge and except as set forth in the related Phase I environmental site assessment (or update of a previous Phase I and/or Phase II site assessment) and, if applicable, a Phase II environmental site assessment, meeting ASTM requirements with respect to the related Mortgaged Property conducted by a reputable environmental consultant in connection with such Mortgage Loan, no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the related Mortgaged Property, except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the related Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the related Mortgaged Property or in a material adverse effect on the value, use or operations of the related Mortgaged Property.
A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Mortgage Loan within twelve (12) months prior to its origination date (or an update of a previous ESA was prepared during such period),

Ex. V-36

BUSINESS.32732337.7

and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the

Ex. V-37

BUSINESS.32732337.7

related Mortgaged Property as of the date of such ESA or the need for further investigation with respect to any actual or potential Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Purchase Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings Inc.; (E) a party not related to the Borrower was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s Knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527- 05 or its successor) at the related Mortgaged Property.
In the case of each Mortgaged Property securing a Mortgage Loan (A) a property condition or engineering report was prepared, if such Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if such Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (B) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting such Mortgaged Property, the related Borrower (1) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by Seller, for the remediation of the problem, and/or (2) agreed in the Purchased Asset Documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition.
In the case of each Mortgage Loan that is the subject of an environmental insurance policy, as of origination and as of the Purchase Date, such insurance policy (i) is in full force and effect,

Ex. V-38

BUSINESS.32732337.7

(ii) Seller is a named insured under such policy and (iii) the premium of such policy has been paid through the maturity of the policy’s term and the term of such policy extends at least three (3) years beyond the maturity of the Mortgage Loan inclusive of all extension options.

Ex. V-39

BUSINESS.32732337.7

43.Appraisal. The Purchased Asset File contains an appraisal of the related Mortgaged Property with an appraisal date within six (6) months of the Mortgage Loan origination date, and within six (6) months of the Purchase Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to Seller’s Knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.
44.Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross- defaulted with any other loan, except any Mortgage Loan or Mezzanine Loan that is a Purchased Asset and only to the extent set forth on the related Purchased Asset Schedule or in the Requested Exceptions Report approved by Purchaser in writing in accordance with the terms of the Master Repurchase Agreement.
45.Advance of Funds by Seller. After origination of such Mortgage Loan, no advance of funds has been made by Seller to the related Borrower of such Mortgage Loan other than in accordance with the related Purchased Asset Documents, and, to Seller’s Knowledge, no funds have been received from any person other than the related Borrower or an affiliate of the related Borrower for, or on account of, payments due on such Mortgage Loan (other than as contemplated by the Purchased Asset Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or the Purchased Asset Documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the Purchase Date.
46.Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.
47.Affiliates. The related Borrower is not an Affiliate of Seller.
C.Mezzanine Loans. With respect to each Mezzanine Loan that constitutes a Purchased Asset:
1.Whole Loans. Such Mezzanine Loan is a whole Mezzanine Loan secured by Equity Collateral consisting of 100% of the equity interests in the entity or entities that own the related Mortgaged Property or Mortgaged Properties. No Mezzanine Loan is a Participation Interest or other partial interest in a Mezzanine Loan. The related Mortgage Loan complies with all of the representations and warranties set forth in Section (B) above and is also a Purchased Asset subject to a Transaction under the Master Repurchase Agreement.

Ex. V-40

BUSINESS.32732337.7

2.Mezzanine Loan Document Status. Each related Promissory Note, guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor, in connection with such Mezzanine Loan is the legal, valid and binding obligation of such

Ex. V-41

BUSINESS.32732337.7

Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency, one action or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by the Insolvency Qualifications.
Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Promissory Notes or other Purchased Asset Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of such Mezzanine Loan, that would deny the pledgee the principal benefits intended to be provided by the Promissory Note or other Purchased Asset Documents.
3.Pledge Provisions. The Purchased Asset Documents for such Mezzanine Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the related Equity Interests of the principal benefits of the security intended to be provided thereby, including realization by UCC foreclosure, in each case, subject to the limitations set forth in the Insolvency Qualifications.
4.Mezzanine Loan Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Purchased Asset File or to the extent otherwise permitted in accordance with the Master Repurchase Agreement, (a) the material terms of the related pledge or other security agreement, Promissory Note, guaranty, and the other Purchased Asset Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mezzanine Loan; (b) no related Equity Interests or any portion thereof has been released from the lien of the related pledge or other security agreement in any manner which materially interferes with the security intended to be provided by such agreement; and (c) the Borrower has not been released from its material obligations under the related Purchased Asset Documents.
5.Lien; Valid Assignment. Subject to the Insolvency Qualifications, each assignment of Mezzanine Loan and other agreement executed in connection with the transfer of such Mezzanine Loan from Seller will, upon the insertion of Purchaser’s name where applicable and countersignature by Purchaser, where applicable, constitute a legal, valid and binding assignment or agreement from Seller. Each Mezzanine Loan is freely assignable without the consent of the related Borrower. Each pledge of collateral for the Mezzanine Loan creates a legal, valid and enforceable first priority (upon the recording thereof in the applicable recording office) security interest in such collateral, except as the enforcement thereof may be limited by the Insolvency Qualifications. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.
6.UCC 9 Policies. Seller’s security interest in the Equity Interests is covered by a “UCC 9” insurance policy relating to the Mezzanine Loan (or, if such policy is yet

Ex. V-42

BUSINESS.32732337.7

to be issued, by a pro forma title policy or “marked up” commitment preliminary title policy with escrow

Ex. V-43

BUSINESS.32732337.7

or closing instructions, in each case binding on the issuer), and (i) such policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, (ii) all premiums thereunder have been paid, (iii) no claims have been made thereunder, and (iv) no claims have been paid thereunder. The originator of such Mezzanine Loan obtained a mezzanine endorsement to the “owner’s” title policy and an assignment of title proceeds in connection therewith.
7.Actions Concerning Mezzanine Loan. To Seller’s Knowledge based on searches and diligence customarily performed by prudent institutional commercial and multifamily mortgage and mezzanine lenders in connection with the origination of commercial mortgage or mezzanine loans for securitization, as of the date of origination of such Mezzanine Loan and as of the Purchase Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any related Borrower or guarantor, or the related Equity Interests, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to such Equity Interests, (b) the related mortgage Borrower’s title to the related Mortgaged Property, (c) the validity or enforceability of the related Purchased Asset Documents, (d) such Borrower’s ability to perform under such Mezzanine Loan (or the related mortgage Borrower’s ability to perform under the related Mortgage Loan, as applicable), (e) such guarantor’s ability to perform under the related guaranty or (f) the principal benefit of the security intended to be provided by the Purchased Asset Documents.
8.Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to such Mezzanine Loan are in the possession, or under the control, of Servicer (or, to the extent Seller is not the Record Holder, the applicable other servicer of the Mezzanine Loan), and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or Seller’s right thereto) that are required to be escrowed with the lender under the related Purchased Asset Documents are being conveyed by Seller to Purchaser (although the same are held by Servicer in accordance with the Servicing Agreement, as modified by any related Servicer Letter (or, to the extent Seller is not the Record Holder, the applicable other servicer of the Mezzanine Loan in accordance with the applicable other servicing agreement)).
9.No Holdbacks. The principal amount of such Mezzanine Loan stated on the related Purchased Asset Schedule has been fully disbursed as of the Purchase Date and there is no requirement for future advances thereunder (except (i) in those cases where the full amount of the Mezzanine Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Seller to merit such holdback or (ii) future advances to be funded under such Mezzanine Loan as identified in the related Purchased Asset Schedule).
10.No Contingent Interest or Equity Participation. No Mezzanine Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

Ex. V-44

BUSINESS.32732337.7

11.Compliance with Usury Laws. The Interest Rate (exclusive of any default interest, late charges, yield maintenance charges, exit fees, or prepayment premiums) of such

Ex. V-45

BUSINESS.32732337.7

Mezzanine Loan complied as of the date of origination of such Mezzanine Loan with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
12.Recourse Obligations. The Purchased Asset Documents for each Mezzanine Loan provide that such Mezzanine Loan (a) becomes full recourse to the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the related Borrower (but may be affiliated with the Borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the related Borrower; (ii) if Borrower or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Borrower; or (iii) upon any voluntary transfer of the related Mortgaged Property, or equity interests in the related Borrower made in violation of the Purchased Asset Documents; and
(b) contains provisions providing for recourse against the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the related Borrower (but may be affiliated with such Borrower) that has assets other than the equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of the Borrower’s
(i) misappropriation of rents after the occurrence of an event of default under the Mezzanine Loan;
(ii) misappropriation of security deposits owing or required to be turned over to lender, insurance proceeds, or condemnation awards; (iii) fraud or intentional material misrepresentation;
(iv) breaches of the environmental covenants in the Purchased Asset Documents; or
(v) commission of intentional material physical waste at the related Mortgaged Property which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the Borrower, guarantor, property manager or their affiliates, employees or agents to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste or acts or omissions.
13.Single-Purpose Entity. Each Mezzanine Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mezzanine Loan is outstanding. Both the Purchased Asset Documents and the organizational documents of the Borrower with respect to each Mezzanine Loan that, together with the related Mortgage Loan, has an aggregate maximum principal balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mezzanine Loan that, together with the related Mortgage Loan, has an aggregate maximum principal balance of $20 million or more has a counsel’s opinion regarding non-consolidation the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if such Mezzanine Loan, together with the related Mortgage Loan, has an aggregate maximum principal balance equal to $5 million or less, its organizational documents or the related Purchased Asset Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning the Equity Interests in the related mortgage Borrower and prohibit it from engaging in any business unrelated to such Equity Interests, and whose organizational documents further provide, or which entity represented in the related Purchased Asset Documents, substantially to the effect that it does not have any assets other than those related to such Equity Interests, or any indebtedness

Ex. V-46

BUSINESS.32732337.7

other than as permitted by the related Purchased Asset Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Mezzanine Loan that is

Ex. V-47

BUSINESS.32732337.7

cross-collateralized and cross-defaulted with the related Mezzanine Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.
14.Defeasance. With respect to each Floating Rate Asset, the Mezzanine Loan does not permit Defeasance. With respect to any Fixed Rate Asset that can be Defeased, (i) the Purchased Asset Documents provide for defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Purchased Asset Documents; (ii) the Mezzanine Loan cannot be defeased within two (2) years after the securitization thereof; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mezzanine Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mezzanine Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mezzanine Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 115% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mezzanine Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Promissory Note as set forth in
(iii) above, (v) if the Borrower would continue to own assets in addition to the defeasance collateral, the portion of the Mezzanine Loan secured by defeasance collateral is required to be assumed by (or the lender may require such assumption) a Single Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the lender has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
15.Interest Rates. Each Mezzanine Loan bears interest at a floating rate of interest that is based on Term SOFR plus a margin (which interest rate may be subject to a minimum or “floor” rate).
16.Servicing. The servicing and collection practices with respect to the Mezzanine Loan have at all times been, in all material respects, legal and, in all material respects, in accordance with Accepted Servicing Practices.
17.Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mezzanine Loan have been, in all material respects, legal and as of the date of its origination, such Mezzanine Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mezzanine Loan;

Ex. V-48

BUSINESS.32732337.7

provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit V.

Ex. V-49

BUSINESS.32732337.7

18.No Material Default; Payment Record. As of the related Purchase Date, no Mezzanine Loan is, or has been since origination, more than thirty (30) days delinquent, without giving effect to any grace or cure period, in making required payments since origination. To Seller’s Knowledge, as of the related Purchase Date, there is (a) no material default, breach, violation or event of acceleration existing under the Mezzanine Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either
(a) or (b), materially and adversely affects the value of the Mezzanine Loan, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Exhibit V. No person other than the holder of such Mezzanine Loan may declare any event of default under the Mezzanine Loan or accelerate any indebtedness under the Purchased Asset Documents.
19.Bankruptcy. As of the date of origination of such Mezzanine Loan and, to Seller’s knowledge, as of the Purchase Date, no related Borrower or guarantor is a debtor in any state or federal bankruptcy, insolvency or similar proceeding.
20.Organization of Borrower. With respect to each Mezzanine Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by such Borrower in connection with the origination of such Mezzanine Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.
21.Cross-Collateralization. No Mezzanine Loan is cross-collateralized or cross-defaulted with any other loan, except any Mortgage Loan or Mezzanine Loan that is a Purchased Asset and only to the extent set forth on the related Purchased Asset Schedule or Requested Exceptions Report approved by Purchaser in accordance with the terms of the Master Repurchase Agreement.
22.Advance of Funds by Seller. After origination of such Mezzanine Loan, no advance of funds has been made by Seller to the related Borrower of such Mezzanine Loan other than in accordance with the Purchased Asset Documents, and, to Seller’s Knowledge, no funds have been received from any person other than the related Borrower or an affiliate of the related Borrower for, or on account of, payments due on such Mezzanine Loan (other than as contemplated by the Purchased Asset Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or the Purchased Asset Documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under such Mezzanine Loan, other than contributions made on or prior to the Purchase Date.
23.Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including

Ex. V-50

BUSINESS.32732337.7

without limitation the USA Patriot Act of 2001 with respect to the origination of each Mezzanine Loan.

Ex. V-51

BUSINESS.32732337.7

24.Affiliates. The related Borrower is not an Affiliate of Seller.
25.Not a Security. With respect to each Mezzanine Loan, such Mezzanine Loan has not been deemed, and is not, a “security” within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
26.Required Terms. With respect to each Mezzanine Loan, (x) the related Mortgage Loan contains a requirement that any principal repayment of the Mortgage Loan must be accompanied by a pro rata principal repayment (based on outstanding principal balance) of the related Mezzanine Loan, (y) a default under the related Mortgage Loan constitutes a default under such Mezzanine Loan and (z) the related Mortgage Loan and the related Mezzanine Loan are coterminous.
D.Senior Notes. With respect to each Purchased Asset that is a Promissory Note, such note is a Senior Note (with no existing more-senior Promissory Note or Participation Interest) related to a Mortgage Loan or a Mezzanine Loan that complies with all of the representations set forth in Section B or C above (except to the extent disclosed in the Requested Exceptions Report approved by Purchaser in writing in accordance with the terms of the Master Repurchase Agreement). If such Promissory Note is pari passu with any other Promissory Note, other than as disclosed to Purchaser in writing in accordance with the procedures set forth on Exhibit VII to the Master Repurchase Agreement prior to the related Purchase Date and set forth in the related Confirmation, the holder of such Promissory Note is the Record Holder and the Controlling Holder pursuant and subject to a co-lender agreement or intercreditor agreement that is legal, valid and enforceable as between its parties, subject to the limitations set forth in the Insolvency Qualifications.
E.Participation Interests. With respect to each Purchased Asset that is a Participation Interest:
1.Mortgage Loan/Mezzanine Loan. The related Mortgage Loan complies with all of the representations set forth in Section B above and, if applicable, the related Mezzanine Loan complies with all of the representations set forth in Section C above.
2.Performing Participation. Such Participation Interest is performing as of the Purchase Date and is evidenced by a physical Participation Certificate.
3.Record Holder; Status of Participation Agreement. Such Participation Interest is a senior or pari passu participation interest (in each case, with no existing more-senior participation interest) in either (x) a whole Mortgage Loan or (y) both a whole Mortgage Loan and a whole Mezzanine Loan. Seller or an agent on behalf of Seller and the holder of the related Companion Interest(s) is the Record Holder of the related Mortgage Loan and, if applicable, the Record Holder under the related Mezzanine Loan pursuant to (x) a participation agreement that is legal, valid and enforceable as between its parties, subject to the limitation set forth in the Insolvency Qualifications, and (y) if applicable, a custodial agreement that is legal, valid and enforceable as between its parties, subject to the limitation set forth in the Insolvency Qualifications. If such Participation Interest is (i) a pari passu participation interest or (ii) a

Ex. V-52

BUSINESS.32732337.7

senior participation interest with respect to which no related junior participation interest accounts for

Ex. V-53

BUSINESS.32732337.7

more than ten (10) percent of the maximum principal balance of the related Mortgage Loan and, if applicable, the related Mezzanine Loan, other than as disclosed to Purchaser in writing in accordance with the procedures set forth on Exhibit VII to the Master Repurchase Agreement prior to the related Purchase Date and set forth in the related Confirmation, the related participation agreement provides that the holder of such Participation Interest is the Controlling Holder. If such Participation Interest is a senior participation interest with respect to which the related junior participation interest accounts for more than ten (10) percent of the maximum principal balance of the related Mortgage Loan and, if applicable, the related Mezzanine Loan, the control rights granted to the holder of such junior participation pursuant to the related participation agreement are customary for holders of junior participations in commercial mortgage loans originated by prudent institutional commercial and multifamily mortgage lenders in connection with loans similar to the Mortgage Loan and, if applicable, the related Mezzanine Loan, intended for securitizations.
4.Costs and Expenses. If the Participation Interest is pari passu with any Companion Interest, the holder of such Companion Interest is required to pay its pro rata share of any expenses, costs and fees associated with servicing and enforcing rights and remedies under the related Mortgage Loan and, if applicable, the related Mezzanine Loan upon request therefor by the Record Holder or a servicer. If the Participation Interest is senior to any Companion Interests, the holder of such Companion Interest is required to bear any expenses, costs and fees associated with servicing and enforcing rights and remedies under the related Mortgage Loan and, if applicable, the related Mezzanine Loan prior to the holder of such Participation Interest.
5.Companion Interest Holders. Each participation agreement is effective to convey the related Companion Interests to the related Companion Interest Holders and is not intended to be or effective as a loan or other financing secured by the related Mortgaged Property or, if applicable, the related Equity Interests. Neither the holder of the Participation Interest nor the Record Holder owes any fiduciary duty or obligation to any Companion Interest Holder pursuant to the applicable participation agreement.
6.Purchased Asset File. The Purchased Asset File with respect to such Participation Interest includes all material documents evidencing and/or securing such Participation Interest, or affecting the rights of any holder thereof, that is required to be delivered to Custodian (or, if applicable, Bailee) pursuant to the Master Repurchase Agreement and the Custodial Agreement and the terms of such documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any material respect except as set forth in the documents contained in the Purchased Asset File. Each assignment of the related Participation Certificate contained in the Purchased Asset File is in the form required by the related participation agreement or is otherwise sufficient, upon the insertion of Purchaser’s name where applicable and countersignature by Purchaser where applicable, to assign such Participation Certificate.
7.No Defaults or Waivers under Participation Documents. If Seller or an Affiliate is the Record Holder or issuer of the Participation Interest, all amounts due and owing to any Companion Interest Holder pursuant to the related participation agreement or related

Ex. V-54

BUSINESS.32732337.7

documents have been duly and timely paid. If Seller or an Affiliate is not the Record Holder or issuer of the Participation Interest, all amounts due and owing to Seller pursuant to the related participation agreement or related documents have been duly and timely paid. (a) There is (i) no

Ex. V-55

BUSINESS.32732337.7

material default, breach or violation existing under any participation agreement or related document by Seller or, to Seller’s Knowledge, any Companion Interest Holder, and (ii) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, or violation by Seller or, to Seller’s Knowledge, any Companion Interest Holder, under any participation agreement or related document, and (b) no material default, breach or violation under any participation agreement or related document has been waived, that, in the case of either (a) or (b), materially and adversely affects the value of the Participation Interest; provided, however, that this representation and warranty does not cover any default, breach or violation that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Exhibit V. No person other than the holder of such Participation Interest or the related Companion Interests (or, in each case, a pledgee of any such Participation Interests) may declare any default, breach or violation under the applicable participation agreement or related documents.
8.Bankruptcy. As of the date of issuance thereof and as of the Purchase Date, no issuer of such Participation Interest or Companion Interest Holder was or is a debtor in any outstanding state or federal bankruptcy or insolvency proceeding.
9.No Known Liabilities. As of the Purchase Date, Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Participation Interest is or may become obligated under the Purchased Asset Documents or otherwise.
10.Transfer. If Seller is the Record Holder, the Record Holder role, rights and responsibilities are assignable by Seller without consent or approval other than those that have been obtained and Seller will timely deliver to Custodian all necessary assignments, notices, and documents in order to convey record title of the related Mortgage Loan and, if applicable, the Mezzanine Loan, and other rights and interests to Purchaser in its capacity as successor Record Holder.
11.No Repurchase. The terms of the related participation agreement do not require or obligate the Record Holder or its successors or assigns to repurchase any Companion Interest under any circumstances.
12.No Misrepresentations. Neither Seller nor any Affiliate thereof, in selling any Companion Interest to a Companion Interest Holder, committed any fraud or made any material misrepresentation or material omission of information necessary for such Companion Interest Holder to make an informed decision to purchase such Companion Interest.
13.UCC. Such Participation Interest (i) is not dealt in or traded on a securities exchange or in a securities market, (ii) does not by its terms expressly provide that it is a Security governed by Article 8 of the UCC, (iii) is not Investment Property, (iv) is not held in a Securities Account and (v) does not constitute a Security or a Financial Asset. The related

Ex. V-56

BUSINESS.32732337.7

Participation Certificate is an Instrument. For purposes of this paragraph (13), capitalized terms undefined in

Ex. V-57

BUSINESS.32732337.7

the Master Repurchase Agreement or this Exhibit V have the meaning given to such term in the UCC.

Ex. V-58

BUSINESS.32732337.7

Purchased Asset Name: Asset ID #:

ASSET INFORMATION
Fee/Leasehold: Property Name:

EXHIBIT VI

Ex. 6-1

BUSINESS.32732337.7

Asset Type: [Mortgage Loan] [Mezzanine Loan] [Senior Note] [Senior Participation] Borrower Name:
Sponsor Name:
Recourse? Guaranteed?
Original Principal Balance: Maximum Principal Balance: Origination Date:
Loan Type (e.g. fixed/arm):
Current Principal Balance (as of / / ): Current Interest Rate (per annum) (as of
/ / ):
Remaining Future Advances (as of / / ): Paid to Date:
Next Payment Due Date: Initial Maturity Date:
Fully Extended Maturity Date ARD Loan?
Loan Term:

Property Address:
Property City:
Property Zip Code:
Property Type (General):
Property Type (Specific):
Cross-Collateralized (Yes/No):* Appraiser Name:
Appraised Value:
Appraisal Date:
Covered by Environmental Insurance (Yes/No): Secondary Financing in Place (Yes/No): Secondary Financing Amount:
Secondary Financing Description:
Future Supplemental Financing (Yes/No): Future Supplemental Financing Description: Servicer:
Originating Law Firm: Notes:

* If yes, give property information on each property covered and in aggregate as appropriate. Asset ID’s should be denoted with a suffix letter to signify loans/collateral.

Ex. 7-1

BUSINESS.32732337.7

EXHIBIT VII
ADVANCE PROCEDURES
Submission of Due Diligence Package. No less than ten (10) Business Days prior to the each Purchase Date, Seller shall deliver to Purchaser for Purchaser’s review and approval a due diligence package with respect to each Eligible Asset proposed to be purchased on such proposed Purchase Date, which shall contain the following items to the extent such items are applicable to such Eligible Asset and are in Seller’s possession or are available to it (the “Due Diligence Package”):
(1)Purchased Asset Documents. With respect to each Eligible Asset:
(a)if such Eligible Asset is not a Wet Purchased Asset, each of the Purchased Asset Documents, blacklined against the approved form Purchased Asset Documents; provided, however, if such Eligible Asset has not been originated and closed at the time of such delivery, Seller shall deliver copies of all draft Purchased Asset Documents, blacklined against the approved form Purchased Asset Documents (with executed copies of all Purchased Asset Documents to be delivered no less than three (3) Business Days prior to the proposed Purchase Date);
(b)if such Eligible Asset is a Wet Purchased Asset, (i) copies of all draft Purchased Asset Documents, along with blacklines against the approved form Purchased Asset Documents, (ii) no later than 11:00 a.m. New York City time on the Business Day before the requested Purchase Date, execution versions in final form of (A) the Promissory Note endorsed by Seller in blank, without recourse (either on the face thereof or pursuant to a separate allonge), (B) the Mortgage and/or pledge agreement, (C) evidence satisfactory to Purchaser that all documents necessary to perfect Seller’s (and, by means of assignment to Purchaser on the Purchase Date, Purchaser’s) security interest in the collateral and (D) such other components of the Purchased Asset File as Purchaser may require on a case by case basis with respect to the particular Purchased Asset, in each case, along with blacklines of such executed Purchased Asset Documents against the previously delivered drafts and (iii) not later than the third (3rd) Business Day following the related Purchase Date, executed copies of all Purchased Asset Documents along with blacklines of such executed Purchased Asset Documents against the previously delivered drafts.
(c)if such Eligible Asset is a Wet Purchased Asset or Seller has designated a Bailee for such Eligible Asset in accordance with the Custodial Agreement, a fully executed and delivered Bailee Letter and Bailee Trust Receipt;
(d)certificates or other evidence of insurance demonstrating insurance coverage in respect of the underlying real estate directly or indirectly securing or supporting such Eligible Asset of types, in amounts, with insurers and

Ex. 8-1

BUSINESS.32732337.7

otherwise in compliance with the terms, provisions and conditions set forth in the Purchased

Ex. 9-1

BUSINESS.32732337.7

Asset Documents; provided, however, with respect to any Wet Purchased Asset, if such certificates or other evidence of insurance are not available at least ten (10) Business Days prior to the related Purchase Date, Seller shall deliver such certificates or other evidence of insurance to Purchaser as soon as they are available thereafter, and in any case, by no later than 10:00 a.m. on the Business Day before the requested Purchase Date. Such certificates or other evidence shall indicate that Seller, will be named as an additional insured as its interest may appear and shall contain a loss payee endorsement in favor of such additional insured with respect to the policies required to be maintained under the Purchased Asset Documents;
(e)all surveys of the underlying real estate directly or indirectly securing or supporting such Eligible Asset;
(f)satisfactory reports of UCC, tax lien, judgment and litigation searches and title updates conducted by search firms and/or title companies reasonably acceptable to Purchaser with respect to the Eligible Asset, underlying real estate directly or indirectly securing or supporting such Eligible Asset and Borrower, such searches to be conducted in each location Purchaser shall reasonably designate;
(g)an unconditional commitment to issue a title policy in favor of Seller and Seller’s successors and/or assigns with respect to Seller’s interest in the related real property and insuring the assignment of the Eligible Asset to Purchaser, with an amount of insurance that shall be not less than the maximum principal amount of the Eligible Asset, or an endorsement or confirmatory letter from the title insurance company that issued the existing title insurance policy, in favor of Seller and Seller’s successors and/or assigns, that amends the existing title insurance policy by stating that the amount of the insurance is not less than the maximum principal amount of the Eligible Asset (taking into account the proposed advance);
(h)certificates of occupancy and letters certifying that the property is in compliance with all applicable zoning laws, each issued by the appropriate Governmental Authority; and
(i)a summary of all restrictions on transfer and transferee eligibility requirements.
(2)Transaction-Specific Due Diligence Materials. Each of the following:
(a)a summary memorandum outlining the proposed Transaction, including transaction benefits and all material underwriting risks, all Underwriting Issues,

Ex. VII-2

BUSINESS.32732337.7

(b)the Asset Information and, if available, maps and photos of the underlying real estate directly or indirectly securing or supporting such Eligible Asset;

Ex. VII-3

BUSINESS.32732337.7

(c)a current rent roll and roll over schedule;
(d)a cash flow pro-forma, plus historical information;
(e)a description of the underlying real estate directly or indirectly securing or supporting such Eligible Asset and any other collateral securing such Eligible Asset, the related collateral securing such Eligible Asset, if any;
(f)indicative debt service coverage ratios;
(g)indicative loan-to-value ratios;
(h)a term sheet outlining the transaction generally;
(i)a description of the Borrower and sponsor, including experience with other projects (real estate owned), their ownership structure (including, without limitation, the board of directors, if applicable) and financial statements, if available;
(j)a description of Seller’s relationship, if any, to the Borrower and sponsor; and
(k)copies of documents evidencing such Eligible Asset, or current drafts thereof, including, without limitation, underlying debt and security documents, guaranties, the underlying borrower’s and guarantor’s organizational documents, warrant agreements, and loan and collateral pledge agreements, as applicable, provided that, if same are not available to Seller at the time of Seller’s submission of the Due Diligence Package to Purchaser, Seller shall deliver such items to Purchaser promptly upon Seller’s receipt of such items.

(3)Environmental and Engineering. A “Phase 1” (and, if recommended by such “Phase 1”, “Phase 2”) environmental report, an asbestos survey, if applicable, and an engineering report, each in form reasonably satisfactory to Purchaser, by an engineer or environmental consultant reasonably approved by Purchaser.
(4)Credit Memorandum. A credit memorandum, asset summary or other similar document that details cash flow underwriting, historical operating numbers, underwriting footnotes, rent roll and lease rollover schedule.
(5)Appraisal. An appraisal by a member of the Appraisal Institute performed in accordance with The Federal Institutions Reform, Recovery and Enforcement Act of 1989, as amended. The related appraisal shall (A) be dated less than twelve (12) months prior to the origination of the Eligible Asset and (B) not be ordered by the related borrower or an Affiliate of the related borrower.

Ex. VII-4

BUSINESS.32732337.7

(6)Opinions of Counsel. Copy of an opinion of counsel addressed to the Seller and its successors and assigns from counsel to the underlying obligor on the underlying loan

Ex. VII-5

BUSINESS.32732337.7

transaction as to enforceability of the loan documents governing such transaction and such other matters as Purchaser shall require (including, without limitation, opinions as to due formation, authority, choice of law, bankruptcy and perfection of security interests) delivered in connection with the origination thereof; provided that Seller may deliver drafts of such opinions if final opinions are not available at the time of delivery of the Due Diligence Package, and shall deliver final, executed copies of such opinions (with blacklines to the previously distributed drafts) no less than three (3) Business Days prior to the related Purchase Date of such Eligible Asset; provided, further, that with respect to Eligible Assets which provide that the Borrower must be a Single- Purpose Entity (as defined in Exhibit V), a counsel’s opinion regarding non-consolidation of the Borrower shall not be required if such Eligible Asset has a maximum principal balance of less than
$20 million as of the proposed Purchase Date.
(7)Additional Real Estate Matters. To the extent obtained by Seller from the Borrower or the underlying obligor at the origination of the Eligible Asset, such other real estate related certificates and documentation as may have been requested by Purchaser, such as abstracts of all leases in effect at the real property relating to such Eligible Asset.
(8)Exceptions Report. A list of all exceptions to the representations and warranties set forth in Exhibit V to this Agreement relating to the Purchased Asset and any other Eligibility Criteria for such Purchased Asset (the “Requested Exception Report”).
(9)Know Your Customer Information. All documentation and other information received, and the results of all searched and investigations performed, as part of “Know Your Customer” and Sanctions diligence with respect to the related Borrower, guarantor and related parties.
(10)Other Documents. Any other documents as Purchaser or its counsel shall reasonably deem necessary.
(11)Approval of Eligible Asset. Conditioned upon the timely and satisfactory completion of Seller’s requirements in clause (a) above, Purchaser shall endeavor to, no less than two (2) Business Days prior to the proposed Purchase Date (i) notify Seller in writing (which may take the form of electronic mail format) that Purchaser has not approved the proposed Eligible Asset as a Purchased Asset or (ii) notify Seller in writing (which may take the form of electronic mail format) that Purchaser has approved the proposed Eligible Asset as a Purchased Asset. Purchaser’s failure to respond to Seller on or prior to two (2) Business Days prior to the proposed Purchase Date, shall be deemed to be a denial of Seller’s request that Purchaser approve the proposed Eligible Asset, unless Purchaser and Seller have agreed otherwise in writing.
(12)Assignment Documents. No less than two (2) Business Days prior to the proposed Purchase Date, Seller shall have executed and delivered to Purchaser, in form and substance reasonably satisfactory to Purchaser and its counsel, all applicable assignment documents assigning in blank the proposed Eligible Asset that shall be subject to no Liens except

Ex. VII-6

BUSINESS.32732337.7

as expressly permitted by Purchaser. Each of the assignment documents shall contain such representations and warranties in writing concerning the proposed Eligible Asset and such other terms as shall be satisfactory to Purchaser in its sole and absolute discretion.

Ex. VII-7

BUSINESS.32732337.7

Via Electronic Transmission FBRED REIT BWH Seller, LLC

FORM OF MARGIN CALL
[DATE]

EXHIBIT VIII

Ex. VIII-1

BUSINESS.32732337.7

c/o Benefit Street Partners Realty Trust, Inc. 1 Madison Avenue, Suite 1600
New York, NY 10010
Attention: Micah Goodman, Esq.
Email: m.goodman@benefitstreetpartners.com; crelegal@benefitstreetpartners.com
Re: Master Repurchase Agreement, dated as of May 8, 2025 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”) by and between Barclays Bank PLC (“Purchaser”) and FBRED REIT BWH Seller, LLC (“Seller”)
Ladies and Gentlemen:
Pursuant to Article 4(a) of the Master Repurchase Agreement, Purchaser hereby notifies Seller that a Margin Deficit has occurred as set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase Agreement.
Purchased Asset:
(a)Outstanding Purchase Price of Purchased Asset:    $
(b)Maximum Purchase Price of Purchased Asset:    $
A Margin Deficit exists when the amount in (a) above is more than the amount in (b) above. MARGIN DEFICIT:    $
Accrued Purchase Price Differential from     to     : $     TOTAL WIRE DUE:            $
WHEN A MARGIN DEFICIT EXISTS, SELLER IS REQUIRED TO CURE THE MARGIN DEFICIT SPECIFIED ABOVE IN ACCORDANCE WITH THE MASTER REPURCHASE AGREEMENT AND WITHIN THE TIME PERIOD SPECIFIED IN ARTICLE 4(b) THEREOF.

Ex. VIII-2

BUSINESS.32732337.7

BARCLAYS BANK PLC

By:         Name:
Title:

Ex. VIII-3

BUSINESS.32732337.7

Barclays Bank PLC 745 7th Avenue
New York, New York 10019

FORM OF RELEASE LETTER
[DATE]

EXHIBIT IX

Ex. IX-1

BUSINESS.32732337.7

Attention: Francis X. Gilhool, Jr.
Re: Master Repurchase Agreement, dated as of May 8, 2025 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”) by and between Barclays Bank PLC (“Purchaser”) and FBRED REIT BWH Seller, LLC (“Seller”)
Ladies and Gentlemen:
With respect to the Purchased Assets described in the attached Schedule A (the “Purchased Assets”) (a) we hereby certify to you that the Purchased Assets are not subject to a lien of any third party, and (b) we hereby release to you all rights, interests or claims of any kind other than any rights, interests or claims under the Master Repurchase Agreement with respect to such Purchased Assets, such release to be effective automatically without further action by any party upon payment by Purchaser of the amount of the Purchase Price contemplated under the Master Repurchase Agreement (calculated in accordance with the terms thereof) in accordance with the wiring instructions set forth in the Master Repurchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase Agreement.

Very truly yours,

FBRED REIT BWH Seller, LLC

By:         Name:
Title:

Ex. IX-2

BUSINESS.32732337.7

Schedule A
[List of Purchased Asset Documents]

Ex. IX-3

BUSINESS.32732337.7

EXHIBIT X
FORM OF COVENANT COMPLIANCE CERTIFICATE
[DATE]
Barclays Bank PLC 745 7th Avenue
New York, New York 10019 Attention: Francis X. Gilhool, Jr.

Re: Master Repurchase Agreement, dated as of May 8, 2025 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”) by and between Barclays Bank PLC (“Purchaser”) and FBRED REIT BWH Seller, LLC (“Seller”)
Ladies and Gentlemen:
This Covenant Compliance Certificate is furnished pursuant to that Master Repurchase Agreement and the Guaranty dated as of May 8, 2025 (the “Guaranty”) made by FBRED REIT Real Estate Debt Opco, LLC (“Guarantor”) in favor of Purchaser. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
(i)I am a duly elected, qualified and authorized officer of Guarantor.
(ii)To the best of my knowledge, all of the financial statements, calculations and other information set forth in this Covenant Compliance Certificate, including, without limitation, in any exhibit or other attachment hereto, are true, complete and correct in all material respects as of the date hereof.
(iii)I have reviewed the terms of the Master Repurchase Agreement, the Guaranty and the other Transaction Documents and I have made, or have caused to be made under my supervision, a reasonably detailed review of the transactions and financial condition of the Seller Parties during the accounting period covered by the financial statements attached (or most recently delivered to Purchaser if none are attached).
(iv)I am not aware of any facts or circumstances that an institutional asset manager would reasonably expect to cause, or an institutional asset manager would reasonably determine to have caused, a Credit Event or Future Advance Failure with respect to any Purchased Asset or the Market Value of any Purchased Asset to decline at any time within the reasonably foreseeable future.

Ex. X-1

BUSINESS.32732337.7

(v)As of the date hereof, and since the delivery of the immediately preceding Covenant Compliance Certificate, to the best of my knowledge, each Seller Party has

Ex. X-2

BUSINESS.32732337.7

observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in the Master Repurchase Agreement, the Guaranty and the other Transaction Documents to be observed, performed or satisfied by it.
(vi)The examinations described in paragraph (iii) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements, or as of the date of this Covenant Compliance Certificate (including immediately after giving effect to any pending Transactions requested to be entered into), except as set forth below.
(vii)As of the date hereof, to the best of my knowledge, each of the representations and warranties made by each Seller Party in any Transaction Document is true, correct and complete in all material respects with the same force and effect as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), other than as set forth in any Requested Exception Report approved by Purchaser in accordance with the Master Repurchase Agreement.
(viii)Each Seller Party hereby represents and warrants that it has no claim or offset against Purchaser under the Transaction Documents.
(ix)Attached hereto are the financial statements required to be delivered pursuant to Article 12(b) of the Master Repurchase Agreement, which financial statements, to the best of my knowledge after due inquiry, fairly and accurately present in all material respects, the financial condition and results of operations of Guarantor as of the date or with respect to the period therein specified, determined in accordance with the requirements set forth in Article 12(b) of the Master Repurchase Agreement.
(x)Attached hereto are the calculations demonstrating compliance with the financial covenants set forth in Article V(k) of the Guaranty.
(xi)Guarantor, at the request of and on behalf of UK Risk Retention Holder, confirms that UK Risk Retention Holder, in accordance with Article 7(1)(e) of the UK Securitisation Regulations, continues to hold exposure to the Retained Interest as described in the Risk Retention Letter and that it continues to comply with its obligations set forth in the Risk Retention Letter.

Described below are the exceptions, if any, to any of the foregoing, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the applicable Seller Party has taken, is taking, or proposes to take with respect to each such condition or event:

Ex. X-3

BUSINESS.32732337.7

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Covenant Compliance Certificate, are made and delivered as of the date first above written.

[FBRED REIT]

By:         Name:
Title:

Ex. X-4

BUSINESS.32732337.7

FORM OF BAILEE LETTER
FBRED REIT BWH Seller, LLC
c/o Benefit Street Partners Realty Trust, Inc.
1 Madison Avenue, Suite 1600 New York, NY 10010

EXHIBIT XI

Ex. XI-1

BUSINESS.32732337.7

Barclays Bank PLC 745 7th Avenue
New York, New York 10019 Attention: Francis X. Gilhool, Jr.

     , 20
Email: francis.gilhool@barclayscapital.com
[NAME OF BAILEE]
[    ]
[    ]
Attention: [        ] Email: [    ]
Re:    Bailee Agreement (the “Bailee Agreement”) in connection with the sale of [Name of Purchased Asset(s)] by [_] (“Seller”) to Barclays Bank PLC (“Purchaser”)
Ladies and Gentlemen:
Reference is made to that certain Master Repurchase Agreement dated as of May 8, 2025, by and between Purchaser, Seller (as the same may be amended, modified or supplemented from time to time, the “Repurchase Agreement”). In consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Purchaser and [ ] (“Bailee”) hereby agree as follows:
1.Seller shall deliver to Bailee and Bailee shall hold, in connection with the Purchased Asset[s] delivered to Bailee hereunder (for Bailee’s delivery to Custodian), the custodial delivery certificate (the “Custodial Delivery Certificate”) attached hereto as Attachment 1, in connection with the Purchased Asset[s] identified thereon.
2.On or prior to the date indicated on the Custodial Delivery Certificate delivered by Seller (the “Funding Date”), Seller shall have delivered to Bailee, as bailee for hire, the documents set forth on Exhibit B to the Custodial Delivery Certificate (collectively, the “Purchased Asset File[s]”) for the Eligible Asset[s] (the “Purchased Asset[s]”) listed in Exhibit A to the Custodial Delivery Certificate.
3.Bailee shall issue and deliver to Purchaser and Custodian (as defined in Section 5 below) on or prior to the Funding Date by electronic mail in the name of Purchaser, an initial trust

Ex. XI-2

BUSINESS.32732337.7

receipt and certification in the form of Attachment 2 attached hereto (the “Trust Receipt”), which Trust Receipt shall state that Bailee has received the documents comprising the Purchased Asset File[s] as set forth in the Custodial Delivery Certificate.
4.On the applicable Funding Date, in the event that Purchaser fails to purchase any Eligible Asset from Seller that is identified in the related Custodial Delivery Certificate (as confirmed by Purchaser in writing (which may include electronic mail)), Bailee shall release the Purchased Asset File[s] to Seller in accordance with Seller’s instructions.
5.Following the Funding Date and the funding of the Purchase Price for the applicable Purchased Asset[s], Bailee shall forward the Purchased Asset File[s] to Computershare Trust Company, National Association (the “Custodian”), at 1055 10th Avenue, Minneapolis, Minnesota 55414, Attention: CMBS-BARCBSFB, by insured overnight courier for receipt by Custodian no later than 1:00 p.m. on the third (3rd) Business Day following the applicable Funding Date (the “Delivery Date”).
6.From and after the applicable Funding Date until the time of receipt of Purchaser’s written confirmation as described in Section 4 hereof or the applicable Delivery Date, as applicable, Bailee (a) shall maintain continuous custody and control of the related Purchased Asset File[s] as bailee for Purchaser (excluding any period when the same [is/are] under the delivery process described in Section 5 hereof) and (b) shall hold the related Purchased Asset File[s] as sole and exclusive bailee for Purchaser unless and until otherwise instructed in writing by Purchaser.
7.In the event that Bailee fails to deliver to Purchaser a Promissory Note or other material portion of a Purchased Asset File[s] that was in its possession to Custodian within five (5) Business Days following the applicable Funding Date and the funding of the Purchase Price for the applicable Purchased Asset[s], the same shall constitute a “Bailee Delivery Failure” under this Bailee Agreement.
8.Seller agrees to indemnify and hold Bailee and its partners, directors, officers and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees and costs, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Bailee Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (other than special, indirect, punitive or consequential damages, which shall in no event be paid by Bailee) were imposed on, incurred by or asserted against Bailee because of the breach by Bailee of its obligations hereunder, which breach was caused by gross negligence or willful misconduct on the part of Bailee or any of its partners, directors, officers, agents or employees. The foregoing indemnification shall survive any resignation or removal of Bailee or the termination or assignment of this Bailee Agreement.
9.Bailee agrees to indemnify and hold Purchaser and its owners, officers, directors, employees, affiliates and designees, harmless against any and all liabilities, obligations, losses,

Ex. XI-3

BUSINESS.32732337.7

damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (other than special, indirect, punitive or consequential damages, which shall in no event be paid by the Bailee), including reasonable attorneys’ fees and costs of outside counsel,

Ex. XI-4

BUSINESS.32732337.7

that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of a Bailee Delivery Failure that was caused by the gross negligence or willful misconduct on the part of Bailee or any of its partners, directors, officers or employees. The foregoing indemnification shall survive any termination or assignment of this Bailee Agreement.
10.Seller hereby represents, warrants and covenants that Bailee is not an affiliate of or otherwise controlled by Seller. Notwithstanding the foregoing, the parties hereby acknowledge that Bailee hereunder may act as counsel to Seller in connection with a proposed Transaction and may represent Seller in connection with any dispute related to this Bailee Agreement or the Transaction Documents.
11.This Bailee Agreement may not be modified, amended or altered, except by written instrument, executed by all of the parties hereto.
12.This Bailee Agreement may not be assigned by Seller or Bailee without the prior written consent of Purchaser.
13.For the purpose of facilitating the execution of this Bailee Agreement as herein provided and for other purposes, this Bailee Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument. Electronically transmitted signature pages shall be binding to the same extent.
14.This Bailee Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
15.Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Repurchase Agreement.
[SIGNATURES COMMENCE ON NEXT PAGE]

Ex. XI-5

BUSINESS.32732337.7

Very truly yours,

FBRED REIT BWH Seller, LLC

By:         Name: Jacob Breinholt
Title: Authorized Signatory

ACCEPTED AND AGREED:
[NAME OF BAILEE], as Bailee

By:      Name:
Title:

ACCEPTED AND AGREED:
BARCLAYS BANK PLC, as Purchaser

By:      Name:
Title:

Ex. XI-6

BUSINESS.32732337.7

ATTACHMENT 1 TO BAILEE AGREEMENT CUSTODIAL DELIVERY CERTIFICATE
[See attached]

Ex. XI-7

BUSINESS.32732337.7

Barclays Bank PLC 745 7th Avenue

ATTACHMENT 2 TO BAILEE AGREEMENT FORM OF BAILEE TRUST RECEIPT
    , 20

Ex. XI-8

BUSINESS.32732337.7

New York, New York 10019 Attention: Francis X. Gilhool, Jr.
Email: francis.gilhool@barclayscapital.com
Re: Bailee Agreement, dated     , 20 (the “Bailee Agreement”) among FBRED REIT BWH Seller, LLC (“Seller”), Barclays Bank PLC (“Purchaser”) and [ ] (“Bailee”)
Ladies and Gentlemen:
In accordance with the provisions of Section 3 of the above-referenced Bailee Agreement, the undersigned, as Bailee, hereby certifies that as to the Purchased Asset[s] described in Exhibit A to the Custodial Delivery Certificate, it has reviewed the Purchased Asset File[s] and has determined that all documents listed in Exhibit B to the Custodial Delivery Certificate are in its possession.
Bailee hereby confirms that it is holding the Purchase Loan File[s] as agent and bailee for the exclusive use and benefit of Purchaser pursuant to the terms of the Bailee Agreement.
All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the above-referenced Bailee Agreement.
[NAME OF BAILEE],
as Bailee

By:         Name:
Title:

Ex. XI-9

BUSINESS.32732337.7